1940 Act No. 811-21806

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Form N-1A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	[ ]
Pre-Effective Amendment No.	[ ]
Post-Effective Amendment No.	[ ]

and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 17	[X]

ASSET ALLOCATION TRUST
(Exact Name of Registrant as Specified in Charter)
525 Market Street, San Francisco, California 94105
(Address of Principal Executive Offices)
(617) 210-3200
(Registrant's Telephone Number)

The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
(Name and Address of Agent for Service)

ASSET ALLOCATION TRUST

PART A

PRIVATE PLACEMENT MEMORANDUM

ASSET ALLOCATION TRUST

Private Placement Memorandum, May 1, 2010, as amended July 26, 2010

FUND MANAGEMENT

Investment Advisor	Sub-advisor	Portfolio Manager, Title/Year Joined Fund
Grantham, Mayo, Van Otterloo & Co. LLC ("GMO")	N/A	Ben Inker, Director of Asset Allocation for GMO/1996

PURCHASE AND SALE OF FUND SHARES

The Trust issues its shares of beneficial interest solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933. Shareholders pay no sales charges to purchase shares of the Trust. There is no minimum initial and no minimum subsequent investment amount for purchases of shares of the Trust. Wells Fargo Advantage Asset Allocation Fund ("Asset Allocation Fund") is currently the Trust's sole shareholder, although one or more additional investors may invest in the Trust in the future. There are no restrictions on trading by Asset Allocation Fund in shares of the Trust.

TAX INFORMATION

The Trust will normally distribute its net investment income and net realized capital gains to Asset Allocation Fund. These distributions generally will be treated as either ordinary income or as long-term capital gains in the hands of  Asset Allocation Fund.

INVESTMENT OBJECTIVE

The Trust seeks total return. The Trust's investment objective is non-fundamental and may be changed by the Trust's Board of Trustees without shareholder approval.

PRINCIPAL INVESTMENT STRATEGIES

The Trust seeks total return greater than the GMO Global Balanced Index (GMOGBI), a composite benchmark computed by the Trust's investment advisor, Grantham, Mayo, Van Otterloo & Co. LLC ("GMO" or the "Manager"). For more information about the GMOGBI, please see "Index Descriptions" at the back of this private placement memorandum. The Trust invests primarily in GMO-managed mutual funds ("underlying funds") and may be exposed to U.S. and foreign equity securities (including both growth and value style equities and equities of any market capitalization), U.S. and foreign fixed income securities (including fixed income securities of any credit quality and having any maturity or duration), and, from time to time, other alternative asset classes. The underlying funds in which the Trust invests primarily consist of GMO U.S. Equity Funds, GMO Fixed Income Funds, GMO International Equity Funds (including one or more of GMO's emerging markets funds), GMO Alpha Only Fund, GMO Special Situations Fund and GMO Flexible Equities Fund, all offered through separate prospectuses or private placement memoranda. For more information regarding the underlying funds, see "Description of Underlying Funds" below. In addition, the Trust may hold securities (particularly asset-backed securities) directly or through one or more subsidiaries or other entities.

GMO uses proprietary quantitative models to determine the choice and weighting of the underlying funds. These models use multi-year forecasts of relative value and risk among the asset classes (e.g., U.S. equity, foreign equity, emerging country equity, emerging country debt, U.S. fixed income, and foreign fixed income) in which the underlying funds invest.

GMO shifts investments in the underlying funds in response to changes in GMO's investment outlook and market valuations and to accommodate cash flows and intends to expose at least 25% of the Trust's assets to fixed income investments and at least 25% of the Trust's assets to equity investments.

GMO regularly reviews the investments of the Trust and may sell a holding of the Trust when it has achieved its valuation target, there is deterioration in the underlying fundamentals of the business, or GMO has identified a more attractive investment opportunity.

The Trust's assets may also be invested in certain other investments, including cash or various cash equivalents, such as money market instruments, and other short-term instruments, including notes, certain short-term asset-backed securities, certificates of deposit, commercial paper, banker's acceptances, bank deposits, U.S. government securities or shares of registered investment companies.

PRINCIPAL RISKS OF INVESTING IN THE TRUST

A significant risk to the Trust is that one or more underlying funds will not perform as expected. Because the Trust invests all of its assets in a number of underlying funds, the following principal risks include risks that result from the Trust's investments in the underlying funds. Some of the underlying funds in which the Trust invests are non-diversified investment companies under the 1940 Act. A decline in the market value of a particular security held by a non-diversified underlying fund may affect its performance more than if the fund was diversified. In addition, some of the underlying funds in which the Trust invests have a policy that permits those funds to concentrate their investments in particular sectors, industries or countries. An underlying fund that concentrates its investments in a limited number of sectors, industries or countries will be more vulnerable to adverse financial, economic, political or other developments affecting those sectors, industries or countries than a fund that invests its assets more broadly, and the value of the underlying fund's shares may be more volatile. Following are the some of the most important risk factors that may affect the underlying funds.

Note: This private placement memorandum refers in many places to investments or investment practices of the "Trust." The Trust currently expects to invest primarily and directly in shares of the underlying funds. The underlying funds themselves will make the investments and engage in the investment practices described in this private placement memorandum.

Management and Operational Risk. Each fund is subject to management risk because it relies on the Manager's ability to achieve its investment objective. The Manager uses proprietary investment techniques and risk analyses in making investment decisions for the funds, but there can be no assurance that the Manager will achieve the desired results and a fund may incur significant losses. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times. The funds generally do not take temporary defensive positions and instead generally stay fully invested in the asset classes in which they are permitted to invest, such as domestic equities, foreign equities, or emerging country debt. A fund may buy securities not included in its benchmark, hold securities in very different proportions than its benchmark, and/or engage in other strategies that cause a fund's performance to differ from (and/or be uncorrelated with or negatively correlated with) that of its benchmark. In those cases, a fund's performance will depend on the ability of the Manager to choose securities that perform better than securities that are included in the benchmark and/or to utilize those other strategies in a way that adds value relative to the benchmark. Management risk is pronounced for GMO Asset Allocation Bond Fund because the Manager may focus the fund's investments in a particular bond sector, and the Manager's expectation regarding the performance of that sector may prove to be inaccurate. Investors in this fund are more likely to incur tax liabilities that exceed their economic returns.

The funds also are subject to operational risk associated with the Manager's provision of investment management, administrative, and shareholder services to the funds. Operational risk is the risk that deficiencies in the Manager's internal systems or controls, or in those of a service provider to whom the Manager has contractually delegated responsibilities, will cause losses for the funds or hinder fund operations. Operational risk results from inadequate procedures and controls, human error, and system failures by the Manager or a service provider. For example, trading delays or errors (both human and systematic) caused by the Manager could prevent a fund from purchasing a security that the Manager expects will appreciate in value, thus reducing the fund's opportunity to benefit from the security's appreciation. The Manager is not contractually liable to the funds for losses associated with operational risk absent the Manager's willful misfeasance, bad faith, gross negligence, or reckless disregard of its contractual obligations to provide services to the funds.

Focused Investment Risk. Funds whose investments are focused in particular countries, regions, sectors, or companies or industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) may be subject to greater overall risk than funds whose investments are more diversified. Additionally, funds that invest in securities of a small number of issuers may be subject to greater overall risk than funds that invest in securities of many different issuers.

A fund that focuses its investments in a particular sector, or in securities of companies in a particular industry, is vulnerable to events affecting those sectors or companies. Securities, sectors, or companies that share common characteristics are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. This risk is particularly pronounced for GMO Short-Duration Collateral Fund because of its significant exposure to asset-backed securities and for funds that have substantial investments in GMO Short-Duration Collateral Fund. Sectors of the securitized credit markets have become more highly correlated since the deterioration of worldwide economic and liquidity conditions that became acute in 2008. This risk also is particularly pronounced for GMO Real Estate Fund, which concentrates its assets in real estate-related investments.

Similarly, funds that invest a significant portion of their assets in investments tied economically to a particular geographic region or foreign country have more exposure to regional and country economic risks than funds making foreign investments throughout the world's economies. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region. In addition, a recession, debt crisis, or decline in currency valuation in one country within a region can spread to other countries in that region. Furthermore, to the extent a fund invests in the debt or equity securities of companies located in a particular geographic region or foreign country, it may be particularly vulnerable to events affecting companies located in that region or country because those companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. This risk is present for GMO Emerging Markets Fund, GMO Emerging Countries Fund, and GMO Emerging Country Debt Fund.

A fund that invests its assets in the securities of a limited number of issuers is particularly exposed to adverse developments affecting those issuers, and a decline in the market value of a particular security held by the fund may affect the fund's performance more than if the fund invested in the securities of a larger number of issuers. This risk is particularly pronounced for GMO Quality Fund.

Liquidity Risk. The effect of liquidity risk is particularly pronounced when low trading volume, lack of a market maker, a large position, or legal restrictions limit or prevent the fund from selling securities or closing derivative positions at desirable prices. In addition, holding less liquid securities increases the likelihood that a fund will honor redemption requests in-kind. All of the funds are subject to liquidity risk. Funds with principal investment strategies that involve investment in asset-backed securities, emerging country debt securities, investment in securities of companies with smaller market capitalizations or smaller total float-adjusted market capitalizations, investment in foreign securities (in particular emerging market securities), and/or the use of derivatives (in particular over-the-counter ("OTC") derivatives) have the greatest exposure to liquidity risk. These types of investments are more likely to be fair valued. Less liquid securities are more susceptible to loss of value and their prices may decline more than other securities during periods when markets decline generally.

A fund is also exposed to liquidity risk when it has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements, writing a put, or closing out a short position).

Some of the markets, exchanges, or securities in which a fund invests may prove to be less liquid and this would affect the price at which, and the time period in which, the fund may liquidate positions to meet redemption requests or other funding requirements. Although U.S. Treasury securities have historically been among the most liquid fixed income investments, there can be no assurance that the market will not become less liquid in the future.

Liquidity risk is particularly pronounced for GMO Emerging Country Debt Fund, because the sovereign debt in which it invests is typically less liquid than the sovereign debt in its benchmark. This risk also is particularly pronounced for GMO Currency Hedged International Equity Fund, GMO Emerging Markets Fund, GMO Emerging Countries Fund, GMO Foreign Small Companies Fund, GMO International Small Companies Fund, and the Asset Allocation Funds, which make (or may make) investments in emerging market securities that are not widely traded and that may be subject to purchase and sale restrictions and in securities of companies with smaller market capitalizations that are not widely held and trade less frequently and in lesser quantities than securities of companies with larger market capitalizations. Also, a fund may be unable to repatriate capital, dividends, interest, and other income from emerging market countries, or it may require government consents to do so.

All of the funds may buy securities that are less liquid than those in their benchmarks. Since the deterioration of worldwide economic and liquidity conditions that became acute in 2008, liquidity risk has been pronounced for funds that invest in fixed income securities, and particularly asset-backed securities. Many of the Fixed Income Funds that hold these less liquid fixed income and asset-backed securities may find it necessary to sell these securities at distressed prices or meet redemption requests in-kind. For example, during periods in 2008 and 2009, many of the Fixed Income Funds had a policy to effect nearly all redemptions of their shares in-kind.

Real Estate Risk. Because GMO Real Estate Fund concentrates its assets in real-estate related investments, the value of the fund's portfolio is subject to factors affecting the real estate industry and may fluctuate more than the value of a portfolio that consists of securities of companies in a broader range of industries. Factors affecting real estate values include the supply of real property in certain markets, changes in zoning laws, delays in completion of construction, changes in real estate values, changes in property taxes, levels of occupancy, adequacy of rent to cover operating expenses, and local and regional market conditions. The value of real-estate related investments also may be affected by changes in interest rates, macroeconomic developments, and social and economic trends. REITs also are subject to the risk of fluctuations in income from underlying real estate assets, the inability of the REIT to effectively manage the cash flows generated by those assets, prepayments and, defaults by borrowers, and the risk of failing to qualify for special tax treatment accorded REITs under the Internal Revenue Code of 1986, and/or to maintain exemption from investment company status under the 1940 Act.

Short Sales Risk. A fund may seek to hedge investments or realize additional gains through short sales. A fund may make short sales "against the box," meaning the fund may make short sales while owning or having the right to acquire, at no added cost, securities identical to those sold short. A fund incurs transaction costs, including interest, when opening, maintaining, and closing short sales against the box. Short sales against the box protect a fund against the risk of loss in the value of a portfolio security by offsetting a decline in value of the security by a corresponding gain in the short position. The converse, however, is that any increase in the value of the security will be offset by a corresponding loss in the short position.

In implementing its principal investment strategies, GMO Alpha Only Fund is permitted to engage in short sales of securities that it does not own. To do so, the fund would borrow a security (ordinarily shares of an exchange-traded fund ("ETF")) from a broker and sell it to a third party. This type of short sale would expose GMO Alpha Only Fund to the risk that it will be required to acquire, convert, or exchange securities to replace the borrowed securities at a time when the securities sold short have appreciated in value, thus resulting in a loss to the fund. If the fund engages in short sales of securities it does not own, it may have to pay a premium to borrow the securities and must pay to the lender any dividends or interest it receives on the securities while they are borrowed. Short sales of securities the fund does not own involve a form of investment leverage, and the amount of the fund's potential loss is theoretically unlimited. Accordingly, GMO Alpha Only Fund may be subject to increased leveraging risk and other investment risks as a result of engaging in short sales of securities it does not own.

Customized Investment Program Risk. GMO Special Situations Fund is not intended to provide a complete investment program and is intended generally to complement the long-only investments in global equities and fixed income instruments utilized in its manager's asset allocation strategies. As a result, the risks associated with GMO Special Situations Fund's investments often will be far greater (and GMO Special Situations Fund's investment returns may be far more volatile) than if GMO Special Situations Fund served as a stand-alone investment vehicle.

Additional Risks Associated with Asset-Backed Securities. In addition to the risks described above and under "Mortgage- and Asset-Backed Securities Risk" in the Trust's Private Placement Memorandum, additional market risks apply to funds that invest a substantial portion of their assets in asset-backed securities, which include GMO Short-Duration Collateral Fund and GMO World Opportunity Overlay Fund and the GMO Fixed Income Funds and GMO Alpha Only Fund holding and/or investing in those funds. Asset-backed securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. Asset-backed securities also may be collateralized by the fees earned by service providers. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as "collateralized debt obligations"). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (e.g., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The obligations of issuers (and obligors of underlying assets) also are subject to bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors. Many asset-backed securities are now rated below investment grade.

With the deterioration of worldwide economic and liquidity conditions that became acute in 2008, the markets for asset-backed securities became fractured and uncertainty about the creditworthiness of those securities (and underlying collateral) caused credit spreads (the difference between yields on the asset-backed securities and U.S. Government securities) to widen dramatically. Concurrently, systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions reduced the ability of financial institutions to make markets in many fixed income securities generally. These events reduced liquidity for securitized credits and contributed to substantial declines in the value of asset-backed and other fixed income securities. There can be no assurance these conditions will not continue or that they will not deteriorate further. Also, government actions and proposals affecting the terms of underlying home and consumer loans, changes in demand for products (e.g., automobiles) financed by those loans, and the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages), have had, and may continue to have, adverse valuation and liquidity effects on asset-backed securities. There can be no assurance that in the future the market for asset-backed securities will become more liquid.

The value of an asset-backed security may depend on the servicing of its underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of its servicer. In some circumstances, the mishandling of related documentation also may affect the rights of security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in a decline in the value of the underlying assets, as well as costs and delays. The obligations underlying asset-backed securities, in particular securities backed by pools of residential and commercial mortgages, also are subject to unscheduled prepayment and a GMO fund may be unable to invest prepayments at as high a yield as the asset-backed security.

Funds investing in asset-backed securities are subject to greater risk because asset-backed securities representing diverse sectors (e.g., auto loans, student loans, sub-prime mortgages, and credit card receivables) have become more highly correlated since the deterioration of worldwide economic and liquidity conditions referred to above.

Market risk for fixed income securities is amplified by liquidity risk which has become more pronounced since the deterioration of worldwide economic and liquidity conditions referred to above. Even in the absence of a credit downgrade or default, the price of fixed income securities held by the GMO funds may decline significantly due to reduction in market demand. Market risk for fixed income securities denominated in foreign securities is also amplified by currency risk.

ADDITIONAL INVESTMENT STRATEGIES AND RELATED RISKS

In addition to the strategies described under "Principal Investment Strategies," the Trust may also pursue the following non-principal investment strategy: Temporary Defensive Strategy.

The Trust normally does not take temporary defensive positions. To the extent the Trust takes temporary defensive positions, the Trust may not achieve its investment objective.

DISCLOSURE OF PORTFOLIO HOLDINGS

A description of the Trust's policies and procedures with respect to the disclosure of its portfolio holdings is available in the Trust's Statement of Additional Information in the section entitled "Policy for Dissemination of Portfolio Holdings."

MANAGEMENT

The Trustees of the Trust are responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Trustees may determine, the investment advisor furnishes a continuing investment program for the Trust and makes investment decisions on its behalf.

THE TRUST'S INVESTMENT ADVISOR

GMO is the investment advisor to the Trust. GMO is located at 40 Rowes Wharf, Boston, Massachusetts 02110. GMO is a private company founded in 1977. As of December 31, 2009, GMO managed on a worldwide basis more than $96 billion for institutional investors such as pension plans, endowments, foundations and the funds of the GMO Trust.

As investment advisor, GMO manages the Trust's investments in the underlying funds on a day-to-day basis. GMO also currently serves as the investment advisor to each of the underlying funds. The Trust does not pay a fee to GMO for its advisory services. However, the Trust bears indirectly the expenses of the underlying funds, including a share of management and other fees paid to GMO.

For a discussion regarding the considerations of the Trust's Board of Trustees in approving the Trust's advisory arrangement, please see the Trust's Annual Report for the fiscal year ended December 31, 2009.

THE TRUST'S PORTFOLIO MANAGER

Day-to-day management of the Trust is the responsibility of GMO's Asset Allocation Division (the "Division"). The Division's members work collaboratively to manage the Trust's portfolio, and no one person is primarily responsible for day-to-day management of the Trust.

Ben Inker, the senior member of the Division, allocates the responsibility for portions of the Trust's portfolio to various members of the Division, oversees the implementation of the trades on behalf of the Trust, reviews the overall composition of the portfolio, including compliance with stated investment objectives and strategies, and monitors cash flows.

Mr. Inker has served as a senior member of the Division responsible for coordinating the portfolio management of the Trust since the Trust's inception. Mr. Inker is the Director of GMO's Asset Allocation Division. He has been responsible for overseeing the portfolio management of asset allocation portfolios since 1996.

The Trust's SAI contains other information about how GMO determines the compensation of Mr. Inker, other accounts he manages, and his ownership of Trust shares.

PRICING

CALCULATING THE TRUST'S SHARE PRICE

The value of one share of the Trust, also known as the net asset value (NAV), is calculated by adding up the Trust's total assets, subtracting all liabilities, and then dividing the result by the total number of shares outstanding. The Trust's NAV is normally calculated using the value of the Trust's assets as of 4:00 p.m. ET on each day the New York Stock Exchange (NYSE) is open for regular trading. The Trust reserves the right to adjust the time it calculates its NAV if the NYSE closes earlier than 4:00 p.m. ET or under other unusual circumstances.

The price per share that you pay when you purchase shares of the Trust, or the amount per share that you receive when you sell shares of the Trust, is based on the next NAV calculated after the purchase or sale order is received and all required information is provided.

VALUING THE TRUST'S INVESTMENTS

The Trust must determine the value of the securities in its portfolio in order to calculate its NAV. Since the Trust generally invests a substantial portion of its assets in the underlying funds, the value of its portfolio is based on the NAV of the shares of the underlying funds in which it invests. For information regarding the pricing policies of the underlying funds, including the circumstances under which the underlying funds will use fair value pricing and the effects of fair value pricing, please refer to the prospectuses or private placement memoranda of the underlying funds.

The Trust generally values portfolio securities by using current market prices. Money market securities and short-term debt securities that mature in 60 days from acquisition date or less are valued at amortized cost.

The Trust does not anticipate that it will fair value its securities often. However, if the Trust were to hold investments in certain types of government securities and short-term paper as described in the section entitled "PRINCIPAL INVESTMENT STRATEGIES," the following would apply:

  Valuing securities at a "fair value." If a market price for a security is not readily available or is deemed unreliable, the Trust uses a "fair value" for the security as determined under policies established and reviewed periodically by its Board of Trustees. Although intended to approximate the actual value at which securities could be sold in the market, the fair value of one or more of the securities in the Trust's portfolio could be different from the actual value at which those securities could be sold in the market. For example, the Trust will generally value debt securities that mature in more than 60 days from acquisition date for which market prices are unavailable by using matrix pricing or other methods, provided by an independent pricing service or other service, that typically take into consideration such factors as the prices of securities with similar characteristics, such as yields, maturities, liquidity and ratings.

HOW TO BUY AND REDEEM THE TRUST'S SHARES

The Trust issues its shares of beneficial interest solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933. Shareholders pay no sales charges to purchase shares of the Trust. There is no minimum initial and no minimum subsequent investment amount for purchases of shares of the Trust.

Complete the account application and deliver to:

Postal Service Address:
 Evergreen Investments
 P.O. Box 8400
 Boston, MA 02266-8400

Overnight Address:
 Evergreen Investments
 30 Dan Road
 Canton, MA 02021-2809

Shares become entitled to income distributions declared on the first business day following receipt by the Trust's transfer agent of payment for the shares. The Trust or your investment dealer must receive your purchase order no later than the close of regular business (normally 4:00 p.m. Eastern time) in order for your purchase to be effected at that day's net asset value. The Trust reserves the right to adjust the closing time to coincide with an earlier closing of the market or due to other unusual circumstances.

All authorized redemption requests made before the Trust's closing time (usually 4:00 p.m. Eastern time on market trading days) will be processed at that day's closing price. Requests made after the Trust's closing time will be processed using the next net asset value calculated.

Deliver redemption requests to:

Postal Service Address:
 Evergreen Investments
 P.O. Box 8400
 Boston, MA 02266-8400

Overnight Address:
 Evergreen Investments
 30 Dan Road
 Canton, MA 02021-2809

Asset Allocation Fund is currently the Trust's sole shareholder, although one or more additional investors may invest in the Trust in the future. There are no restrictions on trading by Asset Allocation Fund in shares of the Trust.

This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

TAX CONSEQUENCES OF INVESTING IN THE TRUST; DISTRIBUTIONS

The Trust is currently a separate corporation for federal income tax purposes that has elected to be treated and intends to qualify each year as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Trust might elect in the future to be a disregarded entity for federal and state tax purposes. If such an election is made, the Asset Allocation Fund, rather than the Trust, will be treated as owning the shares of the underlying funds directly for tax purposes and therefore the discussion in this tax section will be applicable to the Asset Allocation Fund and not to the Trust. See the "Special Consideration for Shareholders of Asset Allocation Fund" section in the Statement of Additional Information of the Asset Allocation Fund for further discussion. The balance of this discussion relates to the Trust's current treatment as a RIC.

Trust Distributions
 The Trust will distribute two types of taxable income to shareholders:

  Dividends. Generally, a RIC qualifying under Subchapter M of the Code that is a shareholder of the Trust (a "RIC shareholder") will be treated in the same manner as Trust shareholders who are natural persons. The RIC shareholder will have ordinary income from the receipt of dividends from the underlying funds' investment income and short-term capital gains. If the Trust receives dividends from an underlying fund that qualifies as a RIC, and the RIC designates such dividends as "qualified dividend income," then the Trust may designate a portion of its distributions as "qualified dividend income" as well, provided the Trust meets the holding period and other requirements with respect to shares of the underlying fund. The RIC shareholders then may, in turn, designate a portion of their distributions as "qualified dividend income," provided the RIC shareholders similarly meet the holding period and other requirements with respect to their shares of the Trust. Under the Code, for taxable years beginning before January 1, 2011, "qualified dividend income" is taxed to individuals at rates applicable to long-term capital gains (which have been temporarily reduced in the case of individuals to no higher than 15%). It is currently unclear whether Congress will extend this provision for tax years beginning on or after January 1, 2011.

  Capital Gains. When an underlying fund or the Trust sells a security it owns for a gain, the result is a capital gain. The Trust generally distributes capital gains, if any, at least once a year, near the end of calendar year. Gains on securities held longer than 12 months and capital gain income from the receipt of capital gain dividends from underlying funds are considered long-term capital gains when they are designated as such and distributed to shareholders. For federal income tax purposes, RIC shareholders must include such capital gain dividends when calculating their net long-term capital gains. RIC shareholders can designate and distribute such net long-term capital gains as capital gain dividends, taxable to their shareholders at rates applicable to long-term capital gains, which for individuals have been temporarily reduced to no higher than 15% for taxable years beginning before January 1, 2011. It is currently unclear whether Congress will extend this provision for tax years beginning on or after January 1, 2011.

The Trust's investment in underlying funds could affect the amount, timing and character of distributions. Because the Trust generally will invest substantially all of its assets in shares of underlying funds, most of which are treated as RICs, its distributable income and gains will normally consist entirely of distributions from underlying funds (or in the case of underlying funds that are partnerships, allocations from the underlying funds without regard to whether the underlying funds have distributed any amounts to the Trust in respect of such income and gains) and gains and losses on the disposition of shares of underlying funds. To the extent that an underlying fund that is a RIC realizes net losses on its investment for a given taxable year, the Trust will not be able to benefit from those losses until (i) the underlying fund realizes gains that can be reduced by those losses or (ii) the Trust recognizes its share of those losses (so as to offset distributions of net income or capital gains from other underlying funds) when it disposes of shares of the underlying fund. Moreover, even when the Trust does make such a disposition, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for federal income tax purposes as a short-term capital loss or an ordinary deduction. In particular, the Trust will not be able to offset any capital losses from its dispositions of underlying fund shares against its ordinary income (including distributions of any net short-term capital gains realized by an underlying fund).

In addition, in certain circumstances, the "wash sale" rules under Section 1091 of the Code may apply to the Trust's sales of underlying fund shares that have generated losses. A wash sale occurs if shares of an underlying fund are sold by the Trust at a loss and the Trust acquires additional shares of that same underlying fund 30 days before or after the date of the sale. The wash-sale rules generally will defer losses in the Trust's hands on sales of underlying fund shares (to the extent such sales are wash sales) until the replacement shares are ultimately disposed of at a future date. However, under certain circumstances those losses could be deferred for extended (and, in certain cases, potentially indefinite) periods of time (e.g., in the event the subsequent sale of the replacement shares is also a wash sale).

As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that the Trust will be required to distribute to its shareholders may be greater than such amounts would have been had the Trust invested directly in the securities held by the underlying funds, rather than investing in shares of the underlying funds. For similar reasons, the character of distributions from the Trust (e.g., long-term capital gain, eligibility for dividends-received deduction, or as qualified dividend income, etc.) will not necessarily be the same as it would have been had the Trust invested directly in the securities held by the underlying funds.

When the Trust redeems shares in the underlying funds that are RICs, depending on the Trust's percentage ownership in an underlying fund both before and after a redemption of underlying fund shares, the Trust's redemption of shares of such underlying fund may cause the Trust to be treated as receiving a dividend to the extent of the underlying fund's net earnings and profits, on the full amount of the distribution instead of recovering basis and recognizing a capital gain or loss on the shares of the underlying fund. This would be the case where the Trust holds a significant interest in an underlying fund and redeems only a small portion of such interest. It is possible that such a dividend would qualify, in whole or in part, as "qualified dividend income"; otherwise, it would be taxable as ordinary income. Such dividend characterization may accelerate the timing and affect the character and amount of distributions to Asset Allocation Fund and in turn to Asset Allocation Fund's shareholders.

Gains Shareholders Realize Upon Redemption of Shares
 Because the Trust is currently wholly owned by Asset Allocation Fund, Asset Allocation Fund's redemption of the Trust's shares generally will cause Asset Allocation Fund to be treated as receiving a dividend, to the extent of the Trust's net earnings and profits, taxable on the full amount of the distribution instead of recovering basis and recognizing a capital gain or loss on Asset Allocation Fund's shares of the Trust (unless Asset Allocation Fund redeems 100% of its shares in the Trust). Such dividend characterization may accelerate the timing and affect the character and amount of distributions to shareholders of Asset Allocation Fund.

Dividend and Capital Gain Reinvestment
 All dividend and capital gain payments received by the Trust from the underlying funds will be reinvested to buy additional shares.

No sales loads, including deferred loads, are applied to purchases of the Trust's shares.

DESCRIPTION OF UNDERLYING FUNDS

The following is a brief summary of each of the underlying funds in which the Trust may directly or indirectly invest. The summaries are based solely on information provided in the prospectus or private placement memorandum of each underlying fund, as filed with the Securities and Exchange Commission and amended from time to time. These summaries are qualified in their entirety by reference to the prospectus or private placement memorandum and SAI of each underlying fund.

GMO may change the investment policies and/or programs of the underlying funds at any time without notice to shareholders of the Trust. Each of the underlying funds is subject to some or all of the risks detailed at the front of this Private Placement Memorandum under "Principal Risks of Investing in the Trust." For a more detailed explanation of each underlying fund's principal investments, investment methodology and risks, see "Underlying Funds" in the Trust's Statement of Additional Information.

GMO U.S. Equity Funds
Fund Name and Benchmark	Investment Goal/Strategy
GMO U.S. Core Equity Fund S&P 500 Index

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Under normal circumstances, invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in equity investments tied economically to the U.S. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select equity investments for the fund. The Manager selects equity investments it believes (i) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO Quality Fund S&P 500 Index

Seeks total return. Seeks to achieve its objective through investment in equities the Manager believes to be of high quality. The fund is permitted to make equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to any country in the world, including emerging countries. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager relies principally on proprietary quantitative models and fundamental investment analysis to evaluate a company's quality based on several factors, including, but not limited to, expected earnings volatility (as measured by the volatility of profitability), profits (return on equity), and operational and financial leverage (fixed operating costs and total outstanding debt, each in relation to equity and revenues). The Manager selects equity investments it believes are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value) and/or equity investments it believes have improving fundamentals. The Manager also uses proprietary techniques to adjust the fund's portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. May hold fewer than 100 stocks. Does not seek to control risk relative to the S&P 500 Index, MSCI ACWI (All Country World Index) Index, or any other securities market index or benchmark. Reserves the right to make tactical allocations of up to 20% of its net assets to investments in cash and high quality debt investments. To the extent the fund holds cash or high quality debt investments on a temporary basis, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO U.S. Intrinsic Value Fund Russell 1000® Value Index

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity investments. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. Under normal circumstances, invests directly and indirectly at least 80% of its assets in investments tied economically to the U.S. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select equity investments for the fund. The Manager selects equity investments it believes (i) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO U.S. Growth Fund Russell 1000® Growth Index

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity investments. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. Under normal circumstances, invests directly and indirectly at least 80% of its assets in investments tied economically to the U.S. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select equity investments for the fund. The Manager selects equity investments it believes (i) have superior fundamentals (e.g., earnings stability); (ii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings); and/or (iii) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value). The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. In addition, the fund may lend its portfolio securities. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Real Estate Fund MSCI U.S. REIT Index

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Has a fundamental policy to concentrate its investments in real estate-related investments. Under normal circumstances, invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in real estate investment trusts ("REITs") and other real estate-related investments. REITs are managed vehicles that invest (including both equity and fixed income investments) in real estate or real estate-related investments. For this purpose, the term "real estate-related investment" includes REITs and companies that derive at least 50% of their revenues and profits from, or have at least 50% of their assets invested in, (i) the development, construction, management, or sale of real estate or (ii) real estate holdings. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select investments for the fund. The Manager selects investments it believes (i) are undervalued (e.g., investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO U.S. Small/Mid Cap Value Fund Russell 2500® Value Index

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in U.S. companies that issue stocks included in the Russell 2500® Index, a U.S. stock index, and in companies with similar market capitalizations ("small- and mid-cap companies"). The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. As of May 31, 2010, the market capitalization of companies that issue stocks included in the Russell 2500 Index ranged from approximately $15 million to $10.3 billion, with an average market capitalization of approximately $2.4 billion and a median market capitalization of approximately $2.2 billion. Under normal circumstances, invests directly and indirectly at least 80% of its assets in investments in small- and mid-cap companies tied economically to the U.S. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select equity investments for the fund. The Manager selects small- and mid-cap company equity investments it believes (i) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO U.S. Small/Mid Cap Growth Fund Russell 2500® Growth Index

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in U.S. companies that issue stocks included in the Russell 2500® Index, a U.S. stock index, and in companies with similar market capitalizations ("small- and mid-cap companies"). The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. As of May 31, 2010, the market capitalization of companies that issue stocks included in the Russell 2500 Index ranged from approximately $15 million to $10.3 billion, with an average market capitalization of approximately $2.4 billion and a median market capitalization of approximately $2.2 billion. Under normal circumstances, invests directly and indirectly at least 80% of its assets in investments in small- and mid-cap companies tied economically to the U.S. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select equity investments for the fund. The Manager selects small- and mid-cap company equity investments it believes (i) have superior fundamentals (e.g., earnings stability); (ii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings); and/or (iii) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value). The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Fixed Income Funds

The GMO Fixed Income Funds (other than GMO Domestic Bond Fund, GMO Short-Duration Investment Fund, GMO Short-Duration Collateral Fund, GMO Short-Duration Collateral Share Fund, and GMO U.S. Treasury Fund), if deemed prudent by the Manager, will take temporary defensive measures until the Manager has determined that normal conditions have returned or that it is otherwise prudent to resume investing in accordance with a fund's normal investment strategies. Many of the GMO Fixed Income Funds have previously taken temporary defensive positions and have availed themselves of the right to honor redemption requests in-kind. To the extent a fund takes temporary defensive positions, it may not achieve its investment objective. With respect to the GMO Fixed Income Funds' investments, the term "investment grade" refers to a rating of Baa3/P-2 or better given by Moody's Investors Service, Inc. ("Moody's") or BBB-/A-2 or better given by Standard & Poor's Rating Services ("S&P") to a particular fixed income securities/commercial paper, and the term "below investment grade" refers to any rating below Baa3/P-2 given by Moody's or below BBB-/A-2 given by S&P to a particular fixed income securities/commercial paper. Fixed income securities rated below investment grade are also known as high yield or "junk" bonds. In addition, investment-grade securities/commercial paper that are given a rating of Aa/P-1 or better by Moody's or AA/A-1 or better by S&P are referred to as "high quality." Securities referred to as investment grade, below investment grade, or high quality include not only securities rated by Moody's and/or S&P, but also unrated securities that the Manager determines have credit qualities comparable to securities rated by Moody's or S&P as investment grade, below investment grade, or high quality, as applicable.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Domestic Bond Fund Barclays Capital U.S. Government Index

Seeks total return in excess of that of its benchmark. The fund is not currently pursuing an active investment program. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds tied economically to the U.S. The term "bond" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates, (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option), and (iii) instruments with variable interest payments. Historically, the fund has implemented its strategies: (i) synthetically by using exchange-traded and over-the-counter derivatives and investing in other GMO Funds and/or (ii) directly by purchasing bonds. Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure. As a result, the fund has substantial holdings of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities). In implementing its investment strategies, the fund has invested in and may continue to hold: (i) U.S. government securities and other investment-grade bonds, including asset-backed securities (including securities neither guaranteed nor insured by the U.S. government); (ii) derivatives, including without limitation, futures contracts, reverse repurchase agreements, credit default swaps, and other swap contracts; (iii) shares of SDCF (a fund that primarily holds asset-backed securities); (iv) shares of GMO U.S. Treasury Fund (for liquidity management purposes); and (v) foreign bonds. Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF, currently has and may continue to have material exposure to below investment grade securities. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The Manager does not seek to maintain a specified interest rate duration for the fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Core Plus Bond Fund Barclays Capital U.S. Aggregate Index

Seeks total return in excess of that of its benchmark. The fund's investment program has two principal components. One component of the investment program is designed to approximate the return of the fund's benchmark. The second component seeks to add value relative to that benchmark by exploiting misvaluations in global markets (e.g., global interest rates, sectors, currencies, credit and emerging country debt markets) beyond those represented in the fund's benchmark. As a result, the fund's interest rate, sector, credit and currency exposures will differ from those of its benchmark. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or are likely to provide downside protection. The Manager selects investments based on an evaluation of various factors including, but not limited to, fundamental factors such as inflation and current account positions, as well as price-based factors such as interest and exchange rates. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term "bond" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates, (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option), and (iii) instruments with variable interest payments. The fund implements its investment program by investing in or holding: (i) exchange-traded and over-the-counter derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps, and other swap contracts (to gain exposure to the global interest rate, credit and currency markets); (ii) investment-grade bonds denominated in various currencies, including foreign and U.S. government securities, asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iii) shares of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities); (iv) shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to attempt to exploit misvaluations in world interest rates, currencies, and credit markets); (v) shares of GMO Emerging Country Debt Fund (to gain exposure to emerging country debt markets); (vi) shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and foreign debt investments); (vii) shares of GMO Debt Opportunities Fund (to seek to generate a positive return by investing in a wide variety of U.S. and foreign debt investments without regard to the credit quality of the investment); and (viii) shares of GMO U.S. Treasury Fund (for liquidity management purposes). In addition, the fund may invest in unaffiliated money market funds. Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure. As a result, the fund has substantial holdings of SDCF (a fund that invests primarily in asset-backed securities) and Overlay Fund (a fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies and credit markets). Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF and Overlay Fund, currently has and may continue to have material exposure to below investment grade securities. This is in addition to the fund's below investment grade emerging country debt investments.

GMO Core Plus Bond Fund Barclays Capital U.S. Aggregate Index (continued)

The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The Manager normally seeks to maintain the fund's estimated interest rate duration within +/- 2 years of the benchmark's duration (approximately 4.5 years as of 5/31/10). The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO International Bond Fund J.P. Morgan Non-U.S. Government Bond Index

Seeks total return in excess of that of its benchmark. The fund seeks to add value relative to its benchmark by exploiting misvaluations in global interest rates, sectors, currencies, credit and emerging country debt markets. As a result, the fund's interest rate, sector, credit and currency exposures will differ from those of its benchmark. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or are likely to provide downside protection. The Manager selects investments based on an evaluation of various factors including, but not limited to, fundamental factors such as inflation and current account positions, as well as price-based factors such as interest and exchange rates. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term "bond" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates, (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option), and (iii) instruments with variable interest payments. The fund implements its investment program by investing in or holding: (i) exchange-traded and over-the-counter derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps, and other swap contracts (to gain exposure to the global interest rate, credit, and currency markets); (ii) foreign government securities and other investment-grade bonds denominated in various currencies, including U.S. government securities, asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iii) shares of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities); (iv) shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to attempt to exploit misvaluations in world interest rates, currencies and credit markets); (v) shares of GMO Emerging Country Debt Fund (to gain exposure to emerging country debt markets); (vi) shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and foreign debt investments); (vii) shares of GMO Debt Opportunities Fund (to seek to generate a positive return by investing in a wide variety of U.S. and foreign debt investments without regard to the credit quality of the investment); and (viii) shares of GMO U.S. Treasury Fund (for liquidity management purposes). In addition, the fund may invest in unaffiliated money market funds. Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure. As a result, the fund has substantial holdings of SDCF (a fund that invests primarily in asset-backed securities) and Overlay Fund (a fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies and credit markets). Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF and Overlay Fund, currently has and may continue to have material exposure to below investment grade securities. This is in addition to the fund's below investment grade emerging country debt investments. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets.

GMO International Bond Fund J.P. Morgan Non-U.S. Government Bond Index (continued)

The Manager normally seeks to maintain the fund's estimated interest rate duration within +/- 2 years of the benchmark's duration (approximately 6.8 years as of 5/31/10). The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Currency Hedged International Bond Fund JPMorgan Non-U.S. Government Bond Index (Hedged) (ex-Japan)

Seeks total return in excess of that of its benchmark. The fund seeks to add value relative to its benchmark by exploiting misvaluations in global interest rates, sectors, currencies, credit and emerging country debt markets. As a result, the fund's interest rate, sector, credit and currency exposures will differ from those of its benchmark. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or are likely to provide downside protection. The Manager selects investments based on an evaluation of various factors including, but not limited to, fundamental factors such as inflation and current account positions, as well as price-based factors such as interest and exchange rates. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term "bond" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates, (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option), and (iii) instruments with variable interest payments. The fund implements its investment program by investing in or holding: (i) exchange-traded and over-the-counter derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps, and other swap contracts (to gain exposure to the global interest rate, credit, and currency markets); (ii) investment-grade bonds denominated in various currencies, including foreign and U.S. government securities, asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iii) shares of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities); (iv) shares of GMO World Opportunity Overland Fund ("Overlay Fund") (to attempt to exploit misvaluations in world interest rates, currencies and credit markets); (v) shares of GMO Emerging Country Debt Fund (to gain exposure to emerging country debt markets); (vi) shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and foreign debt investments); (vii) shares of GMO Debt Opportunities Fund (to seek to generate a positive return by investing in a wide variety of U.S. and foreign debt investments without regard to the credit quality of the investment); and (viii) shares of GMO U.S. Treasury Fund (for liquidity management purposes). In addition, the fund may invest in unaffiliated money market funds. The fund generally attempts to hedge at least 75% of its net foreign currency exposure into U.S. dollars.

GMO Currency Hedged International Bond Fund JPMorgan Non-U.S. Government Bond Index (Hedged) (ex-Japan) (continued)

Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure. As a result, the fund has substantial holdings of SDCF (a fund that invests primarily in asset-backed securities) and Overlay Fund (a fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies and credit markets). Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF and Overlay Fund, currently has and may continue to have material exposure to below investment grade securities. This is in addition to the fund's below investment grade emerging country debt investments. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The Manager normally seeks to maintain the fund's estimated interest rate duration within +/- 2 years of the benchmark's duration (approximately 6.7 years as of 5/31/10). The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Global Bond Fund JPMorgan Global Government Bond Index

Seeks total return in excess of that of its benchmark. The fund seeks to add value relative to its benchmark by exploiting misvaluations in global interest rates, sectors, currencies, credit and emerging country debt markets. As a result, the fund's interest rate, sector, credit and currency exposures will differ from those of its benchmark. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or are likely to provide downside protection. The Manager selects investments based on an evaluation of various factors including, but not limited to, fundamental factors such as inflation and current account positions, as well as price-based factors such as interest and exchange rates. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term "bond" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates, (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option), and (iii) instruments with variable interest payments. The fund implements its investment program by investing in or holding: (i) exchange-traded and over-the-counter derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps and other swap contracts (to gain exposure to the global interest rate, credit, and currency markets); (ii) foreign government securities and other investment-grade bonds denominated in various currencies, including U.S. government securities, asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iii) shares of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities); (iv) shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to attempt to exploit misvaluations in world interest rates, currencies and credit markets); (v) shares of GMO Emerging Country Debt Fund (to gain exposure to emerging country debt markets); (vi) shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and foreign debt investments); (vii) shares of GMO Debt Opportunities Fund (to seek to generate a positive return by investing in a wide variety of U.S. and foreign debt investments without regard to the credit quality of the investment); and (viii) shares of GMO U.S. Treasury Fund (for liquidity management purposes). In addition, the fund may invest in unaffiliated money market funds.

GMO Global Bond Fund JPMorgan Global Government Bond Index (continued)

Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure. As a result, the fund has substantial holdings of SDCF (a fund that invests primarily in asset-backed securities) and Overlay Fund (a fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies and credit markets). Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF and Overlay Fund, currently has and may continue to have material exposure to below investment grade securities. This is in addition to the fund's below investment grade emerging country debt investments. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The Manager normally seeks to maintain the fund's estimated interest rate duration within +/- 2 years of the benchmark's duration (approximately 6.3 years as of 5/31/10). The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Emerging Country Debt Fund JPMorgan Emerging Markets Bond Index Global (EMBIG)

Seeks total return in excess of that of its benchmark. Invests primarily in sovereign debt of emerging countries, although it also may invest in debt of entities related to, but not guaranteed by emerging countries, or of entities wholly unrelated to emerging countries. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in debt investments tied economically to emerging countries. The term "emerging countries" means the world's less developed countries. Typically gains its investment exposure by purchasing debt of sovereign issuers of emerging countries or by using derivatives, typically credit default swaps. Also invests in asset-backed securities (including through GMO Short-Duration Collateral Fund and GMO World Opportunity Overlay Fund). Invests a substantial portion of its assets in below investment grade securities (also known as "junk bonds"). Generally, at least 75% of the fund's assets are denominated in, or hedged into, U.S. dollars. In pursuing its investment objective, the fund also typically uses exchange-traded and over-the-counter derivatives, including options, swap contracts (in addition to credit default swaps), currency forwards, reverse repurchase agreements, and futures. The fund's performance is likely to be more volatile than that of its benchmark. The Manager emphasizes a "bottom-up" approach to examining and selecting investments and uses analytical techniques to identify inefficiencies in the pricing of emerging country debt investments and to identify investments the Manager believes are undervalued. The Manager also determines country allocations based on its outlook for a country. In addition, the fund may invest in unaffiliated money market funds. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The Manager normally seeks to cause the fund's estimated interest rate duration to approximate that of its benchmark (approximately 7.0 years as of 5/31/10). The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Short-Duration Investment Fund JPMorgan U.S. 3 Month Cash Index

Seeks to provide current income. The fund is not currently pursuing an active investment program. Has historically sought to provide current income to the extent consistent with the preservation of capital and liquidity. To implement its investment strategies, the fund has invested in asset-backed securities issued by private issuers, U.S. government and agency securities (including securities neither guaranteed nor insured by the U.S. government), corporate debt securities, money market instruments, prime commercial paper and master demand notes, and certificates of deposit, bankers' acceptances, and other bank obligations. The fund has invested a substantial portion of its assets in GMO Short-Duration Collateral Fund ("SDCF") (which invests primarily in asset-backed securities). Because of the deterioration in credit markets that became acute in 2008, the fund, in particular through its investment in SDCF, currently has and may continue to have material exposure to below investment grade securities. The Manager does not seek to maintain a specified interest rate duration for the fund. The fund is not a money market fund and is not subject to the duration, quality, diversification, and other requirements applicable to money market funds. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Inflation Indexed Plus Bond Fund Barclays Capital U.S. Treasury Inflation Notes Index

Seeks total return in excess of that of its benchmark. The fund's investment program has two principal components. One component of the investment program is designed to approximate the return of the fund's benchmark. The second component seeks to add value relative to that benchmark by exploiting misvaluations in global markets (e.g., global interest rates, sectors, currencies, credit and emerging country debt markets) beyond those represented in the fund's benchmark. As a result, the fund's interest rate, sector, credit and currency exposures will differ from those of its benchmark. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or are likely to provide downside protection. The Manager selects investments based on an evaluation of various factors including, but not limited to, fundamental factors such as inflation and current account positions, as well as price-based factors such as interest and exchange rates. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in inflation indexed bonds. For this purpose, "inflation indexed bonds" include instruments that are "linked" to general measures of inflation because their principal and/or interest components change with general movements of inflation in the country of issue. The fund implements its investment program by investing in or holding: (i) exchange-traded and over-the-counter derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps, and other swap contracts (to gain exposure to inflation indexed bonds and/or the global interest rate, credit, and currency markets); (ii) inflation indexed bonds issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government), including Inflation-Protected Securities issued by the U.S. Treasury (TIPS), and inflation indexed bonds issued by corporations; (iii) non-inflation indexed (or nominal) fixed income securities issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government) and by corporations (to gain direct exposure to such securities and/or for use as part of a synthetic position); (iv) shares of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities); (v) shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to attempt to exploit misvaluations in world interest rates, currencies and credit markets); (vi) shares of GMO Emerging Country Debt Fund (to gain exposure to emerging country debt markets); (vii) shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and foreign debt investments); (viii) shares of GMO Debt Opportunities Fund (to seek to generate a positive return by investing in a wide variety of U.S. and foreign debt investments without regard to the credit quality of the investment); and (ix) shares of GMO U.S. Treasury Fund (for liquidity management purposes). In addition, the fund may invest in unaffiliated money market funds.

GMO Inflation Indexed Plus Bond Fund Barclays Capital U.S. Treasury Inflation Notes Index (continued)

Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure. As a result, the fund has substantial holdings of SDCF (a fund that invests primarily in asset-backed securities) and Overlay Fund (a fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies and credit markets). Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF and Overlay Fund, currently has and may continue to have material exposure to below investment grade securities. This is in addition to the fund's below investment grade emerging country debt investments. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Short-Duration Collateral Fund ("SDCF") JPMorgan U.S. 3 Month Cash Index

Seeks total return comparable to that of its benchmark. The fund is not currently pursuing an active investment program. Historically, primarily has invested in and primarily holds asset-backed securities of any credit quality, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the fund has invested in government securities, corporate debt securities, money market instruments, and commercial paper, and has entered into credit default swaps, reverse repurchase agreements, and repurchase agreements. The fund has also used other exchange-traded and over-the-counter derivatives. Because of the deterioration in credit markets that became acute in 2008, the fund currently has and may continue to have material exposure to below investment grade securities. The Manager does not seek to maintain a specified interest rate duration for the fund. Since October 2008, the fund has declared and paid distributions when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. The fund currently intends to continue this practice. A substantial portion of any such distributions could constitute a return of capital to shareholders for tax purposes. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Short-Duration Collateral Share Fund JPMorgan U.S. 3 Month Cash Index

Seeks total return comparable to that of its benchmark. The fund invests substantially all of its assets in GMO Short-Duration Collateral Fund ("SDCF") and, to a limited extent, in cash and cash equivalents. Its investment objective and principal investment strategies, therefore, are substantially similar to those of SDCF. SDCF is not currently pursuing an active investment program. Historically, SDCF has invested primarily in U.S. and foreign adjustable rate asset-backed securities and primarily holds asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, SDCF has invested in government securities, corporate debt securities, money market instruments, and commercial paper, and has entered into credit default swaps, reverse repurchase agreements, and repurchase agreements. SDCF has also used exchange-traded and over-the-counter derivatives. Because of the deterioration in credit markets that became acute in 2008, the fund, through its holdings of SDCF, currently has and may continue to have material exposure to below investment grade securities. In addition, the fund may invest in unaffiliated money market funds. The Manager does not seek to maintain a specified interest rate duration for SDCF. Since October 2008, SDCF has declared and paid distributions when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. SDCF currently intends to continue this practice. A substantial portion of any such distributions could constitute a return of capital to SDCF shareholders, including the fund, for tax purposes. Therefore, if the fund, in turn, distributes these amounts to its shareholders, the fund's distributions similarly could constitute a return of capital to fund shareholders for tax purposes. The fund and SDCF are non-diversified investment companies within the meaning of the 1940 Act.

GMO World Opportunity Overlay Fund JPMorgan U.S. 3 Month Cash Index

Seeks total return greater than that of its benchmark. The fund's investment program has two principal components. One component of the fund's investment program involves the use of derivatives to seek to exploit misvaluations in world interest rates, currencies, and credit markets, and to add value relative to the fund's benchmark. The other component of the fund's investment program involves direct investments, primarily in asset-backed securities and other fixed income securities (including Treasury Separately Traded Registered Interest and Principal Securities (STRIPS), Inflation-Protected Securities issued by the U.S. Treasury (TIPs), Treasury securities, and global bonds). To add value relative to the fund's benchmark, the Manager employs proprietary quantitative and other models to seek to identify and estimate the relative misvaluation of interest rate, currency, and credit markets. Based on such estimates, the fund establishes its positions, mainly by using derivatives, across global interest rate, currency, and credit markets. Derivative positions taken by the fund are implemented primarily through interest rate swaps and/or futures contracts, currency forwards and/or options, and credit default swaps on single-issuers or indexes. As a result of its derivative positions, the fund typically will have a net notional value in excess of its net assets and will have a higher tracking error, along with concomitant volatility, relative to its benchmark. The fund is not limited in the extent to which it may use derivatives or in the absolute face value of its derivative positions, and, as a result, the fund may be leveraged in relation to its assets. The fund has a substantial investment in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the fund may invest in government securities, corporate debt securities, money market instruments, and commercial paper and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. The fund's fixed income securities may include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. Because of the deterioration in credit markets that became acute in 2008, the fund currently has and may continue to have material exposure to below investment grade securities. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Strategic Fixed Income Fund JPMorgan U.S. 3 Month Cash Index

Seeks total return in excess of that of its benchmark. The fund is not intended to serve as a standalone investment product and is available for investment only by other GMO Funds and other GMO asset allocation clients. The fund's investment program has two principal components. One component of the investment program is designed to approximate the return of the fund's benchmark. The second component seeks to add value relative to that benchmark by exploiting misvaluations in global markets (e.g., global interest rates, sectors, currencies, credit and emerging country debt markets) beyond those represented in the fund's benchmark. As a result, the fund's interest rate, sector, credit and currency exposures will differ from those of its benchmark. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or are likely to provide downside protection. The Manager selects investments based on an evaluation of various factors including, but not limited to, fundamental factors such as inflation and current account positions, as well as price-based factors such as interest and exchange rates. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in fixed income securities. The term "fixed income security" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option). The fund implements its investment program by investing in or holding: (i) exchange-traded and over-the-counter derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps, and other swap contracts; (ii) bonds denominated in various currencies, including foreign and U.S. government securities, asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iii) shares of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities); (iv) shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to attempt to exploit misvaluations in world interest rates, currencies and credit markets); (v) shares of GMO Emerging Country Debt Fund (to gain exposure to emerging country debt markets); (vi) shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and foreign debt investments); (vii) shares of GMO Debt Opportunities Fund (to seek to generate a positive return by investing in a wide variety of U.S. and foreign debt investments without regard to the credit quality of the investment); and (viii) shares of GMO U.S. Treasury Fund (for liquidity management purposes). In addition, the fund may invest in unaffiliated money market funds. Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure.

GMO Strategic Fixed Income Fund JPMorgan U.S. 3 Month Cash Index (continued)

As a result, the fund has substantial holdings of SDCF (a fund that invests primarily in asset-backed securities) and Overlay Fund (a fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies and credit markets). Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF and Overlay Fund, currently has and may continue to have material exposure to below investment grade securities. This is in addition to the fund's below investment grade emerging country debt investments. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The Manager does not seek to maintain a specified interest rate duration for the fund, and the fund's interest rate duration will change depending on the fund's investments and the Manager's current outlook on different sectors of the bond market. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Asset Allocation Bond Fund Citigroup 3 Month Treasury Bill Index

Seeks total return in excess of that of its benchmark. The fund is not intended to serve as a standalone investment product and is available for investment only by other GMO Funds and other GMO asset allocation clients. Permitted to invest in bonds of any kind (e.g., bonds of any maturity, duration, or credit quality) and under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term "bond" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates, (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option), and (iii) instruments with variable interest payments. May invest in any sector of the bond market and is not required to maintain a minimum or maximum allocation of investments in any one sector. The sectors and types of bonds in which the fund may invest include, but are not limited to: (i) investment grade bonds denominated in various currencies, including securities issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, taxable and tax-exempt municipal bonds, and Rule 144A securities; (ii) below investment grade bonds (also known as "junk bonds"); (iii) inflation indexed bonds issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government), including Inflation-Protected Securities issued by the U.S. Treasury (TIPS), and inflation indexed bonds issued by corporations; (iv) sovereign debt of emerging countries and other bonds issued in emerging countries (including below investment grade bonds (also known as "junk bonds")); and (v) asset-backed securities, including mortgage related and mortgage-backed securities. May also invest in exchange traded and over-the-counter derivatives, including futures contracts, currency options, currency forwards, reverse repurchase agreements, swap contracts (including credit default swaps), interest rate options, swaps on interest rates, and other types of derivatives. The fund is not limited in its use of derivatives or in the absolute face value of its derivative positions, and, as a result, the fund may be leveraged in relation to its assets. May gain exposure to the investments described above through investments in shares of other GMO Funds, including GMO High Quality Short-Duration Bond Fund, GMO Debt Opportunitites Fund and GMO U.S. Treasury Fund. In addition, the fund may invest in unaffiliated money market funds. May invest up to 100% of its assets in below investment grade bonds. Also may hold securities that are downgraded to below investment grade status after they were purchased by the fund. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of different sectors of the bond market, such as the corporate, U.S. government, foreign, and asset-backed bond sectors, and to identify investments that the Manager believes are undervalued or less overvalued and/or that may provide downside protection. May take substantial positions in particular sectors of the bond market, using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to those sectors. The Manager does not seek to maintain a specified interest rate duration for the fund, and the fund's interest rate duration will change depending on the fund's investments and the Manager's current outlook on different sectors of the bond market. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO U.S. Treasury Fund Citigroup 3 Month Treasury Bill Index

Seeks liquidity and safety of principal with current income as a secondary objective. Primarily invests in U.S. Treasury securities. Under normal circumstances, invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Direct U.S. Treasury Obligations and repurchase agreements collateralized by these Obligations. "Direct U.S. Treasury Obligations" include U.S. Treasury bills, bonds, and notes and other securities issued by the U.S. Treasury, such as Separately Traded Registered Interest and Principal Securities (STRIPS) and other zero-coupon securities, that are backed by the full faith and credit of the U.S. government as well as repurchase agreements relating to the foregoing. The fund may enter into repurchase agreements, under which the fund purchases a security backed by the full faith and credit of the U.S. government from a seller who simultaneously commits to repurchase, on an agreed upon date in the future, the security from the fund at the original purchase price plus an agreed upon amount representing the original purchase price plus interest. The counterparties in repurchase agreements are typically broker-dealers and banks, and the safety of the arrangement is dependent on, among other things, the fund's having an interest in the security that can be realized in the event of the insolvency of the counterparty. In addition to Direct U.S. Treasury Obligations, the fund also may invest in other fixed-income securities that are backed by the full faith and credit of the U.S. government, such as guaranteed securities issued by the Government National Mortgage Association (GNMA) and the Federal Deposit Insurance Corporation (FDIC). May also invest in unaffiliated money market funds. Normally invests in Direct U.S. Treasury Obligations and other fixed-income securities backed by the full faith and credit of the U.S. government with a stated or remaining maturity of one year or less. This may not be true of Direct U.S. Treasury Obligations purchased pursuant to repurchase agreements, and, therefore, if the counterparty to the repurchase agreement defaults, the fund may own a security with a stated or remaining maturity of greater than one year. Although the fund primarily invests in short-term obligations, it is not a money market fund and is not subject to the duration, quality, diversification, and other requirements applicable to money market funds. In addition, the Manager normally seeks to maintain an interest rate duration of one year or less for the fund's portfolio. In selecting U.S. Treasury securities for the fund's portfolio, the Manager focuses primarily on the relative attractiveness of different obligations (such as bonds, notes, or bills), which can vary depending on the general level of interest rates as well as supply/demand imbalances and other market conditions.

GMO Debt Opportunities Fund N/A

Seeks positive total return. Invests primarily in debt investments. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in debt investments. Permitted to make investments in all types of U.S. and foreign debt investments, without regard to the credit rating of the obligor. May invest in debt investments issued by a wide range of private issuers and by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). May invest in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the fund may invest in corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. May also use other exchange-traded and over-the-counter derivatives. The fund is not limited in the extent to which it may use derivatives or in the absolute face value of its derivative positions, and, as a result, it may be leveraged in relation to its assets. The fund is not restricted in its exposure to any type of debt investment, and at times may be substantially exposed to a single type of debt investment (e.g., asset-backed securities). The fund's debt investments may include all types of interest rate, payment, and reset terms, including fixed rate, adjustable rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. May invest in securities of any credit quality. There is no limit on the amount of the fund's total assets that may be invested in below investment grade securities, and the fund may invest in material positions of below investment grade securities. Debt investments rated below investment grade are also known as high yield or "junk" bonds. Upon the commencement of its operations, the fund initially expects to invest substantially all of its assets in asset-backed securities, a substantial portion of which will be junk bonds. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. In selecting debt investments for the fund's portfolio, the Manager emphasizes a "bottom-up" approach to examining and selecting investments and uses analytical techniques to identify inefficiencies in the pricing of investments and to identify those the Manager believes are undervalued. The fund does not seek to maintain a specified interest rate duration for its portfolio. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO High Quality Short-Duration Bond Fund J.P. Morgan U.S. 3 Month Cash Index

Seeks total return in excess of that of its benchmark. The fund seeks to add value relative to its benchmark to the extent consistent with the preservation of capital and liquidity. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in high quality bonds. To implement its investment strategies, the fund primarily invests in high quality U.S. and foreign fixed income securities. May invest in fixed income securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). May invest in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the fund may invest in corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. May also use other exchange-traded and over-the-counter derivatives. The fund is not limited in the extent to which it may use derivatives or in the absolute face value of its derivative positions, and, as a result, it may be leveraged in relation to its assets. The fund's fixed income securities may include all types of interest rate, payment, and reset terms, including adjustable rate, fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. While the fund primarily invests in high quality bonds, the fund may invest in securities that are not high quality and may hold bonds and other fixed income securities whose ratings after they were acquired were reduced below high quality. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. In selecting fixed income securities for the fund's portfolio, the Manager focuses primarily on the securities' credit quality. The Manager uses fundamental investment techniques to identify the credit risk associated with investments in fixed income securities and bases its investment decisions on that assessment. The Manager normally seeks to maintain an estimated interest rate duration of 365 days or less for the fund's portfolio. The fund's dollar-weighted average portfolio maturity may be substantially longer than its dollar-weighted average interest rate duration. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Asset Allocation International Bond Fund J.P. Morgan Non-U.S. Government Bond Index

Seeks total return in excess of that of its benchmark. May invest in bonds of any kind. Under normal circumstances, invests (including through investment in other GMO Funds) at least 80% of its assets in bonds. While the fund principally invests in non-U.S. bonds, it may invest in any sector of the bond market and is not required to maintain a minimum or maximum allocation of investments in any one sector. The sectors and types of bonds that the fund may invest in include, but are not limited to: investment grade bonds denominated in various currencies, including securities issued by foreign governments and the U.S. government, and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, taxable and tax-exempt municipal bonds, and Rule 144A securities; below investment grade bonds (also known as "junk bonds"); inflation indexed bonds issued by foreign governments and the U.S. government, and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government), including Inflation-Protected Securities issued by the U.S. Treasury (TIPS), and inflation indexed bonds issued by corporations; sovereign debt of emerging countries and other bonds issued in emerging countries (including below investment grade bonds; and asset-backed securities, including mortgage related and mortgage-backed securities. May also invest in futures contracts, currency options, currency forwards, swap contracts (including credit default swaps), interest rate options, swaps on interest rates, and other types of derivatives. May gain exposure to the investments described above through investments in shares of other GMO Funds, including GMO U.S. Treasury Fund. May invest up to 100% of its assets in below investment grade bonds. May also hold securities that are downgraded to below investment grade status after the time of purchase by the fund. The Manager employs fundamental investment techniques and quantitative models to determine the relative values of different sectors of the bond market, such as foreign, corporate, U.S. government, and asset-backed bond sectors and to identify investments the Manager believes are undervalued, less overvalued and/or may provide downside protection. May take substantial positions in particular sectors of the bond market, using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to various sectors of the bond market. The Manager does not seek to maintain a specified portfolio duration for the Fund, and the Fund's portfolio duration will change depending on the Fund's investments and the Manager's current outlook on different sectors of the bond market. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO International Equity Funds
Fund Name and Benchmark	Investment Goals/Strategy
GMO International Core Equity Fund MSCI EAFE Index (Europe, Australasia, and Far East)

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to countries other than the U.S. Under normal circumstances, invests directly and indirectly at least 80% of its assets in equity investments. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select individual equity investments, countries, and currencies. The Manager selects equity investments it believes (i) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). In selecting countries in which to invest and determining the fund's currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, and investor sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund may make investments tied economically to emerging countries. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment and/or foreign currency exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. Also, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO International Intrinsic Value Fund MSCI EAFE Value Index (Europe, Australasia, and Far East)

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to countries other than the U.S. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select individual equity investments, countries and currencies. The Manager selects equity investments it believes (i) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). In selecting countries in which to invest and determining the fund's currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, and investor sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund may make investments tied economically to emerging countries. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund often takes active overweighted and underweighted positions in particular currencies relative to its benchmark. Also, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO International Growth Equity Fund MSCI EAFE Growth Index (Europe, Australasia, and Far East)

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to countries other than the U.S. Under normal circumstances, invests directly and indirectly at least 80% of its assets in equity investments. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select individual equity investments, countries, and currencies. When evaluating equity investments, the Manager begins with the stocks that are included in the fund's benchmark or that it believes have similar growth characteristics. From that universe, the Manager selects stocks it believes (i) are undervalued (e.g., stocks trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). In selecting countries in which to invest and determining the fund's currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, and investor sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund may make investments tied economically to emerging countries. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. Also, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO Currency Hedged International Equity Fund MSCI EAFE Index (Europe, Australasia, and Far East) (Hedged)

Seeks total return greater than that of its benchmark. The fund is a fund of funds and invests primarily in other GMO funds. The fund may invest in GMO International Core Equity Fund, GMO International Intrinsic Value Fund, GMO International Growth Equity Fund, GMO International Small Companies Fund, and GMO Flexible Equities Fund (collectively, the "underlying GMO funds"). In addition, the fund may invest in securities directly, rather than through the underlying GMO funds. Under normal circumstances, invests directly and indirectly, through investment in the underlying GMO funds, at least 80% of its assets in equity investments. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager uses proprietary quantitative models and fundamental investment techniques to select the underlying funds and decide how much to invest in each. The models use multi-year forecasts of relative value and risk among major sectors in the international equity markets (e.g., large-cap value, large-cap growth, large-cap core, small- and mid-cap value and small- and mid-cap growth). The Manager shifts investments among the GMO underlying funds in response to changes in its investment outlook and market valuations and may use redemption/purchase activity to rebalance the fund's investments. The Manager assesses the currency exposure of the underlying GMO funds' holdings and then attempts to hedge at least 70% of that exposure relative to the U.S. dollar through the use of currency forwards and other derivatives. While the fund's benchmark is fully hedged, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund also may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund and some of the underlying GMO funds are non-diversified investment companies within the meaning of the 1940 Act.

GMO Foreign Fund MSCI EAFE Index (Europe, Australasia, and Far East)

Seeks total return in excess of that of its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to non-U.S. countries, including companies that issue equity investments included in the MSCI international developed country universe (the universe of securities from which the MSCI EAFE Index, a developed markets index, is constructed) and companies whose equity investments are traded in the securities markets of the world's non-developed countries ("emerging countries"). The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. Under normal circumstances, invests directly and indirectly at least 80% of its assets in investments tied economically to countries outside the U.S. Country selection - The fund's country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager's evaluation of the country's fundamentals. The fund typically overweights or underweights (sometimes to a significant extent) its investment exposures in particular countries relative to the fund's benchmark. Stock selection - The Manager selects stocks using fundamental analysis that is informed by a disciplined quantitative screening process. The Manager separates companies with valuations it believes are deservedly low from those it believes represent investment opportunities. The Manager analyzes companies for financial, operational and managerial strength and compares them to their global, regional and local industry peers. As part of the investment process, the Manager frequently meets with management and/or visits companies. Normally does not take temporary defensive positions. The fund may hold up to 10% of its total assets in cash and cash equivalents to manage cash inflows and outflows as a result of shareholder purchases and redemptions. To the extent the fund takes temporary defensive positions or holds cash or cash equivalents to manage shareholder purchases or redemptions, it may not achieve its investment objective. Typically makes investments tied economically to emerging countries, but these investments generally represent 10% or less of the fund's total assets. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including, without limitation, futures and options. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Foreign Small Companies Fund S&P Developed ex-U.S. Small Cap Index

Seeks total return in excess of that of its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to non-U.S. countries whose outstanding publicly traded equity investments are in the smallest 25% of companies in a particular country as measured by total float-adjusted market capitalization ("small companies"). The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. Under normal circumstances, invests directly and indirectly at least 80% of its assets in securities of small companies that are tied economically to countries outside the U.S. The market capitalization range of companies whose equity investments are held by the fund is generally within the market capitalization range of companies in the fund's benchmark. Depending upon the country, as of May 31, 2010, the market capitalization of the equity investments of the largest company (in a particular country) included within the fund's definition of small companies ranged from approximately $504 million (New Zealand) to $17 billion (Spain) (based on exchange rates as of May 31, 2010). Country selection - The fund's country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager's evaluation of the country's fundamentals. The fund typically overweights or underweights (sometimes to a significant extent) its investment exposures in particular countries relative to the fund's benchmark. Stock selection - The Manager selects stocks using fundamental analysis that is informed by a disciplined quantitative screening process. The Manager separates companies with valuations it believes are deservedly low from those it believes represent investment opportunities. The Manager analyzes companies for financial, operational and managerial strength and compares them to their global, regional and local industry peers. As part of the investment process, the Manager frequently meets with management and/or visits companies. Normally does not take temporary defensive positions.  The fund may hold up to 10% of its total assets in cash and cash equivalents in order to manage cash inflows and outflows as a result of shareholder purchases and redemptions. To the extent the fund takes temporary defensive positions or holds cash or cash equivalents to manage shareholder purchases or redemptions, it may not achieve its investment objective. Typically makes investments tied economically to emerging countries, but these investments (excluding investments in companies tied economically to emerging countries included in the fund's benchmark) generally represent 10% or less of the fund's total assets. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including, without limitation, futures and options. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO International Small Companies Fund MSCI EAFE Small Cap Index (Europe, Australasia, and Far East)

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in non-U.S. small companies. Non-U.S. companies are companies tied economically to countries other than the U.S., and include both developed and emerging companies ("Non-U.S. Companies"). Non-U.S. Companies other than (i) the largest 500 companies in developed countries based on full, non-float adjusted market capitalization and (ii) any company in an emerging country with a full, non-float adjusted market capitalization that is greater than or equal to that of the smallest excluded developed country companies, are considered by the Manager to be "small companies.". A company's full, non-float adjusted market capitalization includes all of the company's outstanding equity securities. As of May 31, 2010, the market capitalization of the equity investments of the largest company included within the fund's definition of small companies was approximately $6.3 billion. Under normal circumstances, invests directly and indirectly at least 80% of its assets in securities of small companies. For purposes of the fund's investments, the term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select individual equity investments, countries, and currencies. The Manager selects equity investments it believes (i) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). In selecting countries in which to invest and determining the fund's currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, and investor sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may also take active overweighted and underweighted positions in particular currencies relative to its benchmark. Also, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO Emerging Markets Fund S&P/IFCI (Investable) Composite Index

Seeks total return in excess of that of its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to the emerging markets. "Emerging markets" include all markets that are not considered to be "developed markets" by the MSCI World Index or MSCI EAFE Index. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. Under normal circumstances, invests (directly and indirectly) at least 80% of its assets in investments tied economically to emerging markets. The Manager uses proprietary quantitative models and fundamental analysis to evaluate and select countries, sectors, and equity investments. The Manager evaluates and selects countries, sectors, and equity investments based on value, momentum, and quality models (that take into account various factors including, but not limited to, historical profitability, earnings stability and low debt to equity ratios), and also evaluates countries and sectors based on macroeconomic models (that take into account various factors including, but not limited to, currency valuations, inflation, and current account deficits). The models used by the Manager may change over time. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives (including options, futures, warrants, swap contracts, and reverse repurchase agreements) and exchange-traded funds (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act. Also, the fund may lend its portfolio securities.

GMO Emerging Countries Fund S&P/IFCI (Investable) Composite Index

Seeks total return in excess of that of its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to emerging countries. "Emerging countries" include all countries that are not considered to be "developed market countries" by the MSCI World Index or MSCI EAFE Index. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. Under normal circumstances, invests directly and indirectly at least 80% of its assets in investments tied economically to emerging countries. The Manager uses proprietary quantitative models and fundamental analysis to evaluate and select countries, sectors, and equity investments. The Manager evaluates and selects countries, sectors, and equity investments based on value, momentum, and quality models (that take into account various factors including, but not limited to, historical profitability, earnings stability and low debt to equity ratios), and also evaluates countries and sectors based on macroeconomic models (that take into account various factors including, but not limited to, currency valuations, inflation, and current account deficits). The models used by the Manager may change over time. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives (including options, futures, warrants, swap contracts, and reverse repurchase agreements) and exchange-traded funds (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act. Also, the fund may lend its portfolio securities.

GMO Developed World Stock Fund MSCI World Index

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Under normal circumstances, invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in stocks tied economically to developed markets. For this purpose, the term "stocks" refers to investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts, and the term "developed markets" refers to those countries included in the MSCI World Index, a global developed markets equity index, and countries with similar characteristics. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select individual stocks, countries, and currencies. The Manager selects stocks it believes (i) are undervalued (e.g., stocks trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). In selecting countries in which to invest and determining the fund's currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, and investor sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund may make investments tied economically to emerging countries. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. The fund is a non-diversified investment company within the meaning of the 1940 Act. Also, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO Other Funds
Fund Name and Benchmark	Investment Goals/Strategy
GMO Alpha Only Fund Citigroup 3-Month Treasury Bill Index

Seeks to outperform its benchmark. The fund's investment program involves having both long and short investment exposures. The fund seeks to construct a portfolio in which it has long investment exposure to asset classes and sub-asset classes that it expects will outperform relative to the asset classes and sub-asset classes to which it has short investment exposure. To gain long investment exposure, the fund invests primarily in shares of the GMO U.S. Equity Funds and GMO International Equity Funds, and also may invest in shares of GMO Emerging Country Debt Fund ("ECDF") (collectively, the "underlying GMO funds"). In addition, the fund may gain long investment exposure by investing in securities directly, rather than through the underlying GMO funds. To gain short investment exposure, the fund may use over-the-counter and exchange-traded derivatives (including, futures, swap contracts and currency forwards) and by making short sales of securities (e.g., shares of exchange-traded funds), including short sales of securities the fund does not own. The Manager uses proprietary quantitative models and fundamental investment techniques to select the underlying GMO funds and securities in which the fund invests and to decide how much to invest in each. The models use multi-year forecasts of relative value and risk among asset classes (e.g., foreign equity, U.S. equity, emerging country equity, and emerging country debt) and sub-asset classes (e.g., small-to-mid cap stocks in the foreign equity asset class and quality stocks in the U.S. equity and emerging country equity asset classes). The Manager changes the fund's holdings in response to changes in its investment outlook and market valuations and may use redemption/purchase activity to rebalance the fund's investments. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund and some of the underlying GMO funds are non-diversified investment companies within the meaning of the 1940 Act.

GMO Special Situations Fund N/A

Seeks capital appreciation and capital preservation. The fund is not intended to serve as a standalone investment product and is available only for investment by other GMO Funds and other GMO asset allocation clients. The Manager plans to pursue the fund's investment objectives by implementing investment strategies that complement long-only investments in global equities and fixed income instruments. May have long or short exposure to foreign and U.S. equity securities (including both growth and value style equities and equities of any market capitalization), foreign and U.S. fixed income securities (including fixed income securities of any credit quality and having any maturity or duration), currencies, and, from time to time, other alternative asset classes (e.g., instruments that seek exposure to or reduce risks of market volatility). The fund is not restricted in its exposure to any particular asset class, and at times may be substantially exposed (long or short) to a single asset class (e.g., equity securities or fixed income securities). In addition, the fund is not restricted in its exposure (long or short) to any particular market. May have substantial exposure (long or short) to a particular country or type of country (e.g., emerging countries). The fund could be subject to material losses from a single investment. In managing the fund's strategy, the Manager employs proprietary quantitative investment models and fundamental judgment for the selection of derivatives and other investments and portfolio construction. The models use one or more independent, though possibly concentrated or focused, strategies for selection of investments. The Manager also may eliminate strategies or add new strategies in response to additional research, changing market conditions, or other factors. In pursuing its investment objectives, the fund is permitted to use a wide variety of exchange-traded and over-the-counter ("OTC") derivatives, including reverse repurchase agreements, options, futures, swap contracts, swaptions, and foreign currency derivative transactions. The fund is not limited in the extent to which it may use derivatives or in the absolute face value of its derivatives positions, and, as a result, it may be leveraged in relation to its assets. May elect to make some or all of its investments through one or more wholly-owned, non-U.S. subsidiaries. GMO may serve as the investment manager to these companies but will not receive any additional management or other fees for such services. The fund does not seek to control risk relative to a particular securities market index or benchmark. In addition, the fund does not seek to outperform a particular securities market index or blend of market indices (i.e., the fund does not seek "relative" return). May invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Flexible Equities Fund MSCI World Index

Seeks total return in excess of that of its benchmark. The fund is not intended to serve as a standalone investment product and is available for investment only by other GMO Funds and other GMO asset allocation clients. The fund may invest directly and indirectly (e.g., through underlying funds or derivatives) in equity investments traded in any of the world's securities markets. Under normal circumstances, invests directly and indirectly at least 80% of its assets in equity investments. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The fund is permitted to make equity investments of all types, including equity investments issued by foreign and/or U.S. companies, growth and/or value style equities, and equity investments of companies of any market capitalization. In addition, the fund is not limited to how much it may invest in any market or type of equity investment, and may invest all its assets in a limited number of equity investments of companies in a single country and/or capitalization range. The fund could experience material losses from a single investment. As of June 30, 2010, substantially all of the Fund's assets were invested in equity investments tied economically to Japan. The Manager uses proprietary quantitative models and fundamental investment techniques to select the countries and equity investments in which the fund invests, to decide how much to invest in each, and to determine the fund's currency exposures. The fund may, from time to time, take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund is permitted to (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, swap contracts, and reverse repurchase agreements, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments. For investment and hedging purposes, the fund also may make short sales of securities, including short sales of securities the fund does not own. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. In addition, the fund may lend its portfolio securities. The fund may identify and measure its performance against one or more secondary benchmarks from time to time. The fund does not seek to control risk relative to the MSCI World Index or any other benchmark. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

INDEX DESCRIPTIONS

Index	Description
GMO Global Balanced Index (GMOGBI)

The GMOGBI is a composite benchmark computed by GMO. Prior to April 1, 2007, the GMOGBI consisted of (1) the S&P 500 Index; (2) the MSCI ACWI ex-US; and (3) the BCUSAI in the following proportions: 48.75% (S&P 500), 16.25% (MSCI ACWI ex-U.S.), and 35% (BCUSAI). Effective April 1, 2007, the GMOGBI consists of (1) the MSCI ACWI; and (2) the BCUSAI in the following proportions: 65% (MSCI ACWI), and 35% (BCUSAI).

S&P 500® Index (S&P 500)	The S&P 500 is an unmanaged, market value-weighted index measuring the performance of 500 large-capitalization U.S. stocks chosen for market size, liquidity, and industry group representation.
Barclays Capital U.S. Aggregate Index (BCUSAI)	The BCUSAI is an independently maintained and published index of U.S. fixed rate debt issues having a maturity of at least one year and rated investment grade or higher.
Morgan Stanley Capital International All Country World Index ex-U.S. Index (MSCI ACWI ex-US)	The MSCI ACWI ex-US is an independently maintained and published international (excluding US and including emerging) equity index.
Morgan Stanley Capital International All Country World Index (MSCI ACWI)	The MSCI ACWI is an independently maintained and published global developed and emerging markets equity index.

The benchmarks utilized by the underlying funds are described in the SAI.

ASSET ALLOCATION TRUST

PART B

STATEMENT OF ADDITIONAL INFORMATION

Statement of Additional Information

May 1, 2010 as amended July 26, 2010

ASSET ALLOCATION TRUST
200 Berkeley Street, Boston, MA 02116-5034. 1.800.343.2898

Asset Allocation Trust is an open-end management investment company (the "Trust").

This Statement of Additional Information (SAI) pertains to shares of the Trust. This SAI is not a prospectus, but should be read in conjunction with the private placement memorandum dated May 1, 2010, as supplemented from time to time, for the Trust.

Audited financial statements for the Trust, as of December 31, 2009, for the fiscal year then ended, including notes thereto, and the reports of the Independent Registered Public Accounting Firm thereon, are incorporated into this document by reference (which means they are considered part of this SAI) to the Trust's Annual Report dated December 31, 2009 relating to the Trust. The Trust's December 31, 2009 Annual Report was filed electronically with the Securities and Exchange Commission on March 4, 2010 (Accession No. 0001133228-10-000314).

You may obtain a copy of the Trust's Annual Report and Semiannual Report without charge by calling 1.800.343.2898 or by downloading it from wellsfargoadvantagefunds.com.

TRUST HISTORY AND ORGANIZATION

TRUST HISTORY

The Trust is an open-end management investment company, which was organized as a Delaware statutory trust on June 14, 2005. A copy of the Trust's Agreement and Declaration of Trust (the "Declaration of Trust") is on file as an exhibit to the Trust's Registration Statement, of which this SAI is a part.

ORGANIZATION

The following is qualified in its entirety by reference to the Declaration of Trust.

Description of Shares. The Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest of series and classes of shares. Each share of the Trust represents an equal proportionate interest with each other share of that series and/or class. Upon liquidation, shares are entitled to a pro rata share of the Trust based on the relative net assets of each series and/or class. Shareholders have no preemptive or conversion rights. Shares are redeemable and transferable.

Voting Rights. Under the terms of the Declaration of Trust, the Trust is not required to hold annual meetings. Generally, at meetings of shareholders, each share is entitled to one vote for each dollar of "NAV" applicable to such share. Shares generally vote together as one class on all matters. Shares have non?cumulative voting rights, which means that the holders of more than 50% of the votes applicable to shares voting for the election of Trustees can elect 100% of the Trustees to be elected at a meeting and, in such event, the holders of the remaining shares voting will not be able to elect any Trustees.

The Trust has agreed with Evergreen Asset Allocation Fund ("Asset Allocation Fund") that Asset Allocation Fund will seek instructions from its security holders with regard to the voting of all proxies relating to shares of the Trust held by Asset Allocation Fund and will vote such proxies only in accordance with the instructions from its security holders.

Limitation of Trustees' Liability. The Declaration of Trust provides that a Trustee will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties involved in the conduct of his or her office.

Shareholder Liability. Under Delaware law, shareholders could, under certain circumstances, be held personally liable for the obligations of a Trust. However, the Declaration of Trust states that no shareholder shall be personally liable for the debts, liabilities, obligations and expense incurred by, contracted for, or otherwise existing with respect to the Trust and provides that notice of such disclaimer may be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is generally limited to the circumstances in which the Trust would be unable to meet its obligations.

TRUST POLICIES, SECURITIES, PRACTICES AND RISKS

FUNDAMENTAL INVESTMENT POLICIES

The Trust has adopted the fundamental investment policies set forth below which may not be changed without the vote of a "majority of the outstanding voting securities" of the Trust, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). In some cases, an explanation beneath a fundamental policy describes the Trust's practices with respect to that policy, as allowed by current law. If the law governing a policy changes, the Trust's practices may be changed accordingly without a shareholder vote. Unless otherwise stated, all references in this section to the assets of the Trust are in terms of current market value.

Diversification. The Trust may not make any investment that is inconsistent with the Trust's classification as a diversified investment company under the 1940 Act.

Further Explanation of Diversification Policy: To remain classified as a diversified investment company under the 1940 Act, the Trust must conform with the following: With respect to 75% of its total assets, a diversified investment company may not invest more than 5% of its total assets, determined at market or other fair value at the time of purchase, in the securities of any one issuer, or invest in more than 10% of the outstanding voting securities of any one issuer, determined at the time of purchase. The 5% and 10% limitations do not apply to (1) the Trust's assets represented by cash or cash equivalents, (2) investments in securities issued or guaranteed by the United States ("U.S.") government or its agencies or instrumentalities, and (3) shares of other investment companies.

Concentration. The Trust may not concentrate its investments in the securities of issuers primarily engaged in any particular industry (other than securities that are issued or guaranteed by the U.S. government or its agencies or instrumentalities).

Further Explanation of Concentration Policy: The Trust may not invest more than 25% of its total assets, taken at market value, in the securities of issuers primarily engaged in any particular industry (other than securities issued or guaranteed by the U.S. government, any state or territory of the U.S., its agencies, instrumentalities or political subdivisions).

Issuing Senior Securities. Except as permitted under the 1940 Act, the Trust may not issue senior securities.

Borrowing. The Trust may not borrow money, except to the extent permitted by applicable law.

Further Explanation of Borrowing Policy: Under the 1940 Act generally, the Trust may borrow from banks in an amount up to 33 1/3% of its total assets (including amounts borrowed) for any reason, and the Trust may also borrow up to an additional 5% of its total assets from banks or others for temporary or emergency purposes. The Trust may also borrow from certain other Evergreen funds pursuant to applicable exemptive relief, within the limitations described above.

Underwriting. The Trust may not underwrite securities of other issuers, except insofar as the Trust may be deemed to be an underwriter in connection with the disposition of its portfolio securities.

Real Estate. The Trust may not purchase or sell real estate, except that, to the extent permitted by applicable law, the Trust may invest in (a) securities that are directly or indirectly secured by real estate, or (b) securities issued by issuers that invest in real estate.

Further Explanation of Real Estate Policy: The Trust may acquire or dispose of real estate or interests in real estate acquired through the exercise of its rights as the holder of debt obligations secured by real estate or interests therein.

Commodities. The Trust may not purchase or sell commodities or contracts on commodities, except to the extent that the Trust may engage in financial futures contracts and related options and currency contracts and related options and may otherwise do so in accordance with applicable law and without registering as a commodity pool operator under the Commodity Exchange Act.

Lending. The Trust may not make loans to other persons, except that the Trust may lend its portfolio securities or cash in accordance with applicable law. The acquisition of investment securities or other investment instruments shall not be deemed to be the making of a loan.

Further Explanation of Lending Policy: To generate income and offset expenses, the Trust may lend portfolio securities to broker-dealers and other financial institutions in an amount up to 33 1/3% of its total assets. While securities are on loan, the borrower will pay the Trust any income accruing on the security. The Trust may invest any collateral it receives in additional portfolio securities, such as U.S. Treasury notes, certificates of deposit, other high-grade, short-term obligations or interest bearing cash equivalents. Increases or decreases in the market value of a security lent will affect the Trust and its shareholders.

When the Trust lends its securities, it will require the borrower to give the Trust collateral in cash, cash equivalents or government securities. The Trust will require collateral in an amount equal to at least 100% of the current market value of the securities lent, including accrued interest. The Trust has the right to call a loan and obtain the securities lent any time on notice of not more than five business days. The Trust may pay reasonable fees in connection with such loans.

The funds in the Evergreen Select Equity Trust, Evergreen Select Fixed Income Trust (except Evergreen Adjustable Rate Fund), Evergreen Equity Trust and Evergreen Fixed Income Trust have the ability to lend cash to other Evergreen funds, in accordance with Evergreen's Interfund Lending Policy and with the exemptive order issued by the SEC on November 20, 2001 (Rel. No. 25217-812-11592).

ADDITIONAL INFORMATION ON SECURITIES, INVESTMENT PRACTICES AND RISKS

The Trust is a fund-of-funds which allocates its assets among mutual funds (the "underlying funds" or the "GMO funds") managed by Grantham, Mayo, Van Otterloo & Co. LLC ("GMO" or the "Manager"). The underlying funds may be invested in both U.S. and foreign equity and debt securities, and, from time to time, other alternate asset classes. Through its investment in the underlying funds, the Trust may be invested in a wide range of investments. For a further description of each underlying fund's investment objective and principal strategies and risks, as well as a description of each underlying fund's benchmark, see "Underlying Funds" below.

The private placement memorandum describes the Trust's investment goal and the securities in which it primarily invests. The following describes other securities the Trust may purchase and investment strategies it may use.

Money Market Instruments. The Trust may invest up to 100% of its assets in high-quality money market instruments, such as notes, certificates of deposit, commercial paper, banker's acceptances, bank deposits or U.S. government securities if, in the opinion of the investment advisor, market conditions warrant a temporary defensive investment strategy.

U.S. Government Agency Securities. The Trust may invest in securities issued or guaranteed by U.S. Government agencies or instrumentalities.

In general, securities issued by U.S. Government-sponsored entities are backed only by (i) the discretionary authority of the U.S. Government to purchase certain obligations of agencies or instrumentalities or (ii) the credit of the agency or instrumentality issuing the securities or guaranteeing the obligations. Generally, the U.S. Government agencies issuing these securities, although chartered or sponsored by Congress, are not funded by congressional appropriations and the securities issued by them are neither guaranteed nor insured by the U.S. Government or U.S. Treasury. This means that, in most cases, securities issued or guaranteed by U.S. Government agencies are supported only by the credit of the issuing agency, standing alone. One important exception is securities issued and guaranteed by the Government National Mortgage Association, which are backed by the full faith and credit of the U.S. Government.

Some examples of government agencies and instrumentalities that do not receive financial support from the U.S. Government or U.S. Treasury and whose securities and obligations are supported only by the credit of the issuing agency include the following:

  Farm Credit System, including the National Bank for Cooperatives, Farm Credit Banks and Banks for Cooperatives;

  Farmers Home Administration;

  Federal Home Loan Banks;

  Federal Home Loan Mortgage Corporation;

  Federal National Mortgage Association; and

  Student Loan Marketing Association.

Securities Issued by the Government National Mortgage Association (GNMA). The Trust may invest in securities issued by the GNMA, a corporation wholly owned by the U.S. Government. GNMA securities or "certificates" represent ownership in a pool of underlying mortgages. The timely payment of principal and interest due on these securities is guaranteed by GNMA.

Unlike conventional bonds, the principal on GNMA certificates is not paid at maturity but over the life of the security in scheduled monthly payments. While mortgages pooled in a GNMA certificate may have maturities of up to 30 years, the certificate itself will have a shorter average maturity and less principal volatility than a comparable 30-year bond.

The market value and interest yield of GNMA certificates can vary due not only to market fluctuations, but also to early prepayments of mortgages within the pool. Since prepayment rates vary widely, it is impossible to accurately predict the average maturity of a GNMA pool. In addition to the guaranteed principal payments, GNMA certificates may also make unscheduled principal payments resulting from prepayments on the underlying mortgages.

Although GNMA certificates may offer yields higher than those available from other types of U.S. Government securities, they may be less effective as a means of locking in attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, prepayments of the underlying mortgages are likely to increase as the holders of the underlying mortgages seek refinancing. As a result, the value of a GNMA certificate is not as likely to rise as the value of a comparable debt security would in response to the same decline. In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price compared to its par value, which may result in a loss.

POLICY FOR DISSEMINATION OF PORTFOLIO HOLDINGS

A complete listing of portfolio holdings as of calendar quarter end will be posted to the Evergreen funds' Web site at EvergreenInvestments.com approximately 15 calendar days after the calendar quarter end.

Except as described below, no other dissemination of portfolio holdings is allowed to any shareholder, potential shareholder or party external to Evergreen except those disclosed below and disseminations (i) required by law, (ii) to affiliated or unaffiliated service providers (including the investment advisor, custodian, transfer agent, principal underwriter, etc.) that have a legal or contractual duty to keep such information confidential, (iii) to other persons who owe a fiduciary or other duty of trust or confidence to the Trust (such as the Trust's legal counsel and independent registered public accounting firm), or (iv) to institutional investment consultants or mutual fund analytical firms and, in such cases, only where there are signed confidentiality agreements in place. Institutional investment consultants are those organizations who utilize fund holdings data and characteristics such as beta, P/E ratio, etc. to screen investment vehicles for their large, institutional clients. These consultants typically compare the Trust against other investment firms' products to see which is most suitable for the clients. In presentations to clients, these consultants will sometimes provide data regarding the Trust and how it compared to products of other investment advisors. The confidentiality agreements applicable to these situations preclude these firms from providing any client with holdings data prior to its public dissemination as discussed above.

This policy applies to affiliates of Evergreen such as Wachovia Bank, N.A. and Wachovia Securities. Officers of the Trust may authorize disclosure of the Trust's portfolio securities in accordance with this policy. The Trust's Board reviewed this policy and has designated a chief compliance officer to be responsible for monitoring compliance with the policy. The chief compliance officer reports directly to the Board.

As of the date of this SAI, the Trust had ongoing arrangements with the following recipients to make available non-public portfolio holdings information relating to the Trust:

Dissemination of Portfolio Holdings
Recipient	Purpose	Timing
State Street Bank and Trust Company	Trust's custodian, tax service provider and securities lending agent	Daily
KPMG LLP	Trust's independent registered public accounting firm	As necessary in connection with financial statement audits and SEC filings
Wells Fargo Funds Distributor, LLC	Trust's distributor	Daily
Evergreen Service Company, LLC	Trust's transfer agent	Quarterly
EIMC	Trust's administrator	Daily
GMO	Trust's investment advisor	Daily
Moody's Investor Services, Inc.	Provides rating services for the Trust	Weekly
Capital Access International	Analytical	Monthly
Lipper	Analytical	Monthly
Northern Trust Company	Analytical	Monthly
Thomson Financial, Inc.	Analytical	Monthly
Wells Fargo Trust Operations Regulatory Reporting	Compliance Filings	Quarterly

Once portfolio holdings information is made public, there are no restrictions on providing the data to any shareholder or other party.

CODE OF ETHICS

The Trust and its various investment advisors have each adopted a code of ethics pursuant to the requirements of Rule 17j-1 of the 1940 Act ("Code of Ethics"). Each of these Codes of Ethics permits Trust personnel to invest in securities, including securities that may be purchased or held by the Trust, for their own accounts subject to certain restrictions and conditions and is on file with, and available from, the SEC.

UNDERLYING FUNDS

The following is a brief summary of each of the underlying funds in which the Trust may indirectly invest, which are managed by the Manager. The summaries are based solely on information provided in the prospectus, private placement memorandum or SAI of each underlying fund, as filed with the SEC, and amended from time to time. Following the summaries is a list of definitions of each underlying fund's benchmark.

The principal risks of each GMO fund are identified in the summaries below under "Principal Risks." Certain of the risks are described under "Principal Risks of Investing in the Trust" in the Trust's private placement memorandum. In addition, the following are descriptions of other risks identified below:

Management and Operational Risk. Each fund is subject to management risk because it relies on the Manager's ability to achieve its investment objective. The Manager uses proprietary investment techniques and risk analyses in making investment decisions for the funds, but there can be no assurance that the Manager will achieve the desired results and a fund may incur significant losses. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times. The funds generally do not take temporary defensive positions and instead generally stay fully invested in the asset classes in which they are permitted to invest, such as domestic equities, foreign equities, or emerging country debt. A fund may buy securities not included in its benchmark, hold securities in very different proportions than its benchmark, and/or engage in other strategies that cause a fund's performance to differ from (and/or be uncorrelated with or negatively correlated with) that of its benchmark. In those cases, a fund's performance will depend on the ability of the Manager to choose securities that perform better than securities that are included in the benchmark and/or to utilize those other strategies in a way that adds value relative to the benchmark. Management risk is pronounced for GMO Asset Allocation Bond Fund because the Manager may focus the fund's investments in a particular bond sector, and the Manager's expectation regarding the performance of that sector may prove to be inaccurate. Investors in this fund are more likely to incur tax liabilities that exceed their economic returns.

The funds also are subject to operational risk associated with the Manager's provision of investment management, administrative, and shareholder services to the funds. Operational risk is the risk that deficiencies in the Manager's internal systems or controls, or in those of a service provider to whom the Manager has contractually delegated responsibilities, will cause losses for the funds or hinder fund operations. Operational risk results from inadequate procedures and controls, human error, and system failures by the Manager or a service provider. For example, trading delays or errors (both human and systematic) caused by the Manager could prevent a fund from purchasing a security that the Manager expects will appreciate in value, thus reducing the fund's opportunity to benefit from the security's appreciation. The Manager is not contractually liable to the funds for losses associated with operational risk absent the Manager's willful misfeasance, bad faith, gross negligence, or reckless disregard of its contractual obligations to provide services to the funds.

Focused Investment Risk. Funds whose investments are focused in particular countries, regions, sectors, or companies or industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) may be subject to greater overall risk than funds whose investments are more diversified. Additionally, funds that invest in securities of a small number of issuers may be subject to greater overall risk than funds that invest in securities of many different issuers.

A fund that focuses its investments in a particular sector, or in securities of companies in a particular industry, is vulnerable to events affecting those sectors or companies. Securities, sectors, or companies that share common characteristics are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. This risk is particularly pronounced for GMO Short-Duration Collateral Fund because of its significant exposure to asset-backed securities and for funds that have substantial investments in GMO Short-Duration Collateral Fund. Sectors of the securitized credit markets have become more highly correlated since the deterioration of worldwide economic and liquidity conditions that became acute in 2008. This risk also is particularly pronounced for GMO Real Estate Fund, which concentrates its assets in real estate-related investments.

Similarly, funds that invest a significant portion of their assets in investments tied economically to a particular geographic region or foreign country have more exposure to regional and country economic risks than funds making foreign investments throughout the world's economies. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region. In addition, a recession, debt crisis, or decline in currency valuation in one country within a region can spread to other countries in that region. Furthermore, to the extent a fund invests in the debt or equity securities of companies located in a particular geographic region or foreign country, it may be particularly vulnerable to events affecting companies located in that region or country because those companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. This risk is present for GMO Emerging Markets Fund, GMO Emerging Countries Fund, and GMO Emerging Country Debt Fund.

A fund that invests its assets in the securities of a limited number of issuers is particularly exposed to adverse developments affecting those issuers, and a decline in the market value of a particular security held by the fund may affect the fund's performance more than if the fund invested in the securities of a larger number of issuers. This risk is particularly pronounced for GMO Quality Fund.

Liquidity Risk. The effect of liquidity risk is particularly pronounced when low trading volume, lack of a market maker, a large position, or legal restrictions limit or prevent the fund from selling securities or closing derivative positions at desirable prices. In addition, holding less liquid securities increases the likelihood that a fund will honor redemption requests in-kind. All of the funds are subject to liquidity risk. Funds with principal investment strategies that involve investment in asset-backed securities, emerging country debt securities, investment in securities of companies with smaller market capitalizations or smaller total float-adjusted market capitalizations, investment in foreign securities (in particular emerging market securities), and/or the use of derivatives (in particular over-the-counter ("OTC") derivatives) have the greatest exposure to liquidity risk. These types of investments are more likely to be fair valued. Less liquid securities are more susceptible to loss of value and their prices may decline more than other securities during periods when markets decline generally.

A fund is also exposed to liquidity risk when it has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements, writing a put, or closing out a short position).

Some of the markets, exchanges, or securities in which a fund invests may prove to be less liquid and this would affect the price at which, and the time period in which, the fund may liquidate positions to meet redemption requests or other funding requirements. Although U.S. Treasury securities have historically been among the most liquid fixed income investments, there can be no assurance that the market will not become less liquid in the future.

Liquidity risk is particularly pronounced for GMO Emerging Country Debt Fund, because the sovereign debt in which it invests is typically less liquid than the sovereign debt in its benchmark. This risk also is particularly pronounced for GMO Currency Hedged International Equity Fund, GMO Emerging Markets Fund, GMO Emerging Countries Fund, GMO Foreign Small Companies Fund, GMO International Small Companies Fund, and the Asset Allocation Funds, which make (or may make) investments in emerging market securities that are not widely traded and that may be subject to purchase and sale restrictions and in securities of companies with smaller market capitalizations that are not widely held and trade less frequently and in lesser quantities than securities of companies with larger market capitalizations. Also, a fund may be unable to repatriate capital, dividends, interest, and other income from emerging market countries, or it may require government consents to do so.

All of the funds may buy securities that are less liquid than those in their benchmarks. Since the deterioration of worldwide economic and liquidity conditions that became acute in 2008, liquidity risk has been pronounced for funds that invest in fixed income securities, and particularly asset-backed securities. Many of the Fixed Income Funds that hold these less liquid fixed income and asset-backed securities may find it necessary to sell these securities at distressed prices or meet redemption requests in-kind. For example, during periods in 2008 and 2009, many of the Fixed Income Funds had a policy to effect nearly all redemptions of their shares in-kind.

Real Estate Risk. Because GMO Real Estate Fund concentrates its assets in real-estate related investments, the value of the fund's portfolio is subject to factors affecting the real estate industry and may fluctuate more than the value of a portfolio that consists of securities of companies in a broader range of industries. Factors affecting real estate values include the supply of real property in certain markets, changes in zoning laws, delays in completion of construction, changes in real estate values, changes in property taxes, levels of occupancy, adequacy of rent to cover operating expenses, and local and regional market conditions. The value of real-estate related investments also may be affected by changes in interest rates, macroeconomic developments, and social and economic trends. REITs also are subject to the risk of fluctuations in income from underlying real estate assets, the inability of the REIT to effectively manage the cash flows generated by those assets, prepayments and, defaults by borrowers, and the risk of failing to qualify for special tax treatment accorded REITs under the Internal Revenue Code of 1986, and/or to maintain exemption from investment company status under the 1940 Act.

Short Sales Risk. A fund may seek to hedge investments or realize additional gains through short sales. A fund may make short sales "against the box," meaning the fund may make short sales while owning or having the right to acquire, at no added cost, securities identical to those sold short. A fund incurs transaction costs, including interest, when opening, maintaining, and closing short sales against the box. Short sales against the box protect a fund against the risk of loss in the value of a portfolio security by offsetting a decline in value of the security by a corresponding gain in the short position. The converse, however, is that any increase in the value of the security will be offset by a corresponding loss in the short position.

In implementing its principal investment strategies, GMO Alpha Only Fund is permitted to engage in short sales of securities that it does not own. To do so, the fund would borrow a security (ordinarily shares of an exchange-traded fund ("ETF")) from a broker and sell it to a third party. This type of short sale would expose GMO Alpha Only Fund to the risk that it will be required to acquire, convert, or exchange securities to replace the borrowed securities at a time when the securities sold short have appreciated in value, thus resulting in a loss to the fund. If the fund engages in short sales of securities it does not own, it may have to pay a premium to borrow the securities and must pay to the lender any dividends or interest it receives on the securities while they are borrowed. Short sales of securities the fund does not own involve a form of investment leverage, and the amount of the fund's potential loss is theoretically unlimited. Accordingly, GMO Alpha Only Fund may be subject to increased leveraging risk and other investment risks as a result of engaging in short sales of securities it does not own.

Customized Investment Program Risk. GMO Special Situations Fund is not intended to provide a complete investment program and is intended generally to complement the long-only investments in global equities and fixed income instruments utilized in its manager's asset allocation strategies. As a result, the risks associated with GMO Special Situations Fund's investments often will be far greater (and GMO Special Situations Fund's investment returns may be far more volatile) than if GMO Special Situations Fund served as a stand-alone investment vehicle.

Additional Risks Associated with Asset-Backed Securities. In addition to the risks described above and under "Mortgage- and Asset-Backed Securities Risk" in the Trust's Private Placement Memorandum, additional market risks apply to funds that invest a substantial portion of their assets in asset-backed securities, which include GMO Short-Duration Collateral Fund and GMO World Opportunity Overlay Fund and the GMO Fixed Income Funds and GMO Alpha Only Fund holding and/or investing in those funds. Asset-backed securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. Asset-backed securities also may be collateralized by the fees earned by service providers. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as "collateralized debt obligations"). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (e.g., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The obligations of issuers (and obligors of underlying assets) also are subject to bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors. Many asset-backed securities are now rated below investment grade.

With the deterioration of worldwide economic and liquidity conditions that became acute in 2008, the markets for asset-backed securities became fractured and uncertainty about the creditworthiness of those securities (and underlying collateral) caused credit spreads (the difference between yields on the asset-backed securities and U.S. Government securities) to widen dramatically. Concurrently, systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions reduced the ability of financial institutions to make markets in many fixed income securities generally. These events reduced liquidity for securitized credits and contributed to substantial declines in the value of asset-backed and other fixed income securities. There can be no assurance these conditions will not continue or that they will not deteriorate further. Also, government actions and proposals affecting the terms of underlying home and consumer loans, changes in demand for products (e.g., automobiles) financed by those loans, and the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages), have had, and may continue to have, adverse valuation and liquidity effects on asset-backed securities. There can be no assurance that in the future the market for asset-backed securities will become more liquid.

The value of an asset-backed security may depend on the servicing of its underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of its servicer. In some circumstances, the mishandling of related documentation also may affect the rights of security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in a decline in the value of the underlying assets, as well as costs and delays. The obligations underlying asset-backed securities, in particular securities backed by pools of residential and commercial mortgages, also are subject to unscheduled prepayment and a GMO fund may be unable to invest prepayments at as high a yield as the asset-backed security.

Funds investing in asset-backed securities are subject to greater risk because asset-backed securities representing diverse sectors (e.g., auto loans, student loans, sub-prime mortgages, and credit card receivables) have become more highly correlated since the deterioration of worldwide economic and liquidity conditions referred to above.

Market risk for fixed income securities is amplified by liquidity risk which has become more pronounced since the deterioration of worldwide economic and liquidity conditions referred to above. Even in the absence of a credit downgrade or default, the price of fixed income securities held by the GMO funds may decline significantly due to reduction in market demand. Market risk for fixed income securities denominated in foreign securities is also amplified by currency risk.

Portfolio Transactions

In certain cases, the Manager may identify investment opportunities that are suitable for the underlying funds and one or more private investment companies for which the Manager or one of its affiliates serves as investment manager, general partner and/or managing member ("GMO Private Funds"). In most cases, the Manager receives greater compensation in respect of a GMO Private Fund (including incentive-based compensation) than it receives in respect of an underlying fund. In addition, senior members or other portfolio managers frequently have a personal investment in a GMO Private Fund that is greater than such person's investment in a similar underlying fund (or, in some cases, may have no investment in the similar underlying fund). The Manager itself also makes investments in GMO Private Funds. To help manage these potential conflicts, the Manager has developed and reviewed with GMO Trust's Board of Trustees trade allocation policies that establish a framework for allocating initial public offerings ("IPOs") and other limited opportunities that takes into account the needs and objectives of each underlying fund and other GMO clients. One of the Private Funds managed by GMO's Emerging Markets Division, GMO Emerging Illiquid Fund L.P. ("EIF"), focuses on investments with relatively less liquidity. Consequently, certain types of investments, including securities of companies with smaller market capitalizations, IPOs and private placements with smaller offering sizes and other relatively less liquid investments will, within GMO's Emerging Markets Division, ordinarily be allocated 100% to EIF as opposed to other GMO Emerging Markets strategies (including GMO Emerging Markets Fund). In other cases, the GMO Emerging Markets strategies (including GMO Emerging Markets Fund) and EIF will receive an allocation of limited investments that are suitable for each, but the GMO Emerging Markets strategies (including GMO Emerging Markets Fund) may receive a lesser allocation, or no allocation, of such investments than would be the case if the allocation were pro rated by assets. As a result, there may be cases where EIF receives an allocation of a specific limited opportunity greater than would be the case if the allocation were pro rated by assets. Similar issues may arise with respect to the disposition of such securities. In general, GMO Emerging Markets Division and other GMO Divisions divide IPOs between themselves pro rata based upon indications of interest.

Unless otherwise specified in an underlying fund's prospectus, private placement memorandum, or statement of additional information, the Manager is not obligated to, and generally will not, consider tax consequences when seeking to achieve an underlying fund's investment objective (e.g., the fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Portfolio turnover is not a principal consideration when the Manager makes investment decisions for an underlying fund. Based on its assessment of market conditions and purchase or redemption requests, the Manager may trade an underlying fund's investments more frequently at some times than at others. High turnover rates may adversely affect an underlying fund's performance by generating additional expenses and may result in additional taxable income for its shareholders.

Purchase Premiums and Redemption Fees

Some share classes of the GMO funds charge purchase premiums and/or redemption fees. Purchase premiums and redemption fees are paid to and retained by a GMO fund to help offset non de minimis estimated portfolio transaction costs and other related costs (e.g., stamp duties and transfer fees) incurred by the GMO fund (directly or indirectly through investments in underlying funds) as a result of the purchase or redemption by allocating these estimated costs to the purchasing or redeeming shareholder. A GMO fund may impose a new purchase premium and/or redemption fee or modify an existing fee at any time.

Asset Allocation Trust may invest in the share classes of the GMO funds that charge purchase premiums and/or redemption fees. To the extent that Asset Allocation Trust invests in those share classes, including indirectly, it will bear the the redemption fees and purchase premiums listed below.

GMO Fund	Maximum Purchase Premium (as a percentage of amount invested)	Maximum Redemption Fee (as a percentage of amount redeemed)
Developed World Stock Fund	0.25%	0.25%
Emerging Country Debt Fund	0.50%	0.50%
Emerging Markets Fund	0.80%	0.80%
Foreign Small Companies Fund	0.50%	0.50%
International Small Companies Fund	0.50%	0.50%
U.S. Small/Mid Cap Growth Fund	0.50%	0.50%
U.S. Small/Mid Cap Value Fund	0.50%	0.50%

Purchase premiums are not charged on reinvestments of distributions. Redemption fees apply to all shares of a GMO fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions).

GMO U.S. Equity Funds
Fund Name and Benchmark	Investment Goal/Strategy
GMO U.S. Core Equity Fund S&P 500 Index

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Under normal circumstances, invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in equity investments tied economically to the U.S. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select equity investments for the fund. The Manager selects equity investments it believes (i) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO Quality Fund S&P 500 Index

Seeks total return. Seeks to achieve its objective through investment in equities the Manager believes to be of high quality. The fund is permitted to make equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to any country in the world, including emerging countries. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager relies principally on proprietary quantitative models and fundamental investment analysis to evaluate a company's quality based on several factors, including, but not limited to, expected earnings volatility (as measured by the volatility of profitability), profits (return on equity), and operational and financial leverage (fixed operating costs and total outstanding debt, each in relation to equity and revenues). The Manager selects equity investments it believes are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value) and/or equity investments it believes have improving fundamentals. The Manager also uses proprietary techniques to adjust the fund's portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. May hold fewer than 100 stocks. Does not seek to control risk relative to the S&P 500 Index, MSCI ACWI (All Country World Index) Index, or any other securities market index or benchmark. Reserves the right to make tactical allocations of up to 20% of its net assets to investments in cash and high quality debt investments. To the extent the fund holds cash or high quality debt investments on a temporary basis, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO U.S. Intrinsic Value Fund Russell 1000® Value Index

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity investments. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. Under normal circumstances, invests directly and indirectly at least 80% of its assets in investments tied economically to the U.S. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select equity investments for the fund. The Manager selects equity investments it believes (i) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO U.S. Growth Fund Russell 1000® Growth Index

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity investments. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. Under normal circumstances, invests directly and indirectly at least 80% of its assets in investments tied economically to the U.S. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select equity investments for the fund. The Manager selects equity investments it believes (i) have superior fundamentals (e.g., earnings stability); (ii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings); and/or (iii) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value). The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. In addition, the fund may lend its portfolio securities. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Real Estate Fund MSCI U.S. REIT Index

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Has a fundamental policy to concentrate its investments in real estate-related investments. Under normal circumstances, invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in real estate investment trusts ("REITs") and other real estate-related investments. REITs are managed vehicles that invest (including both equity and fixed income investments) in real estate or real estate-related investments. For this purpose, the term "real estate-related investment" includes REITs and companies that derive at least 50% of their revenues and profits from, or have at least 50% of their assets invested in, (i) the development, construction, management, or sale of real estate or (ii) real estate holdings. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select investments for the fund. The Manager selects investments it believes (i) are undervalued (e.g., investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO U.S. Small/Mid Cap Value Fund Russell 2500® Value Index

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in U.S. companies that issue stocks included in the Russell 2500® Index, a U.S. stock index, and in companies with similar market capitalizations ("small- and mid-cap companies"). The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. As of May 31, 2010, the market capitalization of companies that issue stocks included in the Russell 2500 Index ranged from approximately $15 million to $10.3 billion, with an average market capitalization of approximately $2.4 billion and a median market capitalization of approximately $2.2 billion. Under normal circumstances, invests directly and indirectly at least 80% of its assets in investments in small- and mid-cap companies tied economically to the U.S. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select equity investments for the fund. The Manager selects small- and mid-cap company equity investments it believes (i) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO U.S. Small/Mid Cap Growth Fund Russell 2500® Growth Index

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in U.S. companies that issue stocks included in the Russell 2500® Index, a U.S. stock index, and in companies with similar market capitalizations ("small- and mid-cap companies"). The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. As of May 31, 2010, the market capitalization of companies that issue stocks included in the Russell 2500 Index ranged from approximately $15 million to $10.3 billion, with an average market capitalization of approximately $2.4 billion and a median market capitalization of approximately $2.2 billion. Under normal circumstances, invests directly and indirectly at least 80% of its assets in investments in small- and mid-cap companies tied economically to the U.S. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select equity investments for the fund. The Manager selects small- and mid-cap company equity investments it believes (i) have superior fundamentals (e.g., earnings stability); (ii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings); and/or (iii) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value). The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Fixed Income Funds

The GMO Fixed Income Funds (other than GMO Domestic Bond Fund, GMO Short-Duration Investment Fund, GMO Short-Duration Collateral Fund, GMO Short-Duration Collateral Share Fund, and GMO U.S. Treasury Fund), if deemed prudent by the Manager, will take temporary defensive measures until the Manager has determined that normal conditions have returned or that it is otherwise prudent to resume investing in accordance with a fund's normal investment strategies. Many of the GMO Fixed Income Funds have previously taken temporary defensive positions and have availed themselves of the right to honor redemption requests in-kind. To the extent a fund takes temporary defensive positions, it may not achieve its investment objective. With respect to the GMO Fixed Income Funds' investments, the term "investment grade" refers to a rating of Baa3/P-2 or better given by Moody's Investors Service, Inc. ("Moody's") or BBB-/A-2 or better given by Standard & Poor's Rating Services ("S&P") to a particular fixed income securities/commercial paper, and the term "below investment grade" refers to any rating below Baa3/P-2 given by Moody's or below BBB-/A-2 given by S&P to a particular fixed income securities/commercial paper. Fixed income securities rated below investment grade are also known as high yield or "junk" bonds. In addition, investment-grade securities/commercial paper that are given a rating of Aa/P-1 or better by Moody's or AA/A-1 or better by S&P are referred to as "high quality." Securities referred to as investment grade, below investment grade, or high quality include not only securities rated by Moody's and/or S&P, but also unrated securities that the Manager determines have credit qualities comparable to securities rated by Moody's or S&P as investment grade, below investment grade, or high quality, as applicable.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Domestic Bond Fund Barclays Capital U.S. Government Index

Seeks total return in excess of that of its benchmark. The fund is not currently pursuing an active investment program. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds tied economically to the U.S. The term "bond" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates, (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option), and (iii) instruments with variable interest payments. Historically, the fund has implemented its strategies: (i) synthetically by using exchange-traded and over-the-counter derivatives and investing in other GMO Funds and/or (ii) directly by purchasing bonds. Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure. As a result, the fund has substantial holdings of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities). In implementing its investment strategies, the fund has invested in and may continue to hold: (i) U.S. government securities and other investment-grade bonds, including asset-backed securities (including securities neither guaranteed nor insured by the U.S. government); (ii) derivatives, including without limitation, futures contracts, reverse repurchase agreements, credit default swaps, and other swap contracts; (iii) shares of SDCF (a fund that primarily holds asset-backed securities); (iv) shares of GMO U.S. Treasury Fund (for liquidity management purposes); and (v) foreign bonds. Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF, currently has and may continue to have material exposure to below investment grade securities. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The Manager does not seek to maintain a specified interest rate duration for the fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Core Plus Bond Fund Barclays Capital U.S. Aggregate Index

Seeks total return in excess of that of its benchmark. The fund's investment program has two principal components. One component of the investment program is designed to approximate the return of the fund's benchmark. The second component seeks to add value relative to that benchmark by exploiting misvaluations in global markets (e.g., global interest rates, sectors, currencies, credit and emerging country debt markets) beyond those represented in the fund's benchmark. As a result, the fund's interest rate, sector, credit and currency exposures will differ from those of its benchmark. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or are likely to provide downside protection. The Manager selects investments based on an evaluation of various factors including, but not limited to, fundamental factors such as inflation and current account positions, as well as price-based factors such as interest and exchange rates. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term "bond" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates, (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option), and (iii) instruments with variable interest payments. The fund implements its investment program by investing in or holding: (i) exchange-traded and over-the-counter derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps, and other swap contracts (to gain exposure to the global interest rate, credit and currency markets); (ii) investment-grade bonds denominated in various currencies, including foreign and U.S. government securities, asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iii) shares of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities); (iv) shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to attempt to exploit misvaluations in world interest rates, currencies, and credit markets); (v) shares of GMO Emerging Country Debt Fund (to gain exposure to emerging country debt markets); (vi) shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and foreign debt investments); (vii) shares of GMO Debt Opportunities Fund (to seek to generate a positive return by investing in a wide variety of U.S. and foreign debt investments without regard to the credit quality of the investment); and (viii) shares of GMO U.S. Treasury Fund (for liquidity management purposes). In addition, the fund may invest in unaffiliated money market funds. Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure. As a result, the fund has substantial holdings of SDCF (a fund that invests primarily in asset-backed securities) and Overlay Fund (a fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies and credit markets). Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF and Overlay Fund, currently has and may continue to have material exposure to below investment grade securities. This is in addition to the fund's below investment grade emerging country debt investments.

GMO Core Plus Bond Fund Barclays Capital U.S. Aggregate Index (continued)

The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The Manager normally seeks to maintain the fund's estimated interest rate duration within +/- 2 years of the benchmark's duration (approximately 4.5 years as of 5/31/10). The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO International Bond Fund J.P. Morgan Non-U.S. Government Bond Index

Seeks total return in excess of that of its benchmark. The fund seeks to add value relative to its benchmark by exploiting misvaluations in global interest rates, sectors, currencies, credit and emerging country debt markets. As a result, the fund's interest rate, sector, credit and currency exposures will differ from those of its benchmark. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or are likely to provide downside protection. The Manager selects investments based on an evaluation of various factors including, but not limited to, fundamental factors such as inflation and current account positions, as well as price-based factors such as interest and exchange rates. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term "bond" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates, (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option), and (iii) instruments with variable interest payments. The fund implements its investment program by investing in or holding: (i) exchange-traded and over-the-counter derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps, and other swap contracts (to gain exposure to the global interest rate, credit, and currency markets); (ii) foreign government securities and other investment-grade bonds denominated in various currencies, including U.S. government securities, asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iii) shares of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities); (iv) shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to attempt to exploit misvaluations in world interest rates, currencies and credit markets); (v) shares of GMO Emerging Country Debt Fund (to gain exposure to emerging country debt markets); (vi) shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and foreign debt investments); (vii) shares of GMO Debt Opportunities Fund (to seek to generate a positive return by investing in a wide variety of U.S. and foreign debt investments without regard to the credit quality of the investment); and (viii) shares of GMO U.S. Treasury Fund (for liquidity management purposes). In addition, the fund may invest in unaffiliated money market funds. Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure. As a result, the fund has substantial holdings of SDCF (a fund that invests primarily in asset-backed securities) and Overlay Fund (a fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies and credit markets). Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF and Overlay Fund, currently has and may continue to have material exposure to below investment grade securities. This is in addition to the fund's below investment grade emerging country debt investments. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets.

GMO International Bond Fund J.P. Morgan Non-U.S. Government Bond Index (continued)

The Manager normally seeks to maintain the fund's estimated interest rate duration within +/- 2 years of the benchmark's duration (approximately 6.8 years as of 5/31/10). The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Currency Hedged International Bond Fund JPMorgan Non-U.S. Government Bond Index (Hedged) (ex-Japan)

Seeks total return in excess of that of its benchmark. The fund seeks to add value relative to its benchmark by exploiting misvaluations in global interest rates, sectors, currencies, credit and emerging country debt markets. As a result, the fund's interest rate, sector, credit and currency exposures will differ from those of its benchmark. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or are likely to provide downside protection. The Manager selects investments based on an evaluation of various factors including, but not limited to, fundamental factors such as inflation and current account positions, as well as price-based factors such as interest and exchange rates. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term "bond" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates, (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option), and (iii) instruments with variable interest payments. The fund implements its investment program by investing in or holding: (i) exchange-traded and over-the-counter derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps, and other swap contracts (to gain exposure to the global interest rate, credit, and currency markets); (ii) investment-grade bonds denominated in various currencies, including foreign and U.S. government securities, asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iii) shares of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities); (iv) shares of GMO World Opportunity Overland Fund ("Overlay Fund") (to attempt to exploit misvaluations in world interest rates, currencies and credit markets); (v) shares of GMO Emerging Country Debt Fund (to gain exposure to emerging country debt markets); (vi) shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and foreign debt investments); (vii) shares of GMO Debt Opportunities Fund (to seek to generate a positive return by investing in a wide variety of U.S. and foreign debt investments without regard to the credit quality of the investment); and (viii) shares of GMO U.S. Treasury Fund (for liquidity management purposes). In addition, the fund may invest in unaffiliated money market funds. The fund generally attempts to hedge at least 75% of its net foreign currency exposure into U.S. dollars.

GMO Currency Hedged International Bond Fund JPMorgan Non-U.S. Government Bond Index (Hedged) (ex-Japan) (continued)

Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure. As a result, the fund has substantial holdings of SDCF (a fund that invests primarily in asset-backed securities) and Overlay Fund (a fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies and credit markets). Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF and Overlay Fund, currently has and may continue to have material exposure to below investment grade securities. This is in addition to the fund's below investment grade emerging country debt investments. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The Manager normally seeks to maintain the fund's estimated interest rate duration within +/- 2 years of the benchmark's duration (approximately 6.7 years as of 5/31/10). The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Global Bond Fund JPMorgan Global Government Bond Index

Seeks total return in excess of that of its benchmark. The fund seeks to add value relative to its benchmark by exploiting misvaluations in global interest rates, sectors, currencies, credit and emerging country debt markets. As a result, the fund's interest rate, sector, credit and currency exposures will differ from those of its benchmark. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or are likely to provide downside protection. The Manager selects investments based on an evaluation of various factors including, but not limited to, fundamental factors such as inflation and current account positions, as well as price-based factors such as interest and exchange rates. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term "bond" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates, (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option), and (iii) instruments with variable interest payments. The fund implements its investment program by investing in or holding: (i) exchange-traded and over-the-counter derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps and other swap contracts (to gain exposure to the global interest rate, credit, and currency markets); (ii) foreign government securities and other investment-grade bonds denominated in various currencies, including U.S. government securities, asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iii) shares of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities); (iv) shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to attempt to exploit misvaluations in world interest rates, currencies and credit markets); (v) shares of GMO Emerging Country Debt Fund (to gain exposure to emerging country debt markets); (vi) shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and foreign debt investments); (vii) shares of GMO Debt Opportunities Fund (to seek to generate a positive return by investing in a wide variety of U.S. and foreign debt investments without regard to the credit quality of the investment); and (viii) shares of GMO U.S. Treasury Fund (for liquidity management purposes). In addition, the fund may invest in unaffiliated money market funds.

GMO Global Bond Fund JPMorgan Global Government Bond Index (continued)

Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure. As a result, the fund has substantial holdings of SDCF (a fund that invests primarily in asset-backed securities) and Overlay Fund (a fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies and credit markets). Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF and Overlay Fund, currently has and may continue to have material exposure to below investment grade securities. This is in addition to the fund's below investment grade emerging country debt investments. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The Manager normally seeks to maintain the fund's estimated interest rate duration within +/- 2 years of the benchmark's duration (approximately 6.3 years as of 5/31/10). The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Emerging Country Debt Fund JPMorgan Emerging Markets Bond Index Global (EMBIG)

Seeks total return in excess of that of its benchmark. Invests primarily in sovereign debt of emerging countries, although it also may invest in debt of entities related to, but not guaranteed by emerging countries, or of entities wholly unrelated to emerging countries. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in debt investments tied economically to emerging countries. The term "emerging countries" means the world's less developed countries. Typically gains its investment exposure by purchasing debt of sovereign issuers of emerging countries or by using derivatives, typically credit default swaps. Also invests in asset-backed securities (including through GMO Short-Duration Collateral Fund and GMO World Opportunity Overlay Fund). Invests a substantial portion of its assets in below investment grade securities (also known as "junk bonds"). Generally, at least 75% of the fund's assets are denominated in, or hedged into, U.S. dollars. In pursuing its investment objective, the fund also typically uses exchange-traded and over-the-counter derivatives, including options, swap contracts (in addition to credit default swaps), currency forwards, reverse repurchase agreements, and futures. The fund's performance is likely to be more volatile than that of its benchmark. The Manager emphasizes a "bottom-up" approach to examining and selecting investments and uses analytical techniques to identify inefficiencies in the pricing of emerging country debt investments and to identify investments the Manager believes are undervalued. The Manager also determines country allocations based on its outlook for a country. In addition, the fund may invest in unaffiliated money market funds. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The Manager normally seeks to cause the fund's estimated interest rate duration to approximate that of its benchmark (approximately 7.0 years as of 5/31/10). The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Short-Duration Investment Fund JPMorgan U.S. 3 Month Cash Index

Seeks to provide current income. The fund is not currently pursuing an active investment program. Has historically sought to provide current income to the extent consistent with the preservation of capital and liquidity. To implement its investment strategies, the fund has invested in asset-backed securities issued by private issuers, U.S. government and agency securities (including securities neither guaranteed nor insured by the U.S. government), corporate debt securities, money market instruments, prime commercial paper and master demand notes, and certificates of deposit, bankers' acceptances, and other bank obligations. The fund has invested a substantial portion of its assets in GMO Short-Duration Collateral Fund ("SDCF") (which invests primarily in asset-backed securities). Because of the deterioration in credit markets that became acute in 2008, the fund, in particular through its investment in SDCF, currently has and may continue to have material exposure to below investment grade securities. The Manager does not seek to maintain a specified interest rate duration for the fund. The fund is not a money market fund and is not subject to the duration, quality, diversification, and other requirements applicable to money market funds. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Inflation Indexed Plus Bond Fund Barclays Capital U.S. Treasury Inflation Notes Index

Seeks total return in excess of that of its benchmark. The fund's investment program has two principal components. One component of the investment program is designed to approximate the return of the fund's benchmark. The second component seeks to add value relative to that benchmark by exploiting misvaluations in global markets (e.g., global interest rates, sectors, currencies, credit and emerging country debt markets) beyond those represented in the fund's benchmark. As a result, the fund's interest rate, sector, credit and currency exposures will differ from those of its benchmark. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or are likely to provide downside protection. The Manager selects investments based on an evaluation of various factors including, but not limited to, fundamental factors such as inflation and current account positions, as well as price-based factors such as interest and exchange rates. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in inflation indexed bonds. For this purpose, "inflation indexed bonds" include instruments that are "linked" to general measures of inflation because their principal and/or interest components change with general movements of inflation in the country of issue. The fund implements its investment program by investing in or holding: (i) exchange-traded and over-the-counter derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps, and other swap contracts (to gain exposure to inflation indexed bonds and/or the global interest rate, credit, and currency markets); (ii) inflation indexed bonds issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government), including Inflation-Protected Securities issued by the U.S. Treasury (TIPS), and inflation indexed bonds issued by corporations; (iii) non-inflation indexed (or nominal) fixed income securities issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government) and by corporations (to gain direct exposure to such securities and/or for use as part of a synthetic position); (iv) shares of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities); (v) shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to attempt to exploit misvaluations in world interest rates, currencies and credit markets); (vi) shares of GMO Emerging Country Debt Fund (to gain exposure to emerging country debt markets); (vii) shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and foreign debt investments); (viii) shares of GMO Debt Opportunities Fund (to seek to generate a positive return by investing in a wide variety of U.S. and foreign debt investments without regard to the credit quality of the investment); and (ix) shares of GMO U.S. Treasury Fund (for liquidity management purposes). In addition, the fund may invest in unaffiliated money market funds.

GMO Inflation Indexed Plus Bond Fund Barclays Capital U.S. Treasury Inflation Notes Index (continued)

Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure. As a result, the fund has substantial holdings of SDCF (a fund that invests primarily in asset-backed securities) and Overlay Fund (a fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies and credit markets). Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF and Overlay Fund, currently has and may continue to have material exposure to below investment grade securities. This is in addition to the fund's below investment grade emerging country debt investments. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Short-Duration Collateral Fund ("SDCF") JPMorgan U.S. 3 Month Cash Index

Seeks total return comparable to that of its benchmark. The fund is not currently pursuing an active investment program. Historically, primarily has invested in and primarily holds asset-backed securities of any credit quality, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the fund has invested in government securities, corporate debt securities, money market instruments, and commercial paper, and has entered into credit default swaps, reverse repurchase agreements, and repurchase agreements. The fund has also used other exchange-traded and over-the-counter derivatives. Because of the deterioration in credit markets that became acute in 2008, the fund currently has and may continue to have material exposure to below investment grade securities. The Manager does not seek to maintain a specified interest rate duration for the fund. Since October 2008, the fund has declared and paid distributions when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. The fund currently intends to continue this practice. A substantial portion of any such distributions could constitute a return of capital to shareholders for tax purposes. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Short-Duration Collateral Share Fund JPMorgan U.S. 3 Month Cash Index

Seeks total return comparable to that of its benchmark. The fund invests substantially all of its assets in GMO Short-Duration Collateral Fund ("SDCF") and, to a limited extent, in cash and cash equivalents. Its investment objective and principal investment strategies, therefore, are substantially similar to those of SDCF. SDCF is not currently pursuing an active investment program. Historically, SDCF has invested primarily in U.S. and foreign adjustable rate asset-backed securities and primarily holds asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, SDCF has invested in government securities, corporate debt securities, money market instruments, and commercial paper, and has entered into credit default swaps, reverse repurchase agreements, and repurchase agreements. SDCF has also used exchange-traded and over-the-counter derivatives. Because of the deterioration in credit markets that became acute in 2008, the fund, through its holdings of SDCF, currently has and may continue to have material exposure to below investment grade securities. In addition, the fund may invest in unaffiliated money market funds. The Manager does not seek to maintain a specified interest rate duration for SDCF. Since October 2008, SDCF has declared and paid distributions when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. SDCF currently intends to continue this practice. A substantial portion of any such distributions could constitute a return of capital to SDCF shareholders, including the fund, for tax purposes. Therefore, if the fund, in turn, distributes these amounts to its shareholders, the fund's distributions similarly could constitute a return of capital to fund shareholders for tax purposes. The fund and SDCF are non-diversified investment companies within the meaning of the 1940 Act.

GMO World Opportunity Overlay Fund JPMorgan U.S. 3 Month Cash Index

Seeks total return greater than that of its benchmark. The fund's investment program has two principal components. One component of the fund's investment program involves the use of derivatives to seek to exploit misvaluations in world interest rates, currencies, and credit markets, and to add value relative to the fund's benchmark. The other component of the fund's investment program involves direct investments, primarily in asset-backed securities and other fixed income securities (including Treasury Separately Traded Registered Interest and Principal Securities (STRIPS), Inflation-Protected Securities issued by the U.S. Treasury (TIPs), Treasury securities, and global bonds). To add value relative to the fund's benchmark, the Manager employs proprietary quantitative and other models to seek to identify and estimate the relative misvaluation of interest rate, currency, and credit markets. Based on such estimates, the fund establishes its positions, mainly by using derivatives, across global interest rate, currency, and credit markets. Derivative positions taken by the fund are implemented primarily through interest rate swaps and/or futures contracts, currency forwards and/or options, and credit default swaps on single-issuers or indexes. As a result of its derivative positions, the fund typically will have a net notional value in excess of its net assets and will have a higher tracking error, along with concomitant volatility, relative to its benchmark. The fund is not limited in the extent to which it may use derivatives or in the absolute face value of its derivative positions, and, as a result, the fund may be leveraged in relation to its assets. The fund has a substantial investment in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the fund may invest in government securities, corporate debt securities, money market instruments, and commercial paper and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. The fund's fixed income securities may include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. Because of the deterioration in credit markets that became acute in 2008, the fund currently has and may continue to have material exposure to below investment grade securities. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Strategic Fixed Income Fund JPMorgan U.S. 3 Month Cash Index

Seeks total return in excess of that of its benchmark. The fund is not intended to serve as a standalone investment product and is available for investment only by other GMO Funds and other GMO asset allocation clients. The fund's investment program has two principal components. One component of the investment program is designed to approximate the return of the fund's benchmark. The second component seeks to add value relative to that benchmark by exploiting misvaluations in global markets (e.g., global interest rates, sectors, currencies, credit and emerging country debt markets) beyond those represented in the fund's benchmark. As a result, the fund's interest rate, sector, credit and currency exposures will differ from those of its benchmark. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or are likely to provide downside protection. The Manager selects investments based on an evaluation of various factors including, but not limited to, fundamental factors such as inflation and current account positions, as well as price-based factors such as interest and exchange rates. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in fixed income securities. The term "fixed income security" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option). The fund implements its investment program by investing in or holding: (i) exchange-traded and over-the-counter derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps, and other swap contracts; (ii) bonds denominated in various currencies, including foreign and U.S. government securities, asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iii) shares of GMO Short-Duration Collateral Fund ("SDCF") (a fund that invests primarily in asset-backed securities); (iv) shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to attempt to exploit misvaluations in world interest rates, currencies and credit markets); (v) shares of GMO Emerging Country Debt Fund (to gain exposure to emerging country debt markets); (vi) shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and foreign debt investments); (vii) shares of GMO Debt Opportunities Fund (to seek to generate a positive return by investing in a wide variety of U.S. and foreign debt investments without regard to the credit quality of the investment); and (viii) shares of GMO U.S. Treasury Fund (for liquidity management purposes). In addition, the fund may invest in unaffiliated money market funds. Has historically used derivatives and investments in other GMO Funds as the principal means to gain investment exposure.

GMO Strategic Fixed Income Fund JPMorgan U.S. 3 Month Cash Index (continued)

As a result, the fund has substantial holdings of SDCF (a fund that invests primarily in asset-backed securities) and Overlay Fund (a fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies and credit markets). Because of the deterioration in credit markets that became acute in 2008, the fund, including through its investment in SDCF and Overlay Fund, currently has and may continue to have material exposure to below investment grade securities. This is in addition to the fund's below investment grade emerging country debt investments. The fund is not limited in its use of derivatives or in the absolute face value of its derivatives positions, and, as a result, the fund may be leveraged in relation to its assets. The Manager does not seek to maintain a specified interest rate duration for the fund, and the fund's interest rate duration will change depending on the fund's investments and the Manager's current outlook on different sectors of the bond market. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Asset Allocation Bond Fund Citigroup 3 Month Treasury Bill Index

Seeks total return in excess of that of its benchmark. The fund is not intended to serve as a standalone investment product and is available for investment only by other GMO Funds and other GMO asset allocation clients. Permitted to invest in bonds of any kind (e.g., bonds of any maturity, duration, or credit quality) and under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term "bond" refers to any fixed income security, which includes (i) obligations of an issuer to make payments of principal and/or interest on future dates, (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option), and (iii) instruments with variable interest payments. May invest in any sector of the bond market and is not required to maintain a minimum or maximum allocation of investments in any one sector. The sectors and types of bonds in which the fund may invest include, but are not limited to: (i) investment grade bonds denominated in various currencies, including securities issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, taxable and tax-exempt municipal bonds, and Rule 144A securities; (ii) below investment grade bonds (also known as "junk bonds"); (iii) inflation indexed bonds issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government), including Inflation-Protected Securities issued by the U.S. Treasury (TIPS), and inflation indexed bonds issued by corporations; (iv) sovereign debt of emerging countries and other bonds issued in emerging countries (including below investment grade bonds (also known as "junk bonds")); and (v) asset-backed securities, including mortgage related and mortgage-backed securities. May also invest in exchange traded and over-the-counter derivatives, including futures contracts, currency options, currency forwards, reverse repurchase agreements, swap contracts (including credit default swaps), interest rate options, swaps on interest rates, and other types of derivatives. The fund is not limited in its use of derivatives or in the absolute face value of its derivative positions, and, as a result, the fund may be leveraged in relation to its assets. May gain exposure to the investments described above through investments in shares of other GMO Funds, including GMO High Quality Short-Duration Bond Fund, GMO Debt Opportunitites Fund and GMO U.S. Treasury Fund. In addition, the fund may invest in unaffiliated money market funds. May invest up to 100% of its assets in below investment grade bonds. Also may hold securities that are downgraded to below investment grade status after they were purchased by the fund. The Manager uses fundamental investment techniques and quantitative models to determine the relative values of different sectors of the bond market, such as the corporate, U.S. government, foreign, and asset-backed bond sectors, and to identify investments that the Manager believes are undervalued or less overvalued and/or that may provide downside protection. May take substantial positions in particular sectors of the bond market, using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to those sectors. The Manager does not seek to maintain a specified interest rate duration for the fund, and the fund's interest rate duration will change depending on the fund's investments and the Manager's current outlook on different sectors of the bond market. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO U.S. Treasury Fund Citigroup 3 Month Treasury Bill Index

Seeks liquidity and safety of principal with current income as a secondary objective. Primarily invests in U.S. Treasury securities. Under normal circumstances, invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in Direct U.S. Treasury Obligations and repurchase agreements collateralized by these Obligations. "Direct U.S. Treasury Obligations" include U.S. Treasury bills, bonds, and notes and other securities issued by the U.S. Treasury, such as Separately Traded Registered Interest and Principal Securities (STRIPS) and other zero-coupon securities, that are backed by the full faith and credit of the U.S. government as well as repurchase agreements relating to the foregoing. The fund may enter into repurchase agreements, under which the fund purchases a security backed by the full faith and credit of the U.S. government from a seller who simultaneously commits to repurchase, on an agreed upon date in the future, the security from the fund at the original purchase price plus an agreed upon amount representing the original purchase price plus interest. The counterparties in repurchase agreements are typically broker-dealers and banks, and the safety of the arrangement is dependent on, among other things, the fund's having an interest in the security that can be realized in the event of the insolvency of the counterparty. In addition to Direct U.S. Treasury Obligations, the fund also may invest in other fixed-income securities that are backed by the full faith and credit of the U.S. government, such as guaranteed securities issued by the Government National Mortgage Association (GNMA) and the Federal Deposit Insurance Corporation (FDIC). May also invest in unaffiliated money market funds. Normally invests in Direct U.S. Treasury Obligations and other fixed-income securities backed by the full faith and credit of the U.S. government with a stated or remaining maturity of one year or less. This may not be true of Direct U.S. Treasury Obligations purchased pursuant to repurchase agreements, and, therefore, if the counterparty to the repurchase agreement defaults, the fund may own a security with a stated or remaining maturity of greater than one year. Although the fund primarily invests in short-term obligations, it is not a money market fund and is not subject to the duration, quality, diversification, and other requirements applicable to money market funds. In addition, the Manager normally seeks to maintain an interest rate duration of one year or less for the fund's portfolio. In selecting U.S. Treasury securities for the fund's portfolio, the Manager focuses primarily on the relative attractiveness of different obligations (such as bonds, notes, or bills), which can vary depending on the general level of interest rates as well as supply/demand imbalances and other market conditions.

GMO Debt Opportunities Fund N/A

Seeks positive total return. Invests primarily in debt investments. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in debt investments. Permitted to make investments in all types of U.S. and foreign debt investments, without regard to the credit rating of the obligor. May invest in debt investments issued by a wide range of private issuers and by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). May invest in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the fund may invest in corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. May also use other exchange-traded and over-the-counter derivatives. The fund is not limited in the extent to which it may use derivatives or in the absolute face value of its derivative positions, and, as a result, it may be leveraged in relation to its assets. The fund is not restricted in its exposure to any type of debt investment, and at times may be substantially exposed to a single type of debt investment (e.g., asset-backed securities). The fund's debt investments may include all types of interest rate, payment, and reset terms, including fixed rate, adjustable rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. May invest in securities of any credit quality. There is no limit on the amount of the fund's total assets that may be invested in below investment grade securities, and the fund may invest in material positions of below investment grade securities. Debt investments rated below investment grade are also known as high yield or "junk" bonds. Upon the commencement of its operations, the fund initially expects to invest substantially all of its assets in asset-backed securities, a substantial portion of which will be junk bonds. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. In selecting debt investments for the fund's portfolio, the Manager emphasizes a "bottom-up" approach to examining and selecting investments and uses analytical techniques to identify inefficiencies in the pricing of investments and to identify those the Manager believes are undervalued. The fund does not seek to maintain a specified interest rate duration for its portfolio. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO High Quality Short-Duration Bond Fund J.P. Morgan U.S. 3 Month Cash Index

Seeks total return in excess of that of its benchmark. The fund seeks to add value relative to its benchmark to the extent consistent with the preservation of capital and liquidity. Under normal circumstances, invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in high quality bonds. To implement its investment strategies, the fund primarily invests in high quality U.S. and foreign fixed income securities. May invest in fixed income securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). May invest in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the fund may invest in corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. May also use other exchange-traded and over-the-counter derivatives. The fund is not limited in the extent to which it may use derivatives or in the absolute face value of its derivative positions, and, as a result, it may be leveraged in relation to its assets. The fund's fixed income securities may include all types of interest rate, payment, and reset terms, including adjustable rate, fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. While the fund primarily invests in high quality bonds, the fund may invest in securities that are not high quality and may hold bonds and other fixed income securities whose ratings after they were acquired were reduced below high quality. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. In selecting fixed income securities for the fund's portfolio, the Manager focuses primarily on the securities' credit quality. The Manager uses fundamental investment techniques to identify the credit risk associated with investments in fixed income securities and bases its investment decisions on that assessment. The Manager normally seeks to maintain an estimated interest rate duration of 365 days or less for the fund's portfolio. The fund's dollar-weighted average portfolio maturity may be substantially longer than its dollar-weighted average interest rate duration. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Asset Allocation International Bond Fund J.P. Morgan Non-U.S. Government Bond Index

Seeks total return in excess of that of its benchmark. May invest in bonds of any kind. Under normal circumstances, invests (including through investment in other GMO Funds) at least 80% of its assets in bonds. While the fund principally invests in non-U.S. bonds, it may invest in any sector of the bond market and is not required to maintain a minimum or maximum allocation of investments in any one sector. The sectors and types of bonds that the fund may invest in include, but are not limited to: investment grade bonds denominated in various currencies, including securities issued by foreign governments and the U.S. government, and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, taxable and tax-exempt municipal bonds, and Rule 144A securities; below investment grade bonds (also known as "junk bonds"); inflation indexed bonds issued by foreign governments and the U.S. government, and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government), including Inflation-Protected Securities issued by the U.S. Treasury (TIPS), and inflation indexed bonds issued by corporations; sovereign debt of emerging countries and other bonds issued in emerging countries (including below investment grade bonds; and asset-backed securities, including mortgage related and mortgage-backed securities. May also invest in futures contracts, currency options, currency forwards, swap contracts (including credit default swaps), interest rate options, swaps on interest rates, and other types of derivatives. May gain exposure to the investments described above through investments in shares of other GMO Funds, including GMO U.S. Treasury Fund. May invest up to 100% of its assets in below investment grade bonds. May also hold securities that are downgraded to below investment grade status after the time of purchase by the fund. The Manager employs fundamental investment techniques and quantitative models to determine the relative values of different sectors of the bond market, such as foreign, corporate, U.S. government, and asset-backed bond sectors and to identify investments the Manager believes are undervalued, less overvalued and/or may provide downside protection. May take substantial positions in particular sectors of the bond market, using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to various sectors of the bond market. The Manager does not seek to maintain a specified portfolio duration for the Fund, and the Fund's portfolio duration will change depending on the Fund's investments and the Manager's current outlook on different sectors of the bond market. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO International Equity Funds
Fund Name and Benchmark	Investment Goals/Strategy
GMO International Core Equity Fund MSCI EAFE Index (Europe, Australasia, and Far East)

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to countries other than the U.S. Under normal circumstances, invests directly and indirectly at least 80% of its assets in equity investments. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select individual equity investments, countries, and currencies. The Manager selects equity investments it believes (i) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). In selecting countries in which to invest and determining the fund's currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, and investor sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund may make investments tied economically to emerging countries. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment and/or foreign currency exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. Also, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO International Intrinsic Value Fund MSCI EAFE Value Index (Europe, Australasia, and Far East)

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to countries other than the U.S. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select individual equity investments, countries and currencies. The Manager selects equity investments it believes (i) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). In selecting countries in which to invest and determining the fund's currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, and investor sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund may make investments tied economically to emerging countries. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund often takes active overweighted and underweighted positions in particular currencies relative to its benchmark. Also, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO International Growth Equity Fund MSCI EAFE Growth Index (Europe, Australasia, and Far East)

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to countries other than the U.S. Under normal circumstances, invests directly and indirectly at least 80% of its assets in equity investments. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select individual equity investments, countries, and currencies. When evaluating equity investments, the Manager begins with the stocks that are included in the fund's benchmark or that it believes have similar growth characteristics. From that universe, the Manager selects stocks it believes (i) are undervalued (e.g., stocks trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). In selecting countries in which to invest and determining the fund's currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, and investor sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund may make investments tied economically to emerging countries. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. Also, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO Currency Hedged International Equity Fund MSCI EAFE Index (Europe, Australasia, and Far East) (Hedged)

Seeks total return greater than that of its benchmark. The fund is a fund of funds and invests primarily in other GMO funds. The fund may invest in GMO International Core Equity Fund, GMO International Intrinsic Value Fund, GMO International Growth Equity Fund, GMO International Small Companies Fund, and GMO Flexible Equities Fund (collectively, the "underlying GMO funds"). In addition, the fund may invest in securities directly, rather than through the underlying GMO funds. Under normal circumstances, invests directly and indirectly, through investment in the underlying GMO funds, at least 80% of its assets in equity investments. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager uses proprietary quantitative models and fundamental investment techniques to select the underlying funds and decide how much to invest in each. The models use multi-year forecasts of relative value and risk among major sectors in the international equity markets (e.g., large-cap value, large-cap growth, large-cap core, small- and mid-cap value and small- and mid-cap growth). The Manager shifts investments among the GMO underlying funds in response to changes in its investment outlook and market valuations and may use redemption/purchase activity to rebalance the fund's investments. The Manager assesses the currency exposure of the underlying GMO funds' holdings and then attempts to hedge at least 70% of that exposure relative to the U.S. dollar through the use of currency forwards and other derivatives. While the fund's benchmark is fully hedged, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund also may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund and some of the underlying GMO funds are non-diversified investment companies within the meaning of the 1940 Act.

GMO Foreign Fund MSCI EAFE Index (Europe, Australasia, and Far East)

Seeks total return in excess of that of its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to non-U.S. countries, including companies that issue equity investments included in the MSCI international developed country universe (the universe of securities from which the MSCI EAFE Index, a developed markets index, is constructed) and companies whose equity investments are traded in the securities markets of the world's non-developed countries ("emerging countries"). The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. Under normal circumstances, invests directly and indirectly at least 80% of its assets in investments tied economically to countries outside the U.S. Country selection - The fund's country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager's evaluation of the country's fundamentals. The fund typically overweights or underweights (sometimes to a significant extent) its investment exposures in particular countries relative to the fund's benchmark. Stock selection - The Manager selects stocks using fundamental analysis that is informed by a disciplined quantitative screening process. The Manager separates companies with valuations it believes are deservedly low from those it believes represent investment opportunities. The Manager analyzes companies for financial, operational and managerial strength and compares them to their global, regional and local industry peers. As part of the investment process, the Manager frequently meets with management and/or visits companies. Normally does not take temporary defensive positions. The fund may hold up to 10% of its total assets in cash and cash equivalents to manage cash inflows and outflows as a result of shareholder purchases and redemptions. To the extent the fund takes temporary defensive positions or holds cash or cash equivalents to manage shareholder purchases or redemptions, it may not achieve its investment objective. Typically makes investments tied economically to emerging countries, but these investments generally represent 10% or less of the fund's total assets. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including, without limitation, futures and options. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Foreign Small Companies Fund S&P Developed ex-U.S. Small Cap Index

Seeks total return in excess of that of its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to non-U.S. countries whose outstanding publicly traded equity investments are in the smallest 25% of companies in a particular country as measured by total float-adjusted market capitalization ("small companies"). The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. Under normal circumstances, invests directly and indirectly at least 80% of its assets in securities of small companies that are tied economically to countries outside the U.S. The market capitalization range of companies whose equity investments are held by the fund is generally within the market capitalization range of companies in the fund's benchmark. Depending upon the country, as of May 31, 2010, the market capitalization of the equity investments of the largest company (in a particular country) included within the fund's definition of small companies ranged from approximately $504 million (New Zealand) to $17 billion (Spain) (based on exchange rates as of May 31, 2010). Country selection - The fund's country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager's evaluation of the country's fundamentals. The fund typically overweights or underweights (sometimes to a significant extent) its investment exposures in particular countries relative to the fund's benchmark. Stock selection - The Manager selects stocks using fundamental analysis that is informed by a disciplined quantitative screening process. The Manager separates companies with valuations it believes are deservedly low from those it believes represent investment opportunities. The Manager analyzes companies for financial, operational and managerial strength and compares them to their global, regional and local industry peers. As part of the investment process, the Manager frequently meets with management and/or visits companies. Normally does not take temporary defensive positions.  The fund may hold up to 10% of its total assets in cash and cash equivalents in order to manage cash inflows and outflows as a result of shareholder purchases and redemptions. To the extent the fund takes temporary defensive positions or holds cash or cash equivalents to manage shareholder purchases or redemptions, it may not achieve its investment objective. Typically makes investments tied economically to emerging countries, but these investments (excluding investments in companies tied economically to emerging countries included in the fund's benchmark) generally represent 10% or less of the fund's total assets. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including, without limitation, futures and options. In addition, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO International Small Companies Fund MSCI EAFE Small Cap Index (Europe, Australasia, and Far East)

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in non-U.S. small companies. Non-U.S. companies are companies tied economically to countries other than the U.S., and include both developed and emerging companies ("Non-U.S. Companies"). Non-U.S. Companies other than (i) the largest 500 companies in developed countries based on full, non-float adjusted market capitalization and (ii) any company in an emerging country with a full, non-float adjusted market capitalization that is greater than or equal to that of the smallest excluded developed country companies, are considered by the Manager to be "small companies.". A company's full, non-float adjusted market capitalization includes all of the company's outstanding equity securities. As of May 31, 2010, the market capitalization of the equity investments of the largest company included within the fund's definition of small companies was approximately $6.3 billion. Under normal circumstances, invests directly and indirectly at least 80% of its assets in securities of small companies. For purposes of the fund's investments, the term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select individual equity investments, countries, and currencies. The Manager selects equity investments it believes (i) are undervalued (e.g., equity investments trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). In selecting countries in which to invest and determining the fund's currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, and investor sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may also take active overweighted and underweighted positions in particular currencies relative to its benchmark. Also, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO Emerging Markets Fund S&P/IFCI (Investable) Composite Index

Seeks total return in excess of that of its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to the emerging markets. "Emerging markets" include all markets that are not considered to be "developed markets" by the MSCI World Index or MSCI EAFE Index. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. Under normal circumstances, invests (directly and indirectly) at least 80% of its assets in investments tied economically to emerging markets. The Manager uses proprietary quantitative models and fundamental analysis to evaluate and select countries, sectors, and equity investments. The Manager evaluates and selects countries, sectors, and equity investments based on value, momentum, and quality models (that take into account various factors including, but not limited to, historical profitability, earnings stability and low debt to equity ratios), and also evaluates countries and sectors based on macroeconomic models (that take into account various factors including, but not limited to, currency valuations, inflation, and current account deficits). The models used by the Manager may change over time. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives (including options, futures, warrants, swap contracts, and reverse repurchase agreements) and exchange-traded funds (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act. Also, the fund may lend its portfolio securities.

GMO Emerging Countries Fund S&P/IFCI (Investable) Composite Index

Seeks total return in excess of that of its benchmark. Typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to emerging countries. "Emerging countries" include all countries that are not considered to be "developed market countries" by the MSCI World Index or MSCI EAFE Index. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. Under normal circumstances, invests directly and indirectly at least 80% of its assets in investments tied economically to emerging countries. The Manager uses proprietary quantitative models and fundamental analysis to evaluate and select countries, sectors, and equity investments. The Manager evaluates and selects countries, sectors, and equity investments based on value, momentum, and quality models (that take into account various factors including, but not limited to, historical profitability, earnings stability and low debt to equity ratios), and also evaluates countries and sectors based on macroeconomic models (that take into account various factors including, but not limited to, currency valuations, inflation, and current account deficits). The models used by the Manager may change over time. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives (including options, futures, warrants, swap contracts, and reverse repurchase agreements) and exchange-traded funds (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act. Also, the fund may lend its portfolio securities.

GMO Developed World Stock Fund MSCI World Index

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Under normal circumstances, invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in stocks tied economically to developed markets. For this purpose, the term "stocks" refers to investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts, and the term "developed markets" refers to those countries included in the MSCI World Index, a global developed markets equity index, and countries with similar characteristics. The Manager relies principally on proprietary quantitative models and also employs fundamental investment techniques to evaluate and select individual stocks, countries, and currencies. The Manager selects stocks it believes (i) are undervalued (e.g., stocks trading at prices below what the Manager believes to be their fundamental value); (ii) have superior fundamentals (e.g., earnings stability); and/or (iii) have shown indications of improving investor sentiment (e.g., positive price movement or upgraded analyst ratings). In selecting countries in which to invest and determining the fund's currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, and investor sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time based on the Manager's assessment of what combination of models and factors are best positioned to achieve the fund's investment objective. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund may make investments tied economically to emerging countries. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. The fund is a non-diversified investment company within the meaning of the 1940 Act. Also, the fund may lend its portfolio securities. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund.

GMO Other Funds
Fund Name and Benchmark	Investment Goals/Strategy
GMO Alpha Only Fund Citigroup 3-Month Treasury Bill Index

Seeks to outperform its benchmark. The fund's investment program involves having both long and short investment exposures. The fund seeks to construct a portfolio in which it has long investment exposure to asset classes and sub-asset classes that it expects will outperform relative to the asset classes and sub-asset classes to which it has short investment exposure. To gain long investment exposure, the fund invests primarily in shares of the GMO U.S. Equity Funds and GMO International Equity Funds, and also may invest in shares of GMO Emerging Country Debt Fund ("ECDF") (collectively, the "underlying GMO funds"). In addition, the fund may gain long investment exposure by investing in securities directly, rather than through the underlying GMO funds. To gain short investment exposure, the fund may use over-the-counter and exchange-traded derivatives (including, futures, swap contracts and currency forwards) and by making short sales of securities (e.g., shares of exchange-traded funds), including short sales of securities the fund does not own. The Manager uses proprietary quantitative models and fundamental investment techniques to select the underlying GMO funds and securities in which the fund invests and to decide how much to invest in each. The models use multi-year forecasts of relative value and risk among asset classes (e.g., foreign equity, U.S. equity, emerging country equity, and emerging country debt) and sub-asset classes (e.g., small-to-mid cap stocks in the foreign equity asset class and quality stocks in the U.S. equity and emerging country equity asset classes). The Manager changes the fund's holdings in response to changes in its investment outlook and market valuations and may use redemption/purchase activity to rebalance the fund's investments. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund and some of the underlying GMO funds are non-diversified investment companies within the meaning of the 1940 Act.

GMO Special Situations Fund N/A

Seeks capital appreciation and capital preservation. The fund is not intended to serve as a standalone investment product and is available only for investment by other GMO Funds and other GMO asset allocation clients. The Manager plans to pursue the fund's investment objectives by implementing investment strategies that complement long-only investments in global equities and fixed income instruments. May have long or short exposure to foreign and U.S. equity securities (including both growth and value style equities and equities of any market capitalization), foreign and U.S. fixed income securities (including fixed income securities of any credit quality and having any maturity or duration), currencies, and, from time to time, other alternative asset classes (e.g., instruments that seek exposure to or reduce risks of market volatility). The fund is not restricted in its exposure to any particular asset class, and at times may be substantially exposed (long or short) to a single asset class (e.g., equity securities or fixed income securities). In addition, the fund is not restricted in its exposure (long or short) to any particular market. May have substantial exposure (long or short) to a particular country or type of country (e.g., emerging countries). The fund could be subject to material losses from a single investment. In managing the fund's strategy, the Manager employs proprietary quantitative investment models and fundamental judgment for the selection of derivatives and other investments and portfolio construction. The models use one or more independent, though possibly concentrated or focused, strategies for selection of investments. The Manager also may eliminate strategies or add new strategies in response to additional research, changing market conditions, or other factors. In pursuing its investment objectives, the fund is permitted to use a wide variety of exchange-traded and over-the-counter ("OTC") derivatives, including reverse repurchase agreements, options, futures, swap contracts, swaptions, and foreign currency derivative transactions. The fund is not limited in the extent to which it may use derivatives or in the absolute face value of its derivatives positions, and, as a result, it may be leveraged in relation to its assets. May elect to make some or all of its investments through one or more wholly-owned, non-U.S. subsidiaries. GMO may serve as the investment manager to these companies but will not receive any additional management or other fees for such services. The fund does not seek to control risk relative to a particular securities market index or benchmark. In addition, the fund does not seek to outperform a particular securities market index or blend of market indices (i.e., the fund does not seek "relative" return). May invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. Normally does not take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The fund is a non-diversified investment company within the meaning of the 1940 Act.

GMO Flexible Equities Fund MSCI World Index

Seeks total return in excess of that of its benchmark. The fund is not intended to serve as a standalone investment product and is available for investment only by other GMO Funds and other GMO asset allocation clients. The fund may invest directly and indirectly (e.g., through underlying funds or derivatives) in equity investments traded in any of the world's securities markets. Under normal circumstances, invests directly and indirectly at least 80% of its assets in equity investments. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, and depositary receipts. The fund is permitted to make equity investments of all types, including equity investments issued by foreign and/or U.S. companies, growth and/or value style equities, and equity investments of companies of any market capitalization. In addition, the fund is not limited to how much it may invest in any market or type of equity investment, and may invest all its assets in a limited number of equity investments of companies in a single country and/or capitalization range. The fund could experience material losses from a single investment. As of June 30, 2010, substantially all of the Fund's assets were invested in equity investments tied economically to Japan. The Manager uses proprietary quantitative models and fundamental investment techniques to select the countries and equity investments in which the fund invests, to decide how much to invest in each, and to determine the fund's currency exposures. The fund may, from time to time, take temporary defensive positions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund is permitted to (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, swap contracts, and reverse repurchase agreements, (i) as a substitute for direct investment; (ii) in an attempt to reduce investment exposures (which may result in a reduction below zero); (iii) to effect transactions intended as substitutes for securities lending; and/or (iv) in an attempt to adjust elements of its investment and/or foreign currency exposure. The fund's foreign currency exposure may differ significantly from the currency exposure represented by its equity investments. For investment and hedging purposes, the fund also may make short sales of securities, including short sales of securities the fund does not own. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. In addition, the fund may lend its portfolio securities. The fund may identify and measure its performance against one or more secondary benchmarks from time to time. The fund does not seek to control risk relative to the MSCI World Index or any other benchmark. The fund may invest in unaffiliated money market funds. Additionally, the fund may (but is not required to) invest in GMO U.S. Treasury Fund. The fund is a non-diversified investment company within the meaning of the 1940 Act.

Fund	Principal Risks
GMO Alpha Only Fund

Stock Market Risk; Interest Rate Risk; Derivatives Risk; Foreign Investment Risk; Fund-of-Funds Risk; Liquidity Risk; Foreign Currency Transactions Risk; Non-Diversification Risk; Leverage Risk; Credit Risk; Real Estate Risk; Short Sales Risk; Smaller Company Securities Risk; Emerging Market Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Counterparty Risk; Growth Style Investment Risk; Value Style Investment Risk

GMO Asset Allocation Bond Fund

Liquidity Risk; Interest Rate Risk; Foreign Investment Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Leverage Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Counterparty Risk; High Yield Securities Risk

GMO Core Plus Bond Fund

Liquidity Risk; Interest Rate Risk; Foreign Investment Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Leverage Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Emerging Market Risk; Counterparty Risk

GMO Currency Hedged International Bond Fund

Liquidity Risk; Interest Rate Risk; Foreign Investment Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Leverage Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Emerging Market Risk; Counterparty Risk

GMO Currency Hedged International Equity Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Fund-of-Funds Risk; Value Style Investment Risk; Derivatives Risk; Credit Risk; Smaller Companies Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Non-Diversification Risk; Counterparty Risk; Leverage Risk

GMO Debt Opportunities Fund

Liquidity Risk; Interest Rate Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Leverage Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; High Yield Securities Risk; Counterparty Risk

GMO Developed World Stock Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Fund-of-Funds Risk; Value Style Investment Risk; Derivatives Risk; Credit Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Non-Diversification Risk; Leverage Risk; Counterparty Risk

GMO Domestic Bond Fund

Liquidity Risk; Interest Rate Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Leverage Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Counterparty Risk

GMO Emerging Countries Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Fund-of-Funds Risk; Value Style Investment Risk; Derivatives Risk; Credit Risk; Smaller Companies Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Non-Diversification Risk; Emerging Markets Risk; Focused Portfolio Risk; Counterparty Risk; Leverage Risk

GMO Emerging Country Debt Fund

Liquidity Risk; Interest Rate Risk; Foreign Investment Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Leverage Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Emerging Market Risk; Counterparty Risk

GMO Emerging Markets Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Fund-of-Funds Risk; Value Style Investment Risk; Derivatives Risk; Credit Risk; Smaller Companies Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Non-Diversification Risk; Emerging Markets Risk; Focused Portfolio Risk; Leverage Risk; Counterparty Risk

GMO Flexible Equities Fund

Management Risk; Market Risk; Foreign Investment Risk; Focused Investment Risk; Foreign Currency Transactions Risk; Liquidity Risk; Smaller Companies Securities Risk; Non-Diversification Risk; Large Shareholder Risk; Fund-of-Funds Risk; Market Disruption and Geopolitical Risk; Derivatives Risk; Leverage Risk; Credit Risk; Short Sales Risk; Counterparty Risk

GMO Foreign Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Fund-of-Funds Risk; Value Style Investment Risk; Derivatives Risk; Credit Risk; Smaller Companies Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Non-Diversification Risk; Emerging Markets Risk; Leverage Risk; Counterparty Risk

GMO Foreign Small Companies Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Fund-of-Funds Risk; Value Style Investment Risk; Derivatives Risk; Credit Risk; Smaller Companies Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Emerging Markets Risk; Leverage Risk; Counterparty Risk

GMO Global Bond Fund

Liquidity Risk; Interest Rate Risk; Foreign Investment Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Leverage Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Emerging Market Risk; Counterparty Risk

GMO High Quality Short-Duration Bond Fund

Liquidity Risk; Interest Rate Risk; Derivatives Risk; Focused Investment Risk; Fund-of-Funds Risk; Leverage Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Counterparty Risk

GMO Inflation Indexed Plus Bond Fund

Liquidity Risk; Interest Rate Risk; Foreign Investment Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Leverage Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Emerging Market Risk; Counterparty Risk

GMO International Bond Fund

Liquidity Risk; Interest Rate Risk; Foreign Portfolio Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Leverage Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Emerging Market Risk; Counterparty Risk

GMO International Core Equity Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Fund-of-Funds Risk; Value Style Investment Risk; Derivatives Risk; Credit Risk; Smaller Companies Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Leverage Risk; Counterparty Risk

GMO International Growth Equity Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Fund-of-Funds Risk; Growth Style Investment Risk; Derivatives Risk; Credit Risk; Smaller Companies Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Leverage Risk; Counterparty Risk

GMO International Intrinsic Value Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Fund-of-Funds Risk; Value Style Investment Risk; Derivatives Risk; Credit Risk; Smaller Companies Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Counterparty Risk; Leverage Risk

GMO International Small Companies Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Fund-of-Funds Risk; Value Style Investment Risk; Derivatives Risk; Credit Risk; Smaller Companies Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Emerging Markets Risk; Counterparty Risk; Leverage Risk

GMO Quality Fund

Market Risk; Non-Diversification Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Fund-of-Funds Risk; Growth Style Investment Risk; Derivatives Risk; Credit Risk; Focused Portfolio Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Emerging Markets Risk; Value Style Investment Risk; Counterparty Risk; Leverage Risk

GMO Real Estate Fund

Real Estate Risk; Market Risk; Focused Portfolio Risk; Value Style Investment Risk; Derivatives Risk; Credit Risk; Non-Diversification Risk; Smaller Companies Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Fund-of-Funds Risk; Leverage Risk; Counterparty Risk

GMO Short-Duration Collateral Fund

Liquidity Risk; Interest Rate Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk; Management Risk; Counterparty Risk

GMO Short-Duration Collateral Share Fund

Liquidity Risk; Interest Rate Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk; Management Risk; Counterparty Risk

GMO Short-Duration Investment Fund

Liquidity Risk; Interest Rate Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk; Management Risk; Counterparty Risk

GMO Special Situations Fund

Liquidity Risk; Interest Rate Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk; Management Risk; Counterparty Risk; Market Risk

GMO Strategic Fixed Income Fund

Liquidity Risk; Interest Rate Risk; Foreign Portfolio Risk; Derivatives Risk; Focused Portfolio Risk; Fund-of-Funds Risk; Leverage Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Counterparty Risk

GMO U.S. Core Equity Fund

Market Risk; Growth Style Investment Risk; Derivatives Risk; Credit Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk; Fund-of-Funds Risk; Leverage Risk; Management Risk; Value Style Investment Risk; Smaller Company Securities Risk; Counterparty Risk

GMO U.S. Growth Fund

Market Risk; Growth Style Investment Risk; Derivatives Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Fund-of-Funds Risk; Leverage Risk; Smaller Company Securities Risk; Counterparty Risk

GMO U.S. Intrinsic Value Fund

Market Risk; Value Style Investment Risk; Derivatives Risk; Credit Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Fund-of-Funds Risk; Counterparty Risk; Leverage Risk; Smaller Company Securities risk

GMO U.S. Small/Mid Cap Growth Fund

Market Risk; Growth Style Investment Risk; Derivatives Risk; Credit Risk; Smaller Companies Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Fund-of-Funds Risk; Liquidity Risk; Non-Diversification Risk; Counterparty Risk

GMO U.S. Small/Mid Cap Value Fund

Market Risk; Value Style Investment Risk; Derivatives Risk; Credit Risk; Smaller Companies Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Fund-of-Funds Risk; Liquidity Risk; Leverage Risk; Counterparty Risk

GMO U.S. Treasury Fund	Interest Rate Risk; Liquidity Risk; Focused Portfolio Risk; Credit Risk; Fund-of-Funds Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Counterparty Risk
GMO World Opportunity Overlay Fund

Management Risk; Derivatives Risk; Leverage Risk; Interest Rate Risk; Credit Risk; Liquidity Risk; Focused Portfolio Risk; Non-Diversification Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk; Counterparty Risk

BENCHMARKS

Each underlying fund has a stated benchmark (each, a "Benchmark"). Notwithstanding its Benchmark, an underlying fund may buy securities not included in its Benchmark or hold securities in very different proportions than its Benchmark. Each underlying fund's Benchmark is listed in the summaries above. General information about each Benchmark is provided in the table below. In some cases, an underlying fund's Benchmark differs from the broad-based index that the SEC requires a fund to use in the average annual return table. In addition, GMO may change an underlying fund's Benchmark and use additional benchmarks from time to time.

Index	Description	Fund(s)
Barclays Capital U.S. Aggregate Index	Independently maintained and published index comprised of U.S. fixed rate debt issues having a maturity of at least one year and rated investment grade or higher.	GMO Core Plus Bond Fund
Barclays Capital U.S. Government Index	Independently maintained and published U.S. government bond index.	GMO Domestic Bond Fund
Barclays Capital U.S. Treasury Inflation Notes Index	Independently maintained index of Inflation- Protection Securities issued by the U.S. Treasury.	GMO Inflation Indexed Plus Bond Fund
Citigroup 3 Month Treasury Bill Index	Independently maintained and published short-term Treasury bill index.	GMO Asset Allocation Bond Fund; GMO U.S. Treasury Fund; GMO Alpha Only Fund
JPMorgan Emerging Markets Bond Index Global

Independently maintained and published index composed of debt securities of countries, which includes Brady Bonds, sovereign debt, local debt and Eurodollar debt, all of which are U.S. dollar denominated.

GMO Emerging Country Debt Fund
JPMorgan Global Government Bond Index	Independently maintained and published index composed of government bonds of developed countries, including the U.S. with maturities of one year or more.	GMO Global Bond Fund
JPMorgan Non-U.S. Government Bond Index	Independently maintained and published index composed of non-U.S. government bonds with maturities of one year or more.	GMO International Bond Fund
JPMorgan Non-U.S. Government Bond Index (Hedged) (ex-Japan)	Independently maintained and published index composed of non-U.S. government bonds (excluding Japanese government bonds) with maturities of one year or more that are hedged into U.S. dollars.	GMO Currency Hedged International Bond Fund
JPMorgan U.S. 3 Month Cash Index	Independently maintained and published index measuring the total return performance of three-month U.S. dollar Euro-Deposits.

GMO Short-Duration Investment Fund; GMO Short-Duration Collateral Fund; GMO Short-Duration Collateral Share Fund; GMO World Opportunity Overlay Fund; GMO Strategic Fixed Income Fund; GMO High Quality Short-Duration Bond fund

MSCI EAFE Index (Europe, Australasia, and Far East)	Independently maintained and published large capitalization international stock index.	GMO International Core Equity Fund; GMO Foreign Fund
MSCI EAFE Index (Europe, Australasia, and Far East) (Hedged)	Independently maintained and published large capitalization international stock index that is hedged into U.S. dollars.	GMO Currency Hedged International Equity Fund
MSCI EAFE Growth Index (Europe, Australasia, and Far East)	Independently maintained and published large capitalization international stock index that measures the performance of large- and mid-cap growth stocks in developed markets.	GMO International Growth Equity Fund
MSCI EAFE Small Cap Index (Europe, Australasia, and Far East)	Independently maintained and published small capitalization international stock index.	GMO International Small Companies Fund
MSCI EAFE Value Index (Europe, Australasia, and Far East)	Independently maintained and published large capitalization international stock index that measures the performance of large- and mid-cap value stocks in developed markets.	GMO International Intrinsic Value Fund
MSCI U.S. REIT Index	Independently maintained and published index of equity securities issued by REITs.	GMO Real Estate Fund
MSCI World Index	Independently maintained and published global developed markets equity index.	GMO Developed World Stock Fund
Russell 1000® Growth Index	Independently maintained and published index, measuring the performance of stocks included in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values.	GMO U.S. Growth Fund
Russell 1000® Value Index	Independently maintained and published index, measuring the performance of stocks included in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values.	GMO U.S. Intrinsic Value Fund
Russell 2500® Growth Index	Independently maintained and published index, measuring the performance of stocks included in the Russell 2500 Index with higher price-to-book ratios and higher forecasted growth values.	GMO U.S. Small/Mid Cap Growth Fund
Russell 2500® Value Index	Independently maintained and published index, measuring the performance of stocks included in the Russell 2500 Index with lower price-to-book ratios and lower forecasted growth values.	GMO U.S. Small/Mid Cap Value Fund
S&P 500 Index	Independently maintained and published index of large capitalization U.S. stocks.	GMO U.S. Core Equity Fund; GMO Quality Fund
S&P Developed ex-U.S. Small Cap Index (formerly, the S&P/Citigroup EMI World ex-U.S. Index)

Independently maintained and published index that is the small capitalization stock component of the S&P/Citigroup Broad Market Index (BMI). The BMI includes listed shares of companies from developed and emerging market countries with total available market capitalization (float) of at least the local equivalent of USD100 million. The S&P Developed ex-U.S. Small Cap Index represents the bottom 15% of available capital (float) of the BMI in each country. The S&P Developed ex- U.S. Small Cap Index excludes the stocks of U.S. companies included in the BMI.

GMO Foreign Small Companies Fund
S&P/IFCI (Investable) Composite Index	Independently maintained and published market capitalization-weighted index of the performance of securities traded on stock exchanges of emerging markets.	GMO Emerging Markets Fund; GMO Emerging Countries Fund

TRUSTEES AND OFFICERS

The following information supplements, and should be read in conjunction with, the section in each Prospectus entitled "Organization and Management of the Fund."

General

The following table provides basic information about the Trustees and Officers of the Trust. Each of the Trustees and Officers listed below acts in identical capacities for the Wells Fargo Advantage family of funds which consists of, as of March 1, 2010, 133 series comprising the Wells Fargo Funds Trust, Wells Fargo Variable Trust and Wells Fargo Master Trust (collectively the "Fund Complex"). The business address of each Trustee and Officer is 525 Market Street, 12th Floor, San Francisco, CA 94105. Each Trustee and Officer serves an indefinite term, with the Trustees subject to retirement from service as required pursuant to the Trust's retirement policy at the end of the calendar year in which a Trustee turns 75.

Information for Trustees, all of whom are not "interested" persons of the Trust, as that term is defined under the 1940 Act ("Independent Trustees"), appears below. In addition to the Officers listed below, the Fund has appointed an Anti-Money Laundering Compliance Officer.

Name and Age	Position Held with Registrant/Length of Service	Principal Occupation(s) During Past 5 Years	Other Public Company or Investment Company Directorships
INDEPENDENT TRUSTEES
Peter G. Gordon, 67	Trustee, since 2010, Chairman, since 2010	Co-Founder, Chairman, President and CEO of Crystal Geyser Water Company.	N/A
Isaiah Harris, Jr., 57	Trustee, since 2010

Retired. Prior thereto, President and CEO of BellSouth Advertising and Publishing Corp from 2005 to 2007, President and CEO of BellSouth Enterprises from 2004 to 2005 and President of BellSouth Consumer Services from 2000 to 2003. Currently a member of the Iowa State University Foundation Board of Governors and a member of the Advisory Board of Iowa State University School of Business.

CIGNA Corporation Deluxe Corporation
Judith M. Johnson, 61	Trustee, since 2010

Retired. Prior thereto, Chief Executive Officer and Chief Investment Officer of Minneapolis Employees Retirement Fund from 1996 to 2008. Ms. Johnson is an attorney, a certified public accountant and a certified managerial accountant.

N/A
Dr. Leroy Keith, Jr., 71	Trustee, since 2005

Chairman, Bloc Global Services (development and construction), Trustee, Phoenix Fund Complex and Director, Diversapack Co. (packaging company). Trustee of the Evergreen Funds from 1983 to 2010. Former Managing Director, Almanac Capital Management (commodities firm), former Partner, Stonington Partners, Inc. (private equity fund), former Director, Obagi Medical Products Co. and former Director, Lincoln Educational Services.

Trustee, Phoenix Fund Complex (consisting of 46 portfolios as of 12/31/09)
David F. Larcker, 59	Trustee, since 2010

James Irvin Miller Professor of Accounting at the Graduate School of Business, Stanford University, Director of Corporate Governance Research Program and Co-Director of The Rock Center for Corporate Governance since 2006. From 2005 to 2008, Professor of Accounting at the Graduate School of Business, Stanford University. Prior thereto, Ernst & Young Professor of Accounting at The Wharton School, University of Pennsylvania from 1985 to 2005.

N/A
Olivia S. Mitchell, 57	Trustee, since 2010

International Foundation of Employee Benefit Plans Professor and Chair of the Department of Insurance and Risk Management, Wharton School of the University of Pennsylvania. Director of Wharton's Pension Research Council and Boettner Center on Pensions & Retirement Research, and Research Associate at the National Bureau of Economic Research. Previously, Cornell University Professor from 1978 to 1993.

N/A
Timothy J. Penny, 58	Trustee, since 2010

President and CEO of Southern Minnesota Initiative Foundation, a non-profit organization, since 2007 and Senior Fellow at the Humphrey Institute Policy Forum at the University of Minnesota since 1995. Member of the Board of Trustees of NorthStar Education Finance, Inc., a non-profit organization, since 2007.

N/A
Michael S. Scofield, 67	Trustee, since 2005	Trustee of the Evergreen Funds from 1984 to 2010. Retired Attorney, Law Offices of Michael S. Scofield and former Director and Chairman, Branded Media Corporation (multi-media branding company).	N/A
Donald C. Willeke, 70	Trustee, since 2010

Principal of the law firm of Willeke & Daniels. General Counsel of the Minneapolis Employees Retirement Fund from 1984 until its consolidation into the Minnesota Public Employees Retirement Association on June 30, 2010.

N/A
OFFICERS
Karla M. Rabusch, 51	President, since 2010

Executive Vice President of Wells Fargo Bank, N.A. and President of Wells Fargo Funds Management, LLC since 2003. Senior Vice President and Chief Administrative Officer of Wells Fargo Funds Management, LLC from 2001 to 2003.

N/A
David Berardi, 34	Assistant Treasurer, since 2010

Vice President of Evergreen Investment Management Company, LLC since 2008. Assistant Vice President of Evergreen Investment Services, Inc. from 2004 to 2008. Manager of Fund Reporting and Control for Evergreen Investment Management Company, LLC since 2004.

N/A
Jeremy DePalma, 36	Assistant Treasurer, since 2005

Senior Vice President of Evergreen Investment Management Company, LLC since 2008. Vice President, Evergreen Investment Services, Inc. from 2004 to 2007. Assistant Vice President, Evergreen Investment Services, Inc. from 2000 to 2004 and the head of the Fund Reporting and Control Team within Fund Administration since 2005.

N/A
C. David Messman, 49	Secretary, since 2010; Chief Legal Officer, since 2010	Senior Vice President and Secretary of Wells Fargo Funds Management, LLC since 2001. Vice President and Managing Senior Counsel of Wells Fargo Bank, N.A. since 1996.	N/A
Debra Ann Early, 45	Chief Compliance Officer, since 2010

Chief Compliance Officer of Wells Fargo Funds Management, LLC since 2007. Chief Compliance Officer of Parnassus Investments from 2005 to 2007. Chief Financial Officer of Parnassus Investments from 2004 to 2007 and Senior Audit Manager of PricewaterhouseCoopers LLP from 1998 to 2004.

N/A
Kasey Phillips, 39	Treasurer, since 2005

Senior Vice President of Evergreen Investment Management Company, LLC since 2006 and currently the Treasurer of the Evergreen Funds since 2005. Vice President and Assistant Vice President of Evergreen Investment Services, Inc. from 1999 to 2006.

N/A

The Trust's Declaration of Trust does not set forth any specific qualifications to serve as a Trustee other than that no person shall stand for initial election or appointment as a Trustee if such person has already reached the age of 72. The Charter of the Governance Committee also does not set forth any specific qualifications, but does set forth certain factors that the Committee may take into account in considering Trustee candidates and a process for evaluating potential conflicts of interest, which identifies certain disqualifying conflicts. None of the current Trustees is an "interested person" of the Trust as that term is defined in the 1940 Act.
Among the attributes or skills common to all Trustees are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, Funds Management, sub-advisers, other service providers, counsel and the independent registered public accounting firm, and to exercise effective and independent business judgment in the performance of their duties as Trustees. Each Trustee's ability to perform his or her duties effectively has been attained through the Trustee's business, consulting, public service and/or academic positions and through experience from service as a board member of the Trust and the other Trusts in the Fund Complex (and/or in other capacities, including for any predecessor funds), public companies, or non-profit entities or other organizations as set forth below. Each Trustee's ability to perform his or her duties effectively also has been enhanced by his or her educational background, professional training, and/or other life experiences.
Peter G. Gordon. Mr. Gordon has been a Trustee since 1998, Chairman of the Board of Trustees since 2005, the Lead Independent Trustee from 2001 through 2005, and Chairman of the Governance Committee since 2005, with respect to all of the Trusts in the Fund Complex. In addition, he has over 30 years of executive and business experience as the co-founder, Chairman, President and CEO of Crystal Geyser Water Company.
Isaiah Harris, Jr. Mr. Harris has served as a Trustee of the Trusts in the Fund Complex since 2009 and was an Advisory Board Member from 2008 to 2009. He has been the Chairman of the Board of CIGNA Corporation since 2009, and has been a director of CIGNA Corporation since 2005. He also has been a director of Deluxe Corporation since 2003. As a director of these and other public companies, he has served on board committees, including Governance, Audit and Compensation Committees. Mr. Harris served in senior executive positions, including as president, chief executive officer, vice president of finance and/or chief financial officer, of operating companies for approximately 20 years.
Judith M. Johnson. Ms. Johnson has served as a Trustee of the Trusts in the Fund Complex since 2008 and as Chair of the Audit Committee since 2009. She served as the Chief Executive Officer and Chief Investment Officer of the Minneapolis Employees Retirement Fund for twelve years until her retirement in 2008. Ms. Johnson is a licensed attorney, as well as a certified public accountant and a certified managerial accountant. Ms. Johnson has been determined by the Board to be an audit committee financial expert as such term is defined in the applicable rules of the SEC.
Dr. Leroy Keith, Jr. Dr. Keith has served as a Trustee of the Trusts in the Fund Complex since 2010. He previously served as a Trustee of the Evergreen fund complex since 1983. He is a Trustee of the Phoenix fund complex, Former Managing Director of Almanac Capital Management, Director of Diversapack Co., Former Partner of Stonington Partners, Inc. and Former Director of Obagi Medical Products, Inc. He is also Chairman of Bloc Global Services, a development and constructions firm.
David F. Larcker. Mr. Larcker has served as a Trustee of the Trusts in the Fund Complex since 2009 and was an Advisory Board Member from 2008 to 2009. Mr. Larcker is the James Irvin Miller Professor of Accounting at the Graduate School of Business of Stanford University. He is also the Director of the Corporate Governance Research Program and Co-director of The Rock Center for Corporate Governance at Stanford University. He has been a professor of accounting for over 30 years. He has written numerous articles on a range of topics, including managerial accounting, financial statement analysis and corporate governance.
Olivia S. Mitchell. Ms. Mitchell has served as a Trustee of the Trusts in the Fund Complex since 2006. Ms. Mitchell is Department Chair and Professor, Department of Insurance and Risk Management, and International Foundation of Employee Benefit Plans Professor at the Wharton School of the University of Pennsylvania. She also serves in senior positions with academic and policy organizations that conduct research on pensions, retirement, insurance and related topics, including as Executive Director of the Pension Research Council and Director of the Boettner Center on Pensions and Retirement Research, both of the University of Pennsylvania. She has been a professor of economics, insurance and risk management for over 30 years. She has written numerous articles and books on a range of topics, including retirement risk management, private and social insurance, and health and retirement analysis and policy.
Timothy J. Penny. Mr. Penny has been a Trustee of the Trusts in the Fund Complex and their predecessor funds since 1996. He has been President and CEO of Southern Minnesota Initiative Foundation since 2007 and a Senior Fellow at the Humphrey Institute Policy Forum at the University of Minnesota since 1995. He also serves as a member of the board of another non-profit organization. Mr. Penny was a member of the U.S. House of Representatives for 12 years representing Southeastern Minnesota's First Congressional District.
Michael S. Scofield. Mr. Scofield has served as a Trustee of the Trusts in the Fund Complex since 2010. He previously served as a Trustee of the Evergreen fund complex since 1984, where he served as Chairman of the Board. He also serves as chairman of the Independent Directors Council, an organization dedicated to serving the independent investment company director community, and other leadership positions in the investment company industry. He previously worked as an attorney with the Law Offices of Michael S. Scofield. He was formerly Director and Chairman of Branded Media Corporation, a multi-media branding company.
Donald C. Willeke. Mr. Willeke has been a Trustee of the Trusts in the Fund Complex and their predecessor funds since 1996. Previously, he served on the board of trustees of another registered investment company. He is an attorney in private practice and has served as General Counsel of the Minneapolis Employees Retirement Fund for more than 25 years.

Board of Trustees - Leadership Structure and Oversight Responsibilities
Overall responsibility for oversight of the Trust rests with the Board of Trustees. The Board has engaged GMO to manage the Trust on a day-to day basis. The Board is responsible for overseeing GMO and other service providers in the operation of the Trust in accordance with the provisions of the 1940 Act, applicable provisions of Delaware law, other applicable laws and the Trust's charter. The Board is currently composed of nine members, each of whom is an Independent Trustee. The Board currently conducts regular meetings five times a year. In addition, the Board frequently holds special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have engaged independent legal counsel to assist them in performing their oversight responsibilities.
The Board has appointed an Independent Trustee to serve in the role of Chairman. The Chairman's role is to preside at all meetings of the Board and to act as a liaison with service providers, officers, attorneys, and other Trustees generally between meetings. The Chairman may also perform such other functions as may be delegated by the Board from time to time. In order to assist the Chairman in maintaining effective communications with the other Trustees and GMO, the Board has appointed a Chair Liaison to work with the Chairman to coordinate Trustee communications and to assure timely responses to Trustee inquiries, board governance and fiduciary matters. The Chair Liaison serves for a one-year term, which may be extended with the approval of the Board. Except for any duties specified herein or pursuant to the Trust's charter document, the designation of Chairman or Chair Liaison does not impose on such Independent Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Board generally.
The Board also has established a Governance Committee and an Audit Committee to assist the Board in the oversight and direction of the business and affairs of the Trust, and from to time may establish informal working groups to review and address the policies and practices of the Trust with respect to certain specified matters. Additionally, the Board has established investment teams to review in detail the performance of the Trust, in light of the Trust's investment objectives and strategies, to meet with portfolio managers, and to report back to the full Board. The Board occasionally engages independent consultants to assist it in evaluating initiatives or proposals. The Board believes that the Board's current leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among committees of Trustees and the full Board in a manner that enhances effective oversight. The leadership structure of the Board may be changed, at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Trust.
The Trust is subject to a number of risks, including investment, compliance, operational, and valuation risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of GMO and other service providers (depending on the nature of the risk), who carry out the Trust's investment management and business affairs. Each of GMO and other service providers have their own, independent interest in risk management, and their policies and methods of carrying out risk management functions will depend, in part, on their individual priorities, resources and controls.
Risk oversight forms part of the Board's general oversight of the Trust and is addressed as part of various Board and Committee activities. The Board recognizes that it is not possible to identify all of the risks that may affect the Trust or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Trust, the Board, directly or through a Committee, interacts with and reviews reports from, among others, GMO, the Chief Compliance Officer of the Trust, the independent registered public accounting firm for the Trust, and internal auditors for GMO, as appropriate, regarding risks faced by the Trust and relevant risk functions. The Board, with the assistance of its investment teams, reviews investment policies and risks in connection with its review of the Trust's performance. The Board has appointed a Chief Compliance Officer who oversees the implementation and testing of the Trust's compliance program and reports to the Board regarding compliance matters for the Trust and its principal service providers. In addition, as part of the Board's periodic review of the Trust's advisory, subadvisory and other service provider agreements, the Board may consider risk management aspects of their operations and the functions for which they are responsible. With respect to valuation, the Board oversees a management valuation team comprised of officers of Funds Management, has approved and periodically reviews valuation policies applicable to valuing the Fund shares and has established a valuation committee of Trustees. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.

Committees.

As noted above, the Board has established a standing Governance Committee, a standing Audit Committee and a standing Valuation Committee to assist the Board in the oversight and direction of the business and affairs of the Trust. Each such Committee operates pursuant to a charter approved by the Board and is chaired by an Independent Trustee. Each Independent Trustee is a member of the Trust's Governance Committee, Audit Committee and Valuation Committee.

(1) Governance Committee. Whenever a vacancy occurs on the Board, the Governance Committee is responsible for recommending to the Board persons to be appointed as Trustees by the Board, and persons to be nominated for election as Trustees in circumstances where a shareholder vote is required by or under the 1940 Act. Generally, the Governance Committee selects the candidates for consideration to fill Trustee vacancies, or considers candidates recommended by the other Trustees or by the Trust's management. Pursuant to the Trust's charter document, only Independent Trustees may nominate and select persons to become Independent Trustees for the Trust, so long as the Trust has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act. The Governance Committee meets only as necessary and has not yet met with respect to the Trust because the Committee was not established until July 19, 2010. Peter Gordon serves as the chairman of the Governance Committee.

The Governance Committee has adopted procedures by which a shareholder may properly submit a nominee recommendation for the Committee's consideration, which are set forth in the Trust's Governance Committee Charter. The shareholder must submit any such recommendation (a "Shareholder Recommendation") in writing to the Trust, to the attention of the Trust's Secretary, at the address of the principal executive offices of the Trust. The Shareholder Recommendation must be delivered to, or mailed and received at, the principal executive offices of the Trust not less than forty-five calendar days nor more than seventy-five calendar days prior to the date of the Governance Committee meeting at which the nominee would be considered. The Shareholder Recommendation must include: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address, and nationality of the person recommended by the shareholder (the "candidate"), (B) the series (and, if applicable, class) and number of all shares of the Trust owned of record or beneficially by the candidate, as reported to such shareholder by the candidate; (C) any other information regarding the candidate called for with respect to director nominees by paragraphs (a), (d), (e), and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted by the SEC (or the corresponding provisions of any regulation or rule subsequently adopted by the SEC or any successor agency applicable to the Trust); (D) any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether the recommending shareholder believes that the candidate is or will be an "interested person" of the Trust (as defined in the 1940 Act) and, if not an "interested person," information regarding the candidate that will be sufficient for the Trust to make such determination; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected; (iii) the recommending shareholder's name as it appears on the Trust's books; (iv) the series (and, if applicable, class) and number of all shares of the Trust owned beneficially and of record by the recommending shareholder; and (v) a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder. In addition, the Governance Committee may require the candidate to interview in person or furnish such other information as it may reasonably require or deem necessary to determine the eligibility of such candidate to serve as a Trustee of the Trust. The Governance Committee has full discretion to reject nominees recommended by shareholders, and there is no assurance that any such person properly recommended and considered by the Committee will be nominated for election to the Board.

The Governance Committee may from time-to-time propose nominations of one or more individuals to serve as members of an "advisory board," as such term is defined in Section 2(a)(1) of the 1940 Act ("Advisory Trustees"). An individual may be eligible to serve as an Advisory Trustee only if that individual meets the requirements to be a "non-interested" Trustee under the 1940 Act and does not otherwise serve the Trust in any other capacity. Any Advisory Trustee shall serve at the pleasure of the Board and may be removed, at any time, with or without cause, by the Board. An Advisory Trustee may be nominated and elected as a Trustee, at which time he or she shall cease to be an Advisory Trustee. Advisory Trustees shall perform solely advisory functions. Unless otherwise specified by the Committee or the Board, Advisory Trustees are invited to attend meetings of the Board and all committees of the Board. Advisory Trustees shall participate in meeting discussions but do not have a vote upon any matter presented to the Board or any committee of the Board, nor do they have any power or authority to act on behalf of or to bind the Board, any committee of the Board or the Trust. Advisory Trustees shall not have any responsibilities or be subject to any liabilities imposed upon Trustees by law or otherwise. Advisory Trustees shall be entitled, to the maximum extent permitted by law, to be indemnified by the Trust and shall be covered by any liability insurance coverage that extends to Trustees and officers of the Trust. Advisory Trustees shall be paid the same meeting fees payable to Trustees and shall have their expenses reimbursed in accordance with existing Board expense reimbursement policies. Advisory Trustees shall not receive any retainer fees.

(2) Audit Committee. The Audit Committee oversees the Trust's accounting and financial reporting policies and practices, reviews the results of the annual audits of the Trust's financial statements, and interacts with the Trust's independent registered public accounting firm on behalf of the full Board. The Audit Committee operates pursuant to a separate charter, and has not yet met with respect to the Trust because the Committee was not established until July 19, 2010. Judith M. Johnson serves as the chairperson of the Audit Committee.

(3) Valuation Committee. The Board has delegated to the Valuation Committee the authority to take any necessary or appropriate action and address any issues regarding the valuation of portfolio securities under the Trust's valuation procedures, including determining the fair value of securities between Board regularly scheduled meetings in instances where that determination has not otherwise been delegated to the valuation team ("Management Valuation Team") of Funds Management. The Board considers for ratification at each quarterly meeting any valuation actions taken by the Valuation Committee or the Management Valuation Team during the previous quarter that require ratification. Any one member of the Valuation Committee may constitute a quorum for a meeting of the committee. The Valuation Committee has not yet met with respect to the Trust because the Committee was not established until July 19, 2010.

Compensation. Each Trustee receives an annual retainer (payable quarterly) of $160,000 from the Fund Complex. Each Trustee and Advisory Board Member receives a combined fee of $7,500 for attendance at in-person Fund Complex Board meetings, and a combined fee of $1,500 for attendance at telephonic Fund Complex Board meetings. In addition, the Chairperson of the Fund Complex Board receives an additional $40,000 annual retainer and the Chairperson of the Audit Committee receives an additional $20,000 annual retainer, for the additional work and time devoted by the Chairpersons. The Trustees do not receive compensation from the Trust.

The Trustees do not receive any retirement benefits or deferred compensation from the Trust or any other member of the Fund Complex. The Trust's Officers are not compensated by the Trust for their services. Listed below is the Trustee compensation paid by the Fund Complex for the twelve months ended December 31, 2009:

Trustee Compensation
Trustee	Total Compensation from the Fund Complex1,2,[3]
Peter G. Gordon	$252,500
Isaiah Harris, Jr.	$165,467
Judith M. Johnson	$227,500
Dr. Leroy Keith, Jr.	$236,250
David F. Larcker	$165,467
Olivia S. Mitchell	$211,000
Timothy J. Penny	$212,500
Michael S. Scofield	$354,050
Donald C. Willeke	$212,500
1	Isaiah Harris, Jr. and David F. Larker became Independent Trustees effective April 17, 2009. From November 1, 2008, to April 17, 2009, Messrs. Harris and Larcker served as Advisory Board Members. The compensation reflected in the table above for Messers. Harris and Larcker includes compensation for their services as Advisory Board members from November 1, 2008, to April 16, 2009, and as Independent Trustees from April 17, 2009, to September 30, 2009.
2	Includes Trustee compensation received by other funds within the entire Fund Complex as of December 31, 2009 (consisting of 133 funds).
3	Total Compensation from the Fund Complex for Mr. Scofield and Dr. Keith is that paid by the Evergreen fund complex, which as of December 31, 2009, consisted of seventy-four investment management companies representing sixty-eight separate series and six closed-end funds.

Beneficial Equity Ownership Information. As of the calendar year ended December 31, 2009, the Trustees and Officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust. As of July 19, 2010, Asset Allocation Fund, located at 525 Market Street, 12th Floor, San Francisco, CA 94105 ownded 100% of the Trust's shares. Any person who owns beneficially 25% or more of the outstanding shares of the Trust may be deemed to control the Trust. Any person controlling the Trust may be able to determine the outcome of issues that are submitted to shareholders for vote and may be able to take action regarding the Trust without the approval of other shareholders.

Ownership of Securities of Certain Entities. As of the calendar year ended December 31, 2009, none of the Independent Trustees and/or their immediate family members own securities of the adviser, any sub-advisers, or the distributor, or any entity directly or indirectly controlling, controlled by, or under common control with the adviser, any sub-advisers, or the distributor.

INVESTMENT ADVISOR

The Trust has entered into an investment advisory agreement with GMO (the "Advisory Agreement"). Under the Advisory Agreement, and subject to the supervision of the Trust's Board of Trustees, the investment advisor manages the investment and reinvestment of the Trust's assets. The investment advisor pays its own expenses in providing services pursuant to the Advisory Agreement, including salaries of its personnel. The investment advisor is not obligated to pay any other expenses of the Trust.

The Trust pays all charges and expenses, other than those specifically referred to as being borne by the investment advisor, including, but not limited to, (1) custodian charges and expenses; (2) bookkeeping and auditors' charges and expenses; (3) transfer agent charges and expenses; (4) fees and expenses of the Trustees; (5) brokerage commissions and brokers' fees and expenses; (6) issue and transfer taxes; (7) applicable costs and expenses under any distribution plan; (8) taxes and trust fees payable to governmental agencies; (9) the cost of share certificates; (10) fees and expenses of the registration and qualification of the Trust and its shares with the SEC or under state or other securities laws; (11) expenses of preparing, printing and mailing private placement memorandum, SAI, notices, reports and proxy materials to shareholders of the Trust; (12) expenses of shareholders' and Trustees' meetings; (13) charges and expenses of legal counsel for the Trust and for the Trustees on matters relating to the Trust; (14) charges and expenses of filing annual and other reports with the SEC and other authorities; and (15) all extraordinary charges and expenses of the Trust.

The Advisory Agreement continues in effect for two years from its effective date and, thereafter, from year to year only if approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the Trust's outstanding shares. In either case, the terms of the Advisory Agreement and continuance thereof must be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated, without penalty, on 60 days' written notice by the Trust's Board of Trustees or by a vote of a majority of outstanding shares. The Advisory Agreement will terminate automatically upon its "assignment" as that term is defined in the 1940 Act.

For a discussion regarding the considerations of the Trust's Board of Trustees for approving or renewing the Trust's advisory arrangements, please see the Trust's Annual Report most recently issued after the approval or renewal of the Trust's advisory agreement for the most recent fiscal period.

PORTFOLIO MANAGER(S)

OTHER FUNDS AND ACCOUNTS MANAGED

Day-to-day management of Asset Allocation Trust is the responsibility of GMO's Asset Allocation Division (the "Division"). The Division's members work collaboratively to manage Asset Allocation Trust's portfolio, and no one person is primarily responsible for day-to-day management of Asset Allocation Trust.

The following table sets forth additional information about Ben Inker, the senior member (the "Senior Member") of the Asset Allocation Division responsible for coordinating the Trust's overall portfolio management. The information provided for Mr. Inker is as of February 28, 2010.

	Number of Accounts	Total Assets
Registered investment companies managed (including other non-GMO mutual fund subadvisory relationships)	12	$15,133,170,804.57
Other pooled investment vehicles managed (world-wide)	7	$4,723,055,401.54
Separate accounts managed (world-wide)	181	$14,503,374,299.38
Registered investment companies managed for which GMO receives a performance-based fee (including non-GMO mutual fund subadvisory relationships)	0	$0
Other pooled investment vehicles managed (worldwide) for which GMO receives a performance-based fee	0	$0
Separate accounts managed (world-wide) for which GMO receives a performance-based fee	103	$8,456,603,677.52

CONFLICTS OF INTEREST

Because the Senior Member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of Asset Allocation Trust and the investment strategy of the other accounts managed by the Senior Member and potential conflicts in the allocation of investment opportunities between Asset Allocation Trust and such other accounts.

COMPENSATION

Senior members of the Division are members (partners) of GMO. Compensation for a senior member consists of a fixed annual base salary, a partnership interest in the firm's profits and possibly an additional, discretionary, bonus related to the senior member's contribution to GMO's success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. The the level of partnership interest is determined by taking into account a senior member's contribution to GMO and GMO's mission statement. A discretionary bonus may also be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each senior member's compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. GMO membership interests are the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.

FUND HOLDINGS

The Senior Member has no beneficial interest in the Trust's shares.

BROKERAGE

The Trust paid no brokerage commissions during the last three fiscal years.

PRINCIPAL UNDERWRITER

The Trust does not have a principal underwriter.

OTHER SERVICE PROVIDERS

ADMINISTRATOR

EIMC, a subsidiary of Wells Fargo and an affiliate of the Trust, also serves as administrator to the Trust, subject to the supervision and control of the Trust's Board of Trustees. Pursuant to a Master Administrative Services Agreement, EIMC provides the Trust with facilities, equipment and personnel. The Trust does not pay an administrative service fee.

TRANSFER AGENT

Evergreen Service Company, LLC ("ESC"), P.O. Box 8400, Boston, Massachusetts 02266-8400, a subsidiary of Wells Fargo and an affiliate of the Trust and EIMC, is the Trust's transfer agent. ESC issues and redeems shares, pays dividends and performs other duties in connection with the maintenance of shareholder accounts. The Trust does not pay a transfer agency fee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, 99 High Street, Boston, Massachusetts 02110, audits the annual financial statements of the Trust.

CUSTODIAN

State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, keeps custody of the Trust's securities and cash and performs other related duties.

PURCHASE AND REDEMPTION OF SHARES

All information regarding the purchase and redemption of Trust shares is contained in the Trust's private placement memorandum.

PRICING OF SHARES

CALCULATION OF NET ASSET VALUE (NAV)

The Trust calculates its NAV once daily on Monday through Friday, as described in the private placement memorandum. The Trust will not compute its NAV on the days the New York Stock Exchange is closed. The Trust reserves the right to adjust the time the Trust calculates its NAV to coincide with an earlier closing of the New York Stock Exchange or due to other unusual circumstances.

The NAV of the Trust is calculated by dividing the value of the Trust's net assets by all of the shares issued and outstanding.

VALUATION OF PORTFOLIO SECURITIES

The Trust generally invests a substantial portion of its assets in the underlying funds. For information regarding the valuation policies of the underlying funds, please refer to the prospectuses or private placement memoranda of the underlying funds. Current values for the Trust's portfolio securities are determined as follows:

  Listed equity securities are usually valued at the last sales price or official closing price on the national securities exchange where the securities are principally traded.

  Securities traded on an established securities exchange or in the over-the-counter market for which there has been no sale and other securities traded in the over-the-counter market are valued at the mean of the bid and asked prices at the time of valuation.

  Portfolio debt securities acquired with more than 60 days to maturity for which market prices are unavailable will be valued by an independent pricing service or other service by using matrix pricing or other methods that typically take into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not readily available from an independent pricing service may be valued by brokers who use prices provided by market makers or estimates of market value obtained from yield data relating to investments or securities with similar characteristics.

  Foreign securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded. If there has been no sale, the securities are valued at the mean between bid and asked prices. Foreign securities may be valued at fair value according to procedures approved by the Board of Trustees if the closing price is not reflective of current market values due to trading or events occurring in the foreign markets between the close of the established exchange and the valuation time of the Trust. In addition, substantial changes in values in the U.S. markets subsequent to the close of a foreign market may also affect the values of securities traded in the foreign market. In such instances, the value of foreign securities may be adjusted.

  Short-term investments maturing in 60 days or less from acquisition date are valued at amortized cost, which approximates market value.

  Securities and other assets for which market quotations are not readily available or are, in the opinion of the investment advisor, unreliable, will be valued at prices deemed in good faith to be fair under procedures established by the Board of Trustees.

  Investments in other mutual funds are valued at such funds' net asset value.

  The Evergreen money market funds, as permitted under Rule 2a-7 of the 1940 Act, generally value their securities at amortized cost.

TAX INFORMATION

The Trust is currently a separate corporation for federal income tax purposes that has elected to be treated and intends to qualify each year as a regulated investment company ("RIC") under Subchapter M of the Code. The Trust might elect in the future to be a disregarded entity for federal and state tax purposes. This would result in the deemed liquidation of the Trust for tax purposes but, in general, no gain or loss should be recognized from this liquidation. If such an election is made, the Asset Allocation Fund (the "Fund"), rather than the Trust, will be treated as owning the shares of the underlying funds directly for tax purposes and therefore the discussion in this tax section will be applicable to the Fund and not to the Trust. See the "Special Consideration for Shareholders of Asset Allocation Fund" section in the Statement of Additional Information of the Fund for further discussion. The balance of this discussion relates to the Trust's current treatment as a RIC.

REQUIREMENTS FOR QUALIFICATION AS A REGULATED INVESTMENT COMPANY

The Trust has elected to be treated as, and intends to qualify annually for and elect the tax treatment applicable to, a RIC. (Such qualification does not involve supervision of management or investment practices or policies by the Internal Revenue Service.) In order to qualify for treatment as a RIC, the Trust must, among other things, (i) derive at least 90% of its gross income from dividends, interest, payments with respect to proceeds from securities loans, gains from the sale or other disposition of stocks, securities or foreign currencies or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such securities or foreign currencies, and net income from certain qualified publicly traded partnerships; (ii) diversify its holdings so that, at the end of each quarter of its taxable year, (a) at least 50% of the market value of the Trust's total assets is represented by cash and cash items, U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer, to an amount not greater than 5% of the Trust's total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers which the Trust controls and which are engaged in the same, similar or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships; and (iii) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, if any, for such year. By so qualifying, the Trust is not subject to federal income tax on its investment company taxable income (computed without regard to the dividends-paid deduction) and any net realized capital gains that it timely distributes to shareholders. A 4% nondeductible excise tax will be imposed on the Trust to the extent it does not meet certain distribution requirements with respect to each calendar year and with respect to each one-year period ending on October 31st. The Trust anticipates meeting such distribution requirements.

If the Trust were to fail to qualify for the special tax treatment accorded to RICs in any taxable year, the Trust would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders or for treatment as qualified dividend income ("QDI") in the case of individual shareholders. In addition, the Trust could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a RIC that is accorded special tax treatment.

TAXES ON DISTRIBUTIONS

Generally, the Fund, a RIC qualifying under Subchapter M of the Code that is currently the sole shareholder of the Trust, will have ordinary income from Trust distributions of dividends from the underlying funds' investment income and short-term gains and capital gain income from the receipt of Capital Gain Dividends (as defined below) from underlying funds. The Trust's investments in underlying funds could affect the amount, timing, and character of distributions by the Trust to the Fund, and, in turn, the amount, timing and character of distributions by the Fund to its shareholders. Because the Trust generally will invest substantially all of its assets in the shares of underlying funds, most of which are treated as RICs, its distributable income and gains will normally consist entirely of distributions from underlying funds, as well as gains and losses on the disposition of shares of underlying funds. As a result of the Trust's underlying fund investments, as well as certain special tax rules applicable thereto, it is possible that the Trust will be required to distribute greater amounts of net income and gains to the Fund, and, in turn, the Fund will be required to distribute greater amounts of net income and gains to its shareholders, than they otherwise would have had the Trust invested directly in the securities held by the underlying funds. Similarly, the character of the Trust's distributions to the Fund, and, in turn, the character of the Fund's distributions to its shareholders, will not necessarily be the same as they would have been had the Trust invested directly in the securities held by the underlying funds. See the Trust's Private Placement Memorandum for more discussion of the special tax rules applicable to the Trust's investments in the underlying funds.

In addition, when the Trust redeems shares in the underlying funds that are RICs, depending on the Trust's percentage ownership in an underlying fund both before and after a redemption of underlying fund shares, the Trust's redemption of shares of such underlying fund may cause the Trust to be treated as receiving a dividend to the extent of the underlying fund's net earnings and profits, on the full amount of the distribution instead of recovering basis and recognizing a capital gain or loss on the shares of the underlying fund. This would be the case where the Trust holds a significant interest in an underlying fund and redeems only a small portion of such interest. It is possible that such a dividend would qualify, in whole or in part, as QDI; otherwise, it would be taxable as ordinary income. Such dividend characterization may accelerate the timing and affect the character and amount of distributions to the Fund, and in turn to the Fund's shareholders.

From time to time, the Trust will distribute the excess of its net long?term capital gain over its net short?term capital loss to shareholders ("Capital Gain Dividends"). For federal tax purposes, the Fund must include such Capital Gain Dividends when calculating its net long?term capital gains. The Fund can designate and distribute such net long-term capital gains as Capital Gain Dividends, taxable to its shareholders at rates applicable to long-term capital gains, which for individuals have been temporarily reduced to no higher than 15% for taxable years beginning before January 1, 2011. It is currently unclear whether Congress will extend this provision for tax years beginning on or after January 1, 2011.

Distributions will be taxable to the Fund whether made in shares or in cash to the extent the Fund does not timely distribute the Trust distributions to its shareholders. If the Fund elects to receive its distributions in the form of additional shares, it will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share of the Trust on the reinvestment date.

Under the Code, for taxable years beginning before January 1, 2011, QDI is taxed to individuals at rates applicable to long-term capital gains (which have been temporarily reduced in the case of individuals to no higher than 15%). It is currently unclear whether Congress will extend this provision for tax years beginning on or after January 1, 2011. If the Trust receives dividends from an underlying fund that qualifies as a RIC, and the underlying fund designates such dividends as QDI, then the Trust will receive QDI and is permitted in turn to designate a portion of its distributions as QDI as well, provided the Trust meets certain holding period and other requirements with respect to its shares of the underlying fund. Likewise, the Fund, the sole shareholder of the Trust, is permitted to itself designate a portion of its distributions of QDI, provided the Fund meets certain holding period and other requirements with respect to its shares in the Trust. Note that dividends received by the Trust from a real estate investment trust (a "REIT") generally will not constitute qualified dividend income.

One or more underlying funds may invest directly or indirectly in residual interests in real estate mortgage investment conduits ("REMICs") (including by investing in residual interests in collateralized mortgage obligations ("CMOs") with respect to which an election to be treated as a REMIC is in effect) or equity interests in taxable mortgage pools ("TMPs"). Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Trust's income that is attributable to an underlying fund's residual interest in a REMIC or an equity interest in a TMP (including income allocated to the underlying fund from a REIT or other pass-through entity) (referred to in the Code as an "excess inclusion") will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a RIC will be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, if the Asset Allocation Fund is allocated excess inclusion income from the Trust, it generally will be required, in turn, to allocate any such income to its shareholders. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income ("UBTI") to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of foreign shareholders, will not qualify for any reduction in U.S. federal withholding tax. Tax-exempt investors should consult their tax advisers regarding the possibility of paying taxes on excess inclusion income.

CAPITAL LOSS CARRYFORWARDS

If the Trust has an ownership change of more than 50% over a three year testing period (including as a result of a merger or reorganization with another fund), its capital loss carryforwards (if any), its unrealized losses (if any), or any such losses of other funds participating in a merger or reorganization with the Trust, may be subject to limitations that could restrict the utilization of such losses. The Trust has engaged in reorganizations in the past and/or may engage in reorganizations in the future.

TAXES ON THE SALE OR EXCHANGE OF TRUST SHARES

Upon a sale or exchange of Trust shares, a shareholder will realize a taxable gain or loss depending on its basis in the shares. A shareholder must treat such gains or losses as a capital gain or loss if the shareholder held the shares as capital assets. Currently, capital gain on assets held for more than 12 months is generally subject to a temporarily reduced federal income tax rate of no higher than 15% for an individual. Generally, the Code will not allow a shareholder to realize a loss on shares it redeems or exchanges and replaces within a 61-day period beginning 30 days before and ending 30 days after it redeemed or exchanged the shares. The Code will treat a shareholder's loss on shares held for six months or less as a long-term capital loss to the extent the shareholder received Capital Gain Dividends on such shares. See the Trust's Private Placement Memorandum for a discussion of special tax rules applicable to Asset Allocation Fund's redemption of Trust shares.

ADDITIONAL INFORMATION

Except as otherwise stated in its private placement memorandum or required by law, the Trust reserves the right to change the terms of the offer stated in its private placement memorandum without shareholder approval, including the right to impose or change fees for services provided.

No dealer, salesman or other person is authorized to give any information or to make any representation not contained in the Trust's private placement memorandum, SAI or in supplemental sales literature issued by the Trust or WFFD, and no person is entitled to rely on any information or representation not contained therein.

The Trust's private placement memorandum and SAI omit certain information contained in the Trust's registration statement, which you may obtain for a fee from the SEC in Washington, D.C.

Appendix A

The Trust's Board of Trustees has approved the following Proxy Voting Policy and Procedures on behalf of the Trust. These policies and procedures are that of the administrator, EIMC. The Trust's Proxy Voting Records indicating how the Trust voted proxies relating to portfolio securities during the twelve-month period ended June 30 of each year may be obtained, without charge, by visiting our Web site at EvergreenInvestments.com or the SEC's website at http://www.sec.gov.

Evergreen Investment Management Company, LLC
 Proxy Voting Policy and Procedures

February 1, 2009

Statement of Principles
 Evergreen Investment Management Company LLC (Evergreen) recognizes it has a fiduciary duty to vote proxies on behalf of clients who have delegated such responsibility to Evergreen, and that in all cases proxies should be voted in a manner reasonably believed to be in the clients' best interest.

Proxy Committee
 Evergreen has established a proxy committee (Committee) which is a sub-committee of Evergreen's Investment Policy Committee. The Committee is responsible for approving Evergreen's proxy voting policies, procedures and guidelines, for overseeing the proxy voting process, and for reviewing proxy voting on a regular basis. The Committee will meet quarterly to review reports of all proxies voted for the prior period and to conduct other business as required.

Share Blocking
 Evergreen does not vote global proxies, with share blocking restrictions, requiring shares to be prohibited from sale.

Conflicts of Interest
 Evergreen recognizes that under certain circumstances it may have a conflict of interest in voting proxies on behalf of its clients. Such circumstances may include, but are not limited to, situations where Evergreen or one or more of its affiliates has a client or customer relationship with the issuer of the security that is the subject of the proxy vote.

In most cases, structural and informational barriers within Evergreen and Wells Fargo Company will prevent Evergreen from becoming aware of the relationship giving rise to the potential conflict of interest. In such circumstances, Evergreen will vote the proxy according to its standard guidelines and procedures described above.

If persons involved in proxy voting on behalf of Evergreen become aware of a potential conflict of interest, the Committee shall consult with Evergreen's Legal Department and consider whether to implement special procedures with respect to the voting of that proxy, including whether an independent third party should be retained to vote the proxy.

Concise Domestic Proxy Voting Guidelines
 The following is a concise summary of the Evergreen Investments Management Company LLC proxy voting policy guidelines for 2009.

1. Auditors
 Ratifying Auditors

Vote FOR proposals to ratify auditors, unless any of the following apply:

  An auditor has a financial interest in or association with the company, and is therefore not independent;

  There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position;

  Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

  Fees for non-audit services are excessive.

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account:

  The tenure of the audit firm;

  The length of rotation specified in the proposal;

  Any significant audit-related issues at the company;

  The number of audit committee meetings held each year;

  The number of financial experts serving on the committee; and

  Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

2. Board of Directors
 Voting on Director Nominees in Uncontested Elections

Vote AGAINST or WITHHOLD from individual directors who:

  Attend less than 75 percent of the board and committee meetings without a valid excuse;

  Sit on more than six public company boards;

  Are CEOs of public companies who sit on the boards of more than two public companies besides their own–withhold only at their outside boards.

Vote AGAINST or WITHHOLD from all nominees of the board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:

  The company's proxy indicates that not all directors attended 75 percent of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, vote against/withhold from all incumbent directors;

  The company's poison pill has a dead-hand or modified dead-hand feature. Vote against/withhold every year until this feature is removed;

  The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;

  The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

  The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

  The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

  At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;

  The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election–any or all appropriate nominees (except new) may be held accountable.

  The board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one- and three-year total shareholder returns in the bottom half of a company's four-digit GICS industry group (Russell 3000 companies only).

Vote AGAINST or WITHHOLD from inside directors and affiliated outside directors when:

  The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

  The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

  The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;

  The full board is less than majority independent.

Vote AGAINST or WITHHOLD from the members of the audit committee if:

  The non-audit fees paid to the auditor are excessive;

  The company receives an adverse opinion on the company's financial statements from its auditor; or

  There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote CASE-by-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern are indentified, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures.

Examine the severity, breadth, chronological sequence and duration, as well as the company's efforts at remediation or corrective actions in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.

Vote AGAINST or WITHHOLD from the members of the compensation committee if:

  There is a negative correlation between the chief executive's pay and company performance;

  The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;

  The company fails to submit one-time transfers of stock options to a shareholder vote;

  The company fails to fulfill the terms of a burn-rate commitment made to shareholders;

  The company has backdated options;

  The company has poor compensation practices (see "Poor Pay Practices" policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.

Vote AGAINST or WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

Independent Chair (Separate Chair/CEO)
 Generally vote FOR shareholder proposals requiring the position of chair be filled by an independent director, unless the company satisfies all of the following criteria:

  Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) At a minimum these should include:

    Presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors,

    Serving as liaison between the chairman and the independent directors,

    Approving information sent to the board,

    Approving meeting agendas for the board,

    Approves meetings schedules to assure that there is sufficient time for discussion of all agenda items,

    Having the authority to call meetings of the independent directors,

    If requested by major shareholders, ensuring that he is available for consultation and direct communication;

  Two-thirds independent board;

  All-independent key committees;

  Established governance guidelines;

  A company in the Russell 3000 universe must not have exhibited sustained poor total shareholder return (TSR) performance, defined as one- and three-year TSR in the bottom half of the company's four-digit GICS industry group within the Russell 3000 only), unless there has been a change in the Chairman/CEO position within that time;

  The company does not have any problematic governance issues. The company does not have any problematic governance or management issues, examples of which include, but are not limited to:

    Egregious compensation practices;

    Multiple related-party transactions or other issues putting director independence at risk;

    Corporate and/or management scandals;

    Excessive problematic corporate governance provisions; or

    Flagrant board or management actions with potential or realized negative impact on shareholders.

Majority Vote Shareholder Proposals
 Generally vote FOR precatory and binding resolutions requesting that the board change the company's bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats. Companies are strongly encouraged to also adopt a post-election policy (also know as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.

Performance/Governance Evaluation for Directors
 Vote WITHHOLD/AGAINST on all director nominees if the board lacks accountability and oversight, coupled with sustained poor performance relative to peers, measured by one- and three-year total shareholder returns in the bottom half of a company's four-digit GICS industry group (Russell 3000 companies only).

Evaluate board accountability and oversight at companies that demonstrate sustained poor performance. Problematic provisions include but are not limited to:

  a classified board structure;

  a supermajority vote requirement;

  majority vote standard for director elections with no carve out for contested elections;

  the inability of shareholders to call special meetings;

  the inability of shareholders to act by written consent;

  a dual-class structure; and/or

  a non-shareholder approved poison pill.

If a company exhibits sustained poor performance coupled with a lack of board accountability and oversight, also take into consideration the company's five-year total shareholder return and five-year operational metrics in the evaluation.

3. Proxy Contests
 Voting for Director Nominees in Contested Elections

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

  Long-term financial performance of the target company relative to its industry;

  Management's track record;

  Background to the proxy contest;

  Qualifications of director nominees (both slates);

  Strategic plan of dissident slate and quality of critique against management;

  Likelihood that the proposed goals and objectives can be achieved (both slates);

  Stock ownership positions.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:

  The election of fewer than 50 percent of the directors to be elected is contested in the election;

  One or more of the dissident's candidates is elected;

  Shareholders are not permitted to cumulate their votes for directors; and

  The election occurred, and the expenses were incurred, after the adoption of this bylaw.

4. Antitakeover Defenses and Voting Related Issues
 Advance Notice Requirements for Shareholder Proposals/Nominations

Vote CASE-BY-CASE on advance notice proposals, giving support to proposals that allow shareholders to submit proposals/nominations reasonably close to the meeting date and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory and shareholder review.

To be reasonable, the company's deadline for shareholder notice of a proposal/ nominations must not be more than 60 days prior to the meeting, with a submittal window of at least 30 days prior to the deadline.

In general, support additional efforts by companies to ensure full disclosure in regard to a proponent's economic and voting position in the company so long as the informational requirements are reasonable and aimed at providing shareholders with the necessary information to review such proposal.

Poison Pills
 Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

  Shareholders have approved the adoption of the plan; or

  The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay in adoption that would result from seeking stockholder approval (i.e. the "fiduciary out" provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within twelve months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within twelve months would be considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

  No lower than a 20 percent trigger, flip-in or flip-over;

  A term of no more than three years;

  No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;

  Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, ten percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company's existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

For management proposals to adopt a poison pill for the stated purpose of preserving a company's net operating losses ("NOL pills"), the following factors should be considered:

  the trigger (NOL pills generally have a trigger slightly below 5%);

  the value of the NOLs;

  the term;

  shareholder protection mechanisms (sunset provision, causing expiration of the pill upon exhaustion or expiration of NOLs); and

  other factors that may be applicable.

In addition, vote WITHHOLD/AGAINST the entire board of directors, (except new nominees, who should be considered on a CASE-by-CASE basis) if the board adopts or renews a poison pill without shareholder approval, does not commit to putting it to a shareholder vote within 12 months of adoption (or in the case of a newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold recommendation for this issue.

5. Mergers and Corporate Restructurings
 For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

  Valuation – Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

  Market reaction – How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

  Strategic rationale – Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

  Negotiations and process – Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

  Conflicts of interest – Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger.

  Governance – Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

6. State of Incorporation
 Reincorporation Proposals

Evaluate management or shareholder proposals to change a company's state of incorporation on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns including the following:

  Reasons for reincorporation;

  Comparison of company's governance practices and provisions prior to and following the reincorporation; and

  Comparison of corporation laws of original state and destination state

Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

7. Capital Structure
 Common Stock Authorization

Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors which include, at a minimum, the following:

  Specific reasons/ rationale for the proposed increase;

  The dilutive impact of the request as determined through an allowable cap generated by a quantitative model;

  The board's governance structure and practices; and

  Risks to shareholders of not approving the request.

Vote FOR proposals to approve increases beyond the allowable cap when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

Preferred Stock

Vote CASE-BY-CASE on proposals to increase the number of shares of preferred stock authorized for issuance. Take into account company-specific factors which include, at a minimum, the following:

  Specific reasons/ rationale for the proposed increase;

  The dilutive impact of the request as determined through an allowable cap generated by a quantitative model;

  The board's governance structure and practices; and

  Risks to shareholders of not approving the request.

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock).

Vote FOR proposals to create "declawed" blank check preferred stock (stock that cannot be used as a takeover defense).

Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

8. Executive and Director Compensation
 Equity Compensation Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

  The total cost of the company's equity plans is unreasonable;

  The plan expressly permits the repricing of stock options/stock appreciation rights (SARs) without prior shareholder approval;

  The CEO is a participant in the proposed equity-based compensation plan and there is a disconnect between CEO pay and the company's performance where over 50 percent of the year-over-year increase is attributed to equity awards;

  The company's three year burn rate exceeds the greater of 2% and the mean plus one standard deviation of its industry group;

  The plan provides for the acceleration of vesting of equity awards even though an actual change in control may not occur (e.g., upon shareholder approval of a transaction or the announcement of a tender offer); or

  The plan is a vehicle for poor pay practices.

Poor Pay Practices

Vote AGAINST or WITHHOLD from compensation committee members, CEO, and potentially the entire board, if the company has poor compensation practices. Vote AGAINST equity plans if the plan is a vehicle for poor compensation practices.

The following practices, while not exhaustive, are examples of poor compensation practices that may warrant withhold vote recommendations:

  Egregious employment contracts - Contracts containing multi-year guarantees for salary increases, bonuses and equity compensation;

  Excessive perks/tax reimbursements:

    Overly generous perquisites, which may include, but are not limited to the following: personal use of corporate aircraft, personal security system maintenance and/or installation, car allowances;

    Reimbursement of income taxes on executive perquisites or other payments;

    Perquisites for former executives, such as car allowances, personal use of corporate aircraft or other inappropriate arrangements;

Abnormally large bonus payouts without justifiable performance linkage or proper disclosure - Performance metrics that are changed, canceled or replaced during the performance period without adequate explanation of the action and the link to performance;

  Egregious pension/SERP (supplemental executive retirement plan) payouts:

    Inclusion of additional years of service not worked that result in significant payouts;

    Inclusion of performance-based equity awards in the pension calculation;

  New CEO with overly generous new hire package:

    Excessive "make whole" provisions;

    Any of the poor pay practices listed in this policy;

  Excessive severance and/or change in control provisions:

    Inclusion of excessive change in control or severance payments, especially those with a multiple in excess of 3X cash pay;

    Payments upon an executive's termination in connection with performance failure;

    Change in control payouts without loss of job or substantial diminution of job duties (single-triggered);

    New or materially amended employment or severance agreements that provide for modified single triggers, under which an executive may voluntarily leave for any reason and still receive the change-in-control severance package;

    Liberal change in control definition in individual contracts or equity plans which could result in payments to executives without an actual change in control occurring;

    New or materially amended employment or severance agreements that provide for an excise tax gross-up. Modified gross-ups would be treated in the same manner as full gross-ups;

    Perquisites for former executives such as car allowances, personal use of corporate aircraft or other inappropriate arrangements;

  Dividends or dividend equivalents paid on unvested performance shares or units;

  Poor disclosure practices:

    Unclear explanation of how the CEO is involved in the pay setting process;

    Retrospective performance targets and methodology not discussed;

    Methodology for benchmarking practices and/or peer group not disclosed and explained;

  Internal Pay Disparity:

    Excessive differential between CEO total pay and that of next highest paid named executive officer (NEO);

  Options backdating;

  Other excessive compensation payouts or poor pay practices at the company.

Other Compensation Proposals and Policies
 Advisory Vote on Executive Compensation (Say-on-Pay) Management Proposals

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the plan if:Vote CASE-BY-CASE on management proposals for an advisory vote on executive compensation. Vote AGAINST these resolutions in cases where boards have failed to demonstrate good stewardship of investors' interests regarding executive compensation practices.

For U.S. companies, consider the following factors in the context of each company's specific circumstances and the board's disclosed rationale for its practices:

  Relative Considerations:

    Assessment of performance metrics relative to business strategy, as discussed and explained in the CDA;

    Evaluation of peer groups used to set target pay or award opportunities;

    Alignment of company performance and executive pay trends over time (e.g., performance down: pay down);

    Assessment of disparity between total pay of the CEO and other Named Executive Officers (NEOs).

  Design Considerations:

    Balance of fixed versus performance-driven pay;

    Assessment of excessive practices with respect to perks, severance packages, supplemental executive pension plans, and burn rates.

  Communication Considerations:

    Evaluation of information and board rationale provided in CDA about how compensation is determined (e.g., why certain elements and pay targets are used, and specific incentive plan goals, especially retrospective goals);

    Assessment of board's responsiveness to investor input and engagement on compensation issues (e.g., in responding to majority-supported shareholder proposals on executive pay topics).

Employee Stock Purchase Plans — Non-Qualified Plans

Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR plans with:

  Broad-based participation (i.e., all employees with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);

  Limits on employee contribution (a fixed dollar amount or a percentage of base salary);

  Company matching contribution up to 25 percent of employee's contribution, which is effectively a discount of 20 percent from market value;

  No discount on the stock price on the date of purchase since there is a company matching contribution.

Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee's contribution, evaluate the cost of the plan against its allowable cap.

Option Exchange Programs/Repricing Options

Vote CASE-by-CASE on management proposals seeking approval to exchange/reprice options, considering:

  Historic trading patterns--the stock price should not be so volatile that the options are likely to be back "in-the-money" over the near term;

  Rationale for the re-pricing--was the stock price decline beyond management's control?

  Is this a value-for-value exchange?

  Are surrendered stock options added back to the plan reserve?

  Option vesting--does the new option vest immediately or is there a black-out period?

  Term of the option—the term should remain the same as that of the replaced option;

  Exercise price—should be set at fair market or a premium to market;

  Participants—executive officers and directors should be excluded.

If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company's three-year average burn rate. In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company's stock price demonstrates poor timing. Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal. At a minimum, the decline should not have happened within the past year. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Shareholder Proposals on Compensation
 Advisory Vote on Executive Compensation (Say-on-Pay)
 Generally, vote FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the named executive officers and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table.

Golden Coffins/Executive Death Benefits
 Generally vote FOR proposals calling on companies to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that could oblige the company to make payments or awards following the death of a senior executive in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, perquisites and other payments or awards made in lieu of compensation. This would not apply to any benefit programs or equity plan proposals for which the broad-based employee population is eligible.

Share Buyback Holding Periods
 Generally vote AGAINST shareholder proposals prohibiting executives from selling shares of company stock during periods in which the company has announced that it may or will be repurchasing shares of its stock. Vote FOR the proposal when there is a pattern of abuse by executives exercising options or selling shares during periods of share buybacks.

Stock Ownership or Holding Period Guidelines
 Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While RMG favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

Vote on a CASE-BY-CASE on shareholder proposals asking companies to adopt policies requiring Named Executive Officers to retain 75% of the shares acquired through compensation plans while employed and/or for two years following the termination of their employment, and to report to shareholders regarding this policy. The following factors will be taken into account:

  Whether the company has any holding period, retention ratio, or officer ownership requirements in place. These should consist of:

    Rigorous stock ownership guidelines, or

    A holding period requirement coupled with a significant long-term ownership requirement, or

    A meaningful retention ratio,

  Actual officer stock ownership and the degree to which it meets or exceeds the proponent's suggested holding period/retention ratio or the company's own stock ownership or retention requirements.

  Problematic pay practices, current and past, which may promote a short-term versus a long-term focus.

Tax Gross-Up Proposals
 Generally vote FOR proposals asking companies to adopt a policy of not providing tax gross-up payments to executives, except where gross-ups are provided pursuant to a plan, policy, or arrangement applicable to management employees of the company, such as a relocation or expatriate tax equalization policy.

9. Corporate Social Responsibility (CSR) Issues
 Overall Approach

When evaluating social and environmental shareholder proposals, the following factors are considered:

  Whether adoption of the proposal is likely to enhance or protect shareholder value;

  Whether the information requested concerns business issues that relate to a meaningful percentage of the company's business as measured by sales, assets, and earnings;

  The degree to which the company's stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

  Whether the issues presented are more appropriately/effectively dealt with through governmental or company-specific action;

  Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

  Whether the company's analysis and voting recommendation to shareholders are persuasive;

  What other companies have done in response to the issue addressed in the proposal;

  Whether the proposal itself is well framed and the cost of preparing the report is reasonable;

  Whether implementation of the proposal's request would achieve the proposal's objectives;

  Whether the subject of the proposal is best left to the discretion of the board;

  Whether the requested information is available to shareholders either from the company or from a publicly available source; and

  Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Genetically Modified Ingredients
 Generally vote AGAINST proposals asking suppliers, genetic research companies, restaurants and food retail companies to voluntarily label genetically engineered (GE) ingredients in their products and/or eliminate GE ingredients. The cost of labeling and/or phasing out the use of GE ingredients may not be commensurate with the benefits to shareholders and is an issue better left to regulators.

Vote CASE-BY-CASE on proposals asking for a report on the feasibility of labeling products containing GE ingredients taking into account:

  The company's business and the proportion of it affected by the resolution;

  The quality of the company's disclosure on GE product labeling, related voluntary initiatives, and how this disclosure compares with industry peer disclosure; and

  Company's current disclosure on the feasibility of GE product labeling, including information on the related costs.

Generally vote AGAINST proposals seeking a report on the social, health, and environmental effects of genetically modified organisms (GMOs). Studies of this sort are better undertaken by regulators and the scientific community.

Generally vote AGAINST proposals to completely phase out GE ingredients from the company's products or proposals asking for reports outlining the steps necessary to eliminate GE ingredients from the company's products. Such resolutions presuppose that there are proven health risks to GE ingredients (an issue better left to regulators) that may outweigh the economic benefits derived from biotechnology.

Pharmaceutical Pricing, Access to Medicines, and Product Reimportation
 Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.

Vote CASE-BY-CASE on proposals requesting that the company report on their product pricing policies or their access to medicine policies, considering:

  The nature of the company's business and the potential for reputational and market risk exposure;

  The existing disclosure of relevant policies;

  Deviation from established industry norms;

  The company's existing, relevant initiatives to provide research and/or products to disadvantaged consumers;

  Whether the proposal focuses on specific products or geographic regions; and

  The potential cost and scope of the requested report.

Generally vote FOR proposals requesting that companies report on the financial and legal impact of their prescription drug reimportation policies unless such information is already publicly disclosed.

Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug reimportation. Such matters are more appropriately the province of legislative activity and may place the company at a competitive disadvantage relative to its peers.

Gender Identity, Sexual Orientation, and Domestic Partner Benefits
 Generally vote FOR proposals seeking to amend a company's EEO statement or diversity policies to prohibit discrimination based on sexual orientation and/or gender identity, unless the change would result in excessive costs for the company.

Generally vote AGAINST proposals to extend company benefits to, or eliminate benefits from domestic partners. Decisions regarding benefits should be left to the discretion of the company.

Climate Change
 Generally vote FOR resolutions requesting that a company disclose information on the impact of climate change on the company's operations and investments considering whether:

  The company already provides current, publicly-available information on the impacts that climate change may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;

  The company's level of disclosure is at least comparable to that of industry peers; and

  There are no significant, controversies, fines, penalties, or litigation associated with the company's environmental performance.

Lobbying Expenditures/Initiatives
 Vote CASE-BY-CASE on proposals requesting information on a company's lobbying initiatives, considering:

  Significant controversies, fines, or litigation surrounding a company's public policy activities,

  The company's current level of disclosure on lobbying strategy, and

  The impact that the policy issue may have on the company's business operations.

Political Contributions and Trade Association Spending
 Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

  There are no recent, significant controversies, fines or litigation regarding the company's political contributions or trade association spending; and

  The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.

Vote AGAINST proposals to publish in newspapers and public media the company's political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.

Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions and trade association spending, considering:

  Recent significant controversy or litigation related to the company's political contributions or governmental affairs; and

  The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures of corporate assets.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

Labor and Human Rights Standards
 Generally vote FOR proposals requesting a report on company or company supplier labor and/or human rights standards and policies unless such information is already publicly disclosed.

Vote CASE-BY-CASE on proposals to implement company or company supplier labor and/or human rights standards and policies, considering:

  The degree to which existing relevant policies and practices are disclosed;

  Whether or not existing relevant policies are consistent with internationally recognized standards;

  Whether company facilities and those of its suppliers are monitored and how;

  Company participation in fair labor organizations or other internationally recognized human rights initiatives;

  Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

  Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

  The scope of the request; and

  Deviation from industry sector peer company standards and practices.

Sustainability Reporting
 Generally vote FOR proposals requesting the company to report on its policies, initiatives, and oversight mechanisms related to social, economic, and environmental sustainability, unless:

  The company already discloses similar information through existing reports or policies such as an Environment, Health, and Safety (EHS) report; a comprehensive Code of Corporate Conduct; and/or a Diversity Report; or

  The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.

Concise Global Proxy Voting Guidelines

Following is a concise summary of general policies for voting global proxies. In addition, country- and market-specific policies, which are not captured below.

Financial Results/Director and Auditor Reports
 Vote FOR approval of financial statements and director and auditor reports, unless:

  there are concerns about the accounts presented or audit procedures used; or

  the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Compensation
 Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

  there are serious concerns about the accounts presented or the audit procedures used;

  the auditors are being changed without explanation; or

  nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Appointment of Internal Statutory Auditors
 Vote FOR the appointment or reelection of statutory auditors, unless:

  there are serious concerns about the statutory reports presented or the audit procedures used;

  questions exist concerning any of the statutory auditors being appointed; or

  the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Allocation of Income
 Vote FOR approval of the allocation of income, unless:

  the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

  the payout is excessive given the company's financial position.

Stock (Scrip) Dividend Alternative
 Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association
 Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term
 Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

Lower Disclosure Threshold for Stock Ownership
 Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements
 Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Transact Other Business
 Vote AGAINST other business when it appears as a voting item.

Director Elections
 Vote FOR management nominees in the election of directors, unless:

  Adequate disclosure has not been met in a timely fashion;

  There are clear concerns over questionable finances or restatements;

  There have been questionable transactions with conflicts of interest;

  There are any records of abuses against minority shareholder interests; and

  The board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).

Vote on a CASE-BY-CASE basis for contested elections of directors, e.g. the election of shareholder nominees or the dismissal of incumbent directors, determining which directors are best suited to add value for shareholders.

Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees. Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

Director Compensation
 Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

Discharge of Directors
 Generally vote FOR the discharge of directors, including members of the management board and/or supervisory board, unless there is reliable information about significant and compelling controversies that the board is not fulfilling its fiduciary duties warranted by:

  A lack of oversight or actions by board members which invoke shareholder distrust related to malfeasance or poor supervision, such as operating in private or company interest rather than in shareholder interest; or

  Any legal issues (e.g. civil/criminal) aiming to hold the board responsible for breach of trust in the past or related to currently alleged actions yet to be confirmed (and not only the fiscal year in question), such as price fixing, insider trading, bribery, fraud, and other illegal actions; or

  Other egregious governance issues where shareholders will bring legal action against the company or its directors.

For markets which do not routinely request discharge resolutions (e.g. common law countries or markets where discharge is not mandatory), analysts may voice concern in other appropriate agenda items, such as approval of the annual accounts or other relevant resolutions, to enable shareholders to express discontent with the board.

Board Structure
 Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

Share Issuance Requests
 General Issuances
 Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances
 Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital
 Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

  the specific purpose of the increase (such as a share-based acquisition or merger) does not meet established guidelines for the purpose being proposed; or

  the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital
 Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Capital Structures
 Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

Preferred Stock
 Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets established guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests
 Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets established guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Pledging of Assets for Debt
 Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Increase in Borrowing Powers
 Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans
 Generally vote FOR share repurchase programs/market repurchase authorities, provided that the proposal meets the following parameters:

  Maximum volume: 10 percent for market repurchase within any single authority and 10 percent of outstanding shares to be kept in treasury ("on the shelf");

  Duration does not exceed 18 months.

For markets that either generally do not specify the maximum duration of the authority or seek a duration beyond 18 months that is allowable under market specific legislation, we will assess the company's historic practice. If there is evidence that a company has sought shareholder approval for the authority to repurchase shares on an annual basis, we will support the proposed authority.

In addition, vote AGAINST any proposal where:

  The repurchase can be used for takeover defenses;

  There is clear evidence of abuse;

  There is no safeguard against selective buybacks;

  Pricing provisions and safeguards are deemed to be unreasonable in light of market practice.

We may support share repurchase plans in excess of 10 percent volume under exceptional circumstances, such as one-off company specific events (e.g. capital re-structuring). Such proposals will be assessed case-by-case based on merits, which should be clearly disclosed in the annual report, provided that following conditions are met:

  The overall balance of the proposed plan seems to be clearly in shareholders' interests;

  The plan still respects the 10 percent maximum of shares to be kept in treasury.

Reissuance of Shares Repurchased
 Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase In Par Value
 Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

Reorganizations/Restructurings
 Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions
 Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:

For every MA analysis, we review publicly available information as of the date of the report and evaluates the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

  Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, we place emphasis on the offer premium, market reaction, and strategic rationale.

  Market reaction - How has the market responded to the proposed deal? A negative market reaction will cause more scrutiny.

  Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

  Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? We will consider whether any special interests may have influenced these directors and officers to support or recommend the merger.

  Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

Mandatory Takeover Bid Waivers
 Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

Reincorporation Proposals
 Vote reincorporation proposals on a CASE-BY-CASE basis.

Expansion of Business Activities
 Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

Related-Party Transactions
 Vote related-party transactions on a CASE-BY-CASE basis.

Compensation Plans
 Vote compensation plans on a CASE-BY-CASE basis.

Antitakeover Mechanisms
 Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

Shareholder Proposals
 Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

ASSET ALLOCATION TRUST

PART C

OTHER INFORMATION

Item 23.            Exhibits

Unless otherwise indicated, each of the Exhibits listed below is filed herewith.

Exhibit Number	Exhibit Description	Location

(a)(1)	Declaration of Trust	Incorporated by reference to Registrant's Amendment No. 1 Filed on Form N-1A on November 14, 2005

(a)(2)	Amendment to Declaration of Trust	Incorporated by reference to Registrant's Amendment No. 13 Filed on Form N-1A on April 29, 2009

(b)	By-laws	Incorporated by reference to Registrant's Amendment No. 1 Filed on Form N-1A on November 14, 2005

(c)

Provisions of instruments defining the rights of holders of the securities being registered are contained in the Declaration of Trust Articles II, III.(6)(c), IV.(8), V, VI, VI.(3), VII, and VIII and By-laws Articles II, III and VIII.

Included as part of Exhibit (a) and (b) above

(d)	Investment Advisory and Management Agreement between the Registrant and Grantham, Mayo, Van Otterloo & Co. LLC	Incorporated by reference to Registrant's Amendment No. 1 Filed on Form N-1A on September 15, 2005

(e)	Not applicable

(f)	Not applicable

(g)(1)	Custodian Agreement between the Registrant and State Street Bank and Trust Company	Incorporated by reference to Registrant's Amendment No. 1 Filed on Form N-1A on September 15, 2005

(g)(2)	Amendment dated January 19, 2006 to Custodian Agreement between the Registrant and State Street Bank and Trust Company	Incorporated by reference to Registrant's Amendment No. 8 Filed on Form N-1A on June 30, 2007

(h)(1)	Master Administrative Services Agreement between the Registrant and Evergreen Investment Services, Inc.	Incorporated by reference to Registrant's Amendment No. 10 Filed on Form N-1A on April 25, 2008

(h)(2)	Transfer and Assumption of Master Administrative Services Agreement	Incorporated by reference to Registrant's Amendment No. 10 Filed on Form N-1A on April 25, 2008

(h)(3)	Master Transfer and Recordkeeping Agreement between the Registrant and Evergreen Service Company, LLC	Incorporated by reference to Registrant's Amendment No. 10 Filed on Form N-1A on April 25, 2008

(h)(4)	Letter Amendment to Transfer Agent Agreement	Incorporated by reference to Registrant's Amendment No. 1 Filed on Form N-1A on September 15, 2005

(i)	Not applicable

(j)	Consent of KPMG LLP	Incorporated by reference to Registrant's Amendment No. 16 Filed on Form N-1A on April 29, 2010

(k)	Not applicable

(l)	Not applicable

(m)	Not applicable

(n)	Not applicable

(o)	Not applicable

(p)(1)	Code of Ethics (Evergreen Funds)	Incorporated by reference to Registrant's Amendment No. 10 Filed on Form N-1A on April 25, 2008

(p)(2)	Code of Ethics of the Trust. Code of Ethics-Grantham, Mayo, Van Otterloo & Co. LLC	Incorporated by reference to Registrant's Amendment No. 13 Filed on Form N-1A on April 29, 2009

Item 24.           Persons Controlled by or Under Common Control with Registrant.

The Trust is wholly owned by the Wells Fargo Advantage Asset Allocation Fund, a series of Wells Fargo Funds Trust, a Delaware statutory trust.

Item 25.           Indemnification.

Registrant has obtained from a major insurance carrier a trustees and officers liability policy covering certain types of errors and omissions. Provisions for the indemnification of the Registrant's Trustees and officers are also contained in the Registrant's Declaration of Trust.

Provisions for the indemnification of the Registrant's Investment Advisor is contained in the respective Investment Advisory and Management Agreement.

Provisions for the indemnification of Evergreen Service Company, LLC, the Registrant’s transfer agent, are contained in the Master Transfer and Recordkeeping Agreement between Evergreen Service Company, LLC and the Registrant.

Provisions for the indemnification of State Street Bank and Trust Co., the Registrant’s custodian, are contained in the Custodian Agreement between State Street Bank and Trust Co. and the Registrant.

Item 26.           Business and Other Connections of Investment Advisor.

The information required by this item with respect to Grantham, Mayo, Van Otterloo & Co. LLC, is incorporated by reference to the Form ADV (File No. 801-15028) of Grantham, Mayo, Van Otterloo & Co. LLC.

Item 27.           Principal Underwriter.

Not applicable.

Item 28.           Location of Accounts and Records.

All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Evergreen Service Company, LLC is located at 200 Berkeley Street, Boston, Massachusetts 02116-5034

Wachovia Bank, N.A., One Wachovia Center, 301 S. College Street, Charlotte, North Carolina 28288

State Street Bank and Trust Company, 2 Heritage Drive, North Quincy, Massachusetts 02171

Iron Mountain, 3431 Sharp Slot Road, Swansea, Massachusetts 02777

Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts, 02110

Item 29.           Management Services.

Not Applicable

Item 30.           Undertakings.

Not Applicable

NOTICE

A copy of the Certificate of Trust of Asset Allocation Trust (the "Trust"), together with all amendments thereto, is on file with the Secretary of State of The State of Delaware and notice is hereby given that this instrument is executed on behalf of the Trust by trustees and officers of the Trust as officers and trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the officers or trustees of the Trust or shareholders individually or of any series of the Trust individually but are binding only upon the assets and property of the Trust or the relevant series.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco, and State of California, on the 26th day of July 2010.

ASSET ALLOCATION TRUST

By: /s/ C. David Messman
 Name: C. David Messman
Title: Secretary